Exhibit 10.1

Execution Version

$450,000,000

SIXTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

among

ROYAL GOLD, INC.,

as the Borrower,

HIGH DESERT MINERAL RESOURCES, INC.,

as a Guarantor,

RG EXCHANGECO INC.,

as a Guarantor,

RG MEXICO, INC.,

as a Guarantor,

THE OTHER GUARANTORS

FROM TIME TO TIME PARTY HERETO,

as Guarantors,

AND SUCH BANKS AND FINANCIAL INSTITUTIONS

AS MAY BECOME A PARTY HERETO FROM TIME TO TIME,

as Lenders,

and

HSBC BANK USA, NATIONAL ASSOCIATION,

as a Lender and Administrative Agent,

with

HSBC SECURITIES (USA) INC.,

as Sole Lead Arranger and Joint Bookrunner,

and

SCOTIABANK,

as Syndication Agent and Joint Bookrunner

Dated as of January 29, 2014

i

(continued)

(continued)

(continued)

SCHEDULES

Schedule 1.1(a)	Collateral Royalties
Schedule 1.1(b)	Lenders’ Administrative Details Schedule
Schedule 1.1(c)	Existing Collateral Security Documents
Schedule 1.1(d)	Royalty Interests (Non-Collateral Royalties)
Schedule 1.1(e)	Title Opinions
Schedule 3.4(b)	Project Governmental Approvals
Schedule 3.4(c)	Compliance Exceptions
Schedule 3.5	Litigation
Schedule 3.9	Subsidiaries
Schedule 3.12	Royalty Agreement Exceptions
Schedule 3.19	Material Contract Exceptions
Schedule 6.10	Insurance
Schedule 7.1	Existing Indebtedness
Schedule 7.2	Existing Liens
Schedule 7.5	Permitted Dispositions
Schedule 7.7	Debt Investments
Schedule 7.10	Modification of Material Agreements

EXHIBITS

Exhibit A	Form of Assignment Agreement
Exhibit B	Form of Joinder Agreement
Exhibit C	Form of Promissory Note
Exhibit D	Form of Notice of Borrowing
Exhibit E	Form of Notice of Extension
Exhibit F	Form of Pledge Agreement
Exhibit G	Form of Secretary’s Certificate
Exhibit H	Form of Security Agreement
Exhibit I	Form of Officer’s Certificate
Exhibit J	Form of Quarterly Compliance Certificate
Exhibit K	Form of Ratification and Confirmation
Exhibit L	Form of Incremental Increase Joinder
Exhibit M-1	Form of U.S. Tax Compliance Certificate (Foreign Lenders; not partnerships)
Exhibit M-2	Form of U.S. Tax Compliance Certificate (Foreign Participants; not partnerships)
Exhibit M-3	Form of U.S. Tax Compliance Certificate (Foreign Participants; partnerships)
Exhibit M-4	Form of U.S. Tax Compliance Certificate (Foreign Lenders; partnerships)

v

SIXTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

This SIXTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT dated as of January 29, 2014 (the “Closing Date”), is by and among ROYAL GOLD, INC., a corporation organized and existing under the laws of the State of Delaware, as the borrower (“Royal Gold” or the “Borrower”), HIGH DESERT MINERAL RESOURCES, INC., a corporation organized and existing under the laws of the State of Delaware, as a guarantor (“High Desert”), RG EXCHANGECO INC., an amalgamated corporation validly existing under the Canada Business Corporations Act, as a guarantor (“RG Exchangeco”), RG MEXICO, INC., a corporation organized and existing under the laws of the State of Delaware, as a guarantor (“RG Mexico”), those additional guarantors identified as a “Guarantor” on the signature pages hereto and such additional guarantors from time to time party hereto, as guarantors (collectively, the “Additional Guarantors”) (with each of High Desert, RG Exchangeco, RG Mexico and the Additional Guarantors being individually referred to herein as a “Guarantor” and collectively referred to herein as the “Guarantors”), those banks and financial institutions identified as a “Lender” on the signature pages hereto and such other banks or financial institutions as may from time to time become parties to this Agreement as a lender (individually, each a “Lender” and collectively, the “Lenders”), and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States (in its individual capacity, “HSBC Bank”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.

Recitals

A.            The Borrower, the Guarantors, the Lenders, the Administrative Agent, and the other parties thereto entered into that certain Fifth Amended and Restated Credit Agreement dated as of May 30, 2012 (as amended, modified, continued or restated prior to the date hereof, the “Existing Agreement”), whereby the Lenders made available to the Borrower a revolving credit facility in the amount of Three Hundred Fifty Million Dollars ($350,000,000) (the “Existing Committed Amount”).

B.            The Borrower, the Guarantors, the Lenders and the Administrative Agent now desire to (i) extend the maturity date of the Existing Agreement, (ii) increase the Existing Committed Amount under the Existing Agreement to a maximum aggregate amount of Four Hundred Fifty Million Dollars ($450,000,000), (iii) make available certain Incremental Loans in an aggregate principal amount not to exceed One Hundred Fifty Million Dollars ($150,000,000), and (iv) otherwise amend, restate, modify and continue the Existing Agreement as provided in this Agreement and to continue any Loans under (and as defined in) the Existing Agreement as Loans under (and as defined in) this Agreement.

C.            This Agreement, the Loans made pursuant hereto and the Obligations described herein are secured by Liens on the Collateral in favor of the Administrative Agent, which Liens, and the associated Security Documents, shall be ratified, continued and affirmed.   Each of the Guarantors shall unconditionally and irrevocably guaranty the payment and performance of all obligations, including, without limitation, the Obligations, hereunder and under the other Credit Documents.

D.            Effective as of the Closing Date, the Existing Agreement is amended, continued and restated in its entirety as set forth in this Agreement.

Agreement

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1      Defined Terms.

As used in this Agreement, terms defined in the Preamble have the meanings therein indicated, and the following terms have the following meanings:

“Acquired EBITDA” shall mean, with respect to any Acquired Entity or Asset for any period, the amount of consolidated EBITDA of such Acquired Entity or Asset for such period, all as determined on a consolidated basis for such Acquired Entity or Asset in accordance with GAAP.

“Acquired Entity or Asset” shall mean any Person, property, asset, Royalty, Metal Streaming Transaction or business acquired by the Borrower or any Subsidiary thereof during any relevant period to the extent not subsequently sold, transferred, abandoned or otherwise disposed by the Borrower or a Subsidiary thereof.

“Additional Guarantors” shall have the meaning set forth in the Preamble.

“Additional Lenders” shall mean such banks and financial institutions that from time to time become party to this Agreement as lenders after the Closing Date, including each Purchasing Lender that joins the Agreement in accordance with Section 10.07 and each Additional Incremental Lender that joins the Agreement in accordance with Section 2.15.

“Additional Incremental Lender” shall mean, at any time, any bank or other financial institution that agrees to provide any portion of any Incremental Loan or Commitment Increase in accordance with Section 2.15.

“Administrative Agent” shall have the meaning set forth in the Preamble and includes any successors in such capacity.

“Affected Lender” shall have the meaning set forth in Section 10.2.

“Affiliate” shall mean as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  For purposes of this definition, a Person shall be deemed to be “controlled by” a Person if such Person possesses, directly or indirectly, power either (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.  Notwithstanding the foregoing, none of the Administrative Agent or any syndication agent, bookrunner, lead arranger or Lender shall be deemed an Affiliate of the Borrower solely by reason of the relationship created by the Credit Documents.

“Aggregate Excess Funding Amount” has the meaning set out in Section 2.17(d).

“Agreement” or “Credit Agreement” shall mean this Sixth Amended and Restated Revolving Credit Agreement, as amended, restated, amended and restated, modified, revised, increased, supplemented, extended, continued or replaced from time to time in accordance with its terms together with all Schedules and Exhibits hereto.

“AML Legislation” has the meaning set out in Section 10.19(a).

“Anti-Money Laundering Laws” means the US Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and the regulations and rules promulgated thereunder, as amended from time to time (the “USA PATRIOT Act”); the US Money Laundering Control Act of 1986 and the regulations and rules promulgated thereunder, as amended from time to time; the US Bank Secrecy Act and the regulations and rules promulgated thereunder, as amended from time to time; and corresponding laws of (a) the European Union designed to combat money laundering and terrorist financing and (b) jurisdictions in which the Borrower operates or in which the proceeds of the Loans will be used or from which repayments of the Obligations will be derived.

“Applicable Percentage” shall be determined from time to time by reference to the Leverage Ratio, shall be effective as of the applicable calculation date of such Leverage Ratio and shall be equal to the following:

	Leverage Ratio	Applicable Percentage
Level I	< 1.0 to 1.0	1.25%
Level II	> 1.0 to 1.0 and < 1.5 to 1.0	1.50%
Level III	> 1.5 to 1.0 and < 2.0 to 1.0	1.75%
Level IV	> 2.0 to 1.0 and < 3.0 to 1.0	2.25%
Level V	> 3.0 to 1.0	3.00%

“Applicable Reserve Percentage” shall mean for any day, the percentage which is in effect for such day as prescribed by any banking authority or other applicable Governmental Authority (or any successor) to which any Lender is subject for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for purposes of making Loans at the LIBOR Rate or any other category of deposits or liabilities by reference to which the LIBOR Rate is determined.  The Applicable Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Approved Bank” shall mean (a) any commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or (b) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof, or from Moody’s is at least P-1 or the equivalent thereof, or from Dominion Bond Rating Service Limited is at least R-1 or the equivalent thereof.

“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment Agreement” shall mean an Assignment Agreement, substantially in the form of Exhibit A.

“Bankruptcy Code” shall mean the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

“Bankruptcy Laws” shall mean the Bankruptcy Code, the Ley de Concursos Mercantiles of Mexico, the Canadian Insolvency Legislation and all other Requirements of Law pertaining or applicable to bankruptcy, insolvency, debtor relief, debtor protection, liquidation, reorganization, arrangement, receivership, moratorium, assignment for the benefit of creditors or other similar laws applicable in the United States, Mexico, Canada or other applicable jurisdictions as in effect from time to time.

“Base Rate” shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day; (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1.0%; or (c) the Lenders’ actual cost of funds in effect on such day, as determined by each Lender in its sole discretion and provided to the Administrative Agent.  For purposes hereof: “Prime Rate” shall mean, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate.  Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs.  The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks; and “Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published on the next succeeding Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.  If for any reason the Administrative Agent shall have determined (which determination shall be conclusive in the absence of manifest error) that it is unable to ascertain the Federal Funds Effective Rate, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist.  Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or in the actual cost of funds shall be effective on the opening of business on the date of such change.

“Base Rate Loan” shall mean a Loan bearing interest at a rate per annum equal to the sum of (i) the Base Rate, plus (ii) the Applicable Percentage; the applicable Base Rate shall be re-determined by the Administrative Agent on each day that a change in the Base Rate occurs.

“Borrower” shall have the meaning set forth in the Preamble.

“Borrowing Date” shall mean, in respect of any Loan, the date such Loan is made.

“Business Day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Denver, Colorado, New York, New York or Toronto, Ontario are authorized or required by law to close.

“Canadian Credit Party” means any Credit Party incorporated or otherwise organized under the laws of Canada or any province or territory thereof.

“Canadian Income Tax Act” means the Income Tax Act (Canada), as amended from time to time.

“Canadian Insolvency Legislation” shall mean the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), as amended from time to time, and all other Requirements of Law pertaining or applicable to bankruptcy, insolvency, debtor relief, debtor protection, winding up, liquidation, reorganization, arrangement, receivership, moratorium, relief of debts, assignment for the benefit of creditors or other similar laws applicable in Canada or any other applicable jurisdictions as in effect from time to time.

“Canadian Pension Plan” shall mean a “registered pension plan”, as that term is defined in subsection 248(1) of the Canadian Income Tax Act, which is or was sponsored, administered or contributed to, or required to be contributed to by, any Credit Party or under which any Credit Party has any actual or potential liability.

“Canadian Ratification” shall mean that certain Ratification and Confirmation of Security of even date herewith from RG Exchangeco in favor of the Administrative Agent.

“Canadian Security Agreement” shall mean that certain General Security Agreement from RG Exchangeco in favor of the Administrative Agent as further described on Schedule 1.1(c) hereto, as ratified and confirmed pursuant to the Canadian Ratification, together with all amendments, restatements, amendments and restatements, modifications, revisions, increases, supplements, extensions, continuations, replacements or refinancings from time to time in accordance with the terms thereof.

“Capital Expenditure” shall mean, for any period, all capital expenditures of the Credit Parties and their Subsidiaries on a Consolidated basis for such period, as determined in accordance with GAAP and reflected on the Consolidated balance sheet of the Borrower.

“Capital Lease” shall mean any lease of property, real or personal, the obligations with respect to which are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

“Capital Lease Obligations” shall mean the capitalized lease obligations relating to a Capital Lease determined in accordance with GAAP.

“Capital Stock” shall mean (i) in the case of a corporation, capital stock, (ii) in the case of a sociedad anonima de capital variable, the corporate capital interests or capital social, (iii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iv) in the case of a partnership, partnership interests (whether general or limited), (v) in the case of a limited liability company, membership interests and (vi) any other right, interest, participation or classification similar to the foregoing that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” shall mean (i) securities issued or directly and fully guaranteed or insured by Canada or the United States of America or any agency or instrumentality thereof having maturities of not more than twelve months from the date of acquisition (“Government Obligations”), (ii) Canadian dollar denominated or Dollar denominated time deposits, certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of an Approved Bank, in each case with maturities of not more than 364 days from the date of acquisition, (iii) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof), or any variable rate notes issued by, or guaranteed by any domestic corporation rated by two out of three of the following ratings agencies as A-1 (or the equivalent thereof) or better by S&P, or P-1 (or the equivalent thereof) or better by Moody’s, or R-1 (or the equivalent thereof) or better by Dominion Bond Rating Service Limited, and maturing within six months of the date of acquisition, (iv) repurchase agreements with a bank or trust company (including a Lender) or a recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by Canada or the United States of America, (v) obligations of any province of Canada or state of the United States or any political subdivision thereof for which the payment of the principal, interest and redemption price shall have been arranged by irrevocably deposited Government Obligations maturing as to principal and interest at times and in amounts sufficient to provide such payment, (vi) auction preferred stock rated by two out of three of the following ratings agencies in the highest short-term credit rating category by S&P, Moody’s or Dominion Bond Rating Service Limited and (vii) shares of money market mutual or similar funds that (A) invest exclusively in assets satisfying the requirements of clauses (i) through (vi) of this definition or (B) comply with Rule 2a-7 of the Investment Company Act of 1940.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” shall mean the occurrence of any of the following events:  (a) any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act) becomes the “beneficial owner” (as defined in Rule l3d-3 under the Securities Exchange Act) of more than 25% of then outstanding Voting Stock of the Borrower, measured by voting power rather than the number of shares, or (b) Continuing Directors shall cease for any reason to constitute a majority of the members of the board of directors of the Borrower then in office, or (c) the Borrower or the Guarantors shall cease to directly or indirectly own and control the Capital Stock that each of them has pledged to the Administrative Agent pursuant to a Pledge Agreement.

“Closing Date” shall have the meaning set forth in the Preamble.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and any successor statutes thereto.

“Collateral” shall mean a collective reference to the collateral which is identified in, and at any time will be, or is intended to be, subject to or covered by, a Security Document and any other property or assets of a Credit Party, whether tangible or intangible, whether real or personal and whether now or hereafter acquired, that may from time to time secure the Obligations, including the Collateral Royalties.

“Collateral Requirement” shall have the meaning set forth in Section 4.3.

“Collateral Royalties” shall mean each of (i) the following Royalties owned by the Borrower: GSR #1, GSR #2, GSR #3 and NVR #1 with respect to the Pipeline Project and the Robinson Royalty with respect to the Robinson Project; (ii) the following Royalties owned by High Desert: SJ Royalty with respect to the Betze-Post Mine and the Leeville Royalty with respect to the Leeville Project; (iii) the following Royalties owned by RG Mexico: the Mulatos Royalty with respect to the Mulatos Mine, the Penasquito Royalty with respect to the Penasquito Project, the Dolores I and Dolores II Royalties with respect to the Dolores Project; and (iv) the following Royalties owned by RG Exchangeco: Holt McDermott, Malartic, Allan and Kutcho Creek; each of such Collateral Royalties is further described on Schedule 1.1(a) hereto, together with, from time to time hereafter, any other Royalty Interest subject to a Mortgage or other Security Document satisfactory to the Required Lenders in their sole discretion.

“Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Loans in an aggregate principal amount at any time outstanding up to an amount equal to such Lender’s Commitment Percentage of the Committed Amount.

“Commitment Fee” shall have the meaning set forth in Section 2.2.

“Commitment Fee Percentage” shall be determined from time to time by reference to the Leverage Ratio, calculated as of the last day of each fiscal quarter, shall be effective as of the applicable calculation date and shall be equal to the following:

	Leverage Ratio	Commitment Fee Percentage
Level I	< 1.0 to 1.0	0.25%
Level II	> 1.0 to 1.0 and < 1.5 to 1.0	0.30%
Level III	> 1.5 to 1.0 and < 2.0 to 1.0	0.35%
Level IV	> 2.0 to 1.0 and < 3.0 to 1.0	0.45%
Level V	> 3.0 to 1.0	0.55%

“Commitment Increase” shall have the meaning set forth in Section 2.15(a).

“Commitment Percentage” shall mean, for each Lender, the percentage identified as its Commitment Percentage on the Lenders’ Administrative Details Schedule, as such Commitment Percentage may be adjusted (i) pursuant to any Assignment Agreement pursuant to which an Additional Lender became a Lender hereunder or a Lender purchases an additional Commitment, in each case in connection with any assignment made in accordance with the provisions of Section 10.7(c) or (ii) in connection with each Commitment Increase and the respective Incremental Loan and/or the addition of an Additional Incremental Lender pursuant to any Incremental Increase Joinder, in each case in accordance with the provisions of Section 2.15.

“Commitment Period” shall mean the period beginning on the date of satisfaction of the conditions precedent set forth in Section 5.1 to, but not including, the Maturity Date.

“Committed Amount” shall mean the maximum aggregate principal amount of Loans that may be made by the Lenders hereunder, subject to the terms and conditions herein, at any time, together with any Commitment Increase made in accordance with Section 2.15, with the Committed Amount at the Closing Date being equal to Four Hundred Fifty Million Dollars ($450,000,000).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated” or “consolidated” shall mean, with reference to any term defined herein, such term as applied to the accounts of Royal Gold and its Subsidiaries, consolidated in accordance with GAAP.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income of the Borrower and its Subsidiaries determined in accordance with GAAP for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation, amortization, depletion and non-

cash reclamation for such period, and (iv) any extraordinary or non-recurring charges or non-cash charges, including non-cash charges resulting from requirements to mark-to-market derivative obligations (including commodity-linked securities) for such period (provided that any cash payment made with respect to any such non-cash charge shall be subtracted in computing Consolidated EBITDA for the period in which such cash payment is made), and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, any extraordinary or non-recurring gains or non-cash gains for such period, all determined on a consolidated basis in accordance with GAAP; provided, that there shall be included in determining Consolidated EBITDA for any period (to the extent not included in Consolidated Net Income), without duplication, (a) the Acquired EBITDA of any Acquired Entity or Asset (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired), based on the actual Acquired EBITDA of such Acquired Entity or Asset for such period (including the portion thereof occurring prior to such acquisition), and (b) an adjustment in respect of each Acquired Entity or Asset equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Asset for such period (including the portion thereof occurring prior to such acquisition) as specified in a Pro Forma Certificate and delivered to the Administrative Agent.

“Consolidated Interest Expense” shall mean, for any period, the interest expense (including imputed interest expense in respect of Capital Lease Obligations) of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” shall mean, for any period, the consolidated net income (or deficit) of the Borrower and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP.

“Consolidated Net Worth” shall mean, at any time, the value of all Consolidated tangible assets of the Borrower and its Subsidiaries which would be shown on a Consolidated balance sheet prepared as of such time in accordance with GAAP, excluding all intangible assets, minus the sum of (x) all amounts which would be shown on such balance sheets as minority interests in any such Subsidiary, plus (y) all Consolidated liabilities of the Borrower and its Subsidiaries which would be shown on such balance sheet prepared as of such time in accordance with GAAP.

“Consolidated Total Indebtedness” means, without duplication, in relation to the Borrower and its Subsidiaries, the sum of (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes or similar instruments, (c) all obligations under conditional sale or other title retention agreements relating to property acquired and under all purchase money obligations, (d) all obligations in respect of the deferred purchase price of property or services, (e) all other obligations secured by any Lien on property owned or acquired, whether or not the obligations secured thereby have been assumed limited to the fair market value of the property secured thereby, (f) all guarantees of the obligations of others, (g) all Capital Lease Obligations, (h) all obligations, contingent or otherwise, as an account party (including reimbursement obligations to the issuer) in respect of letters of credit and letters of guarantee which support or secure obligations of others, (i) the aggregate of all negative mark to market amounts in respect of hedge obligations (netted against the aggregate of all positive mark to market amounts in respect of hedge obligations), (k) all obligations in respect of prepaid production arrangements, prepaid forward sale arrangements or derivative contracts in respect of which the Borrower or its Subsidiaries receive upfront payments in consideration of an obligation to deliver product or commodities (or make cash payments based on the value of product or commodities) at a future time, and (l) all obligations, contingent or otherwise, in respect of bankers’ acceptances; provided, that, for all purposes herein, Consolidated Total Indebtedness, with respect to the Borrower or the Credit Parties, shall mean all Consolidated Total Indebtedness of the Borrower and its Subsidiaries on a Consolidated basis; provided, further, that Consolidated Total Indebtedness shall not include Indebtedness among the Credit Parties to the extent such Indebtedness would be eliminated on a Consolidated basis.

“Continuing Directors” shall mean during any period of twenty-four (24) consecutive months commencing after the Closing Date, individuals who at the beginning of such twenty-four (24) month period were directors of the Borrower (together with any new director whose election by the Borrower’s board of directors was approved by, or whose nomination for election by the Borrower’s shareholders was recommended by, a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously approved or recommended as described in this parenthetical).

“Credit Documents” shall mean this Agreement, each of the Notes, any Joinder Agreement, any Assignment Agreement, any Incremental Increase Joinder, the Security Documents, the Ratification, the Existing Credit Documents and all other agreements, documents, certificates and Instruments delivered to the Administrative Agent or any Lender by any Credit Party in connection herewith or therewith, together with all amendments, modifications, supplements, revisions, extensions and restatements of the foregoing, as well as any other document or agreement which the Lenders and the Borrower agree is a Credit Document.

“Credit Party” or “Credit Parties” shall mean any of the Borrower or the Guarantors, individually or collectively, as appropriate.

“Debt Investments” shall have the meaning set forth in Section 7.7.

“Default” shall mean any of the events specified in Section 8.1, whether or not any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

“Default Rate” shall mean an interest rate equal to the sum of the LIBOR Rate, plus the Applicable Percentage, plus two and one-half percent (2.5%) per annum.

“Defaulting Lender” shall mean, at any time, any Lender that, at such time (a) has failed to make a Loan required pursuant to the terms of this Agreement in accordance with the terms hereof within two (2) Business Days of the date required to be funded by it hereunder; (b) has failed to pay to the Administrative Agent or any Lender an amount owed by such Lender pursuant to the terms of this Agreement within two (2) Business Days after any such payment is due (excluding expense and similar reimbursements that are subject to good faith disputes); (c) has given written notice (and the Administrative Agent has not received a revocation in writing), to a Borrower, any Agent, or any Lender or has otherwise publicly announced (and the Administrative Agent has not received notice of a public retraction) that such Lender believes it will fail to fund payments required to be funded by it under the Credit Documents; or (d) has been deemed insolvent or has become subject to a bankruptcy or Insolvency Proceeding or has had appointed for it a receiver, trustee or similar official.

“Dollars” and “$” shall mean dollars in lawful currency of the United States of America.

“Eligible Assignee” shall mean (a) a Lender, (b) an Affiliate of a Lender, and (c) any other Person (other than a natural person) approved by (i) the Administrative Agent and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, Eligible Assignee shall not include any Credit Party or any Affiliate or Subsidiary thereof or any Defaulting Lender.

“Employee Benefit Plan” shall mean any pension plan or other similar employee benefit plan regulated by or within the meaning of ERISA or any other similar legislation pursuant to which any Credit Party establishes a pension for or otherwise makes contributions in respect of its employees, but does not include a Canadian Pension Plan.

“Environmental Laws” shall mean any and all applicable Requirements of Law regulating or relating to pollution or protection of human health or the environment, as now or hereafter in effect, including Requirements of Law regulating or relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes, and the applicable World Bank Guidelines and Criteria and International Finance Corporation Guidelines, each as in effect from time to time.

“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.

“ERISA Affiliate” means any Person who together with the Borrower or any of its Subsidiaries are treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

“Event of Default” shall mean any of the events specified in Section 8.1.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.16(h), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Agreement” shall have the meaning given thereto in Recital A.

“Existing Committed Amount” shall have the meaning given thereto in Recital A.

“Existing Credit Documents” shall mean the Existing Agreement, the Original Notes, the Existing Security Documents, the Existing Fee Letters and all other agreements, documents, certificates and Instruments delivered to the Administrative Agent or any Lender by any Credit Party in connection with the Existing Agreement, together with all amendments, restatements, amendments and restatements, modifications, revisions, increases, supplements, extensions, continuations, replacements or refinancings thereof from time to time prior to the date hereof in accordance with the terms thereof, as well as any other document or agreement which the Lenders and the Borrower agree is an Existing Credit Document.

“Existing Fee Letters” shall mean (i) that certain Fee Letter — Structuring Fee from HSBC, in its capacity as Administrative Agent, to the Borrower dated as of May 30, 2012 and (ii) that certain Fee Letter — Upfront Fee from HSBC, in its capacity as Administrative Agent, to the Borrower dated as of May 30, 2012, in each case regarding certain fees payable by the Borrower.

“Existing Security Documents” shall mean the Security Documents entered into in connection with the Existing Agreement as further described on Schedule 1.1(c) hereto, and any other agreement, assignment, document, power-of-attorney, public deed, or other Instrument executed and delivered in connection with (i) the granting, attachment, formalization and perfection of the Administrative Agent’s security interests and Liens arising thereunder, including UCC financing statements, PPSA financing statements and other similar registrations, filings or instruments, (ii) the pledge or subordination of Indebtedness to or in favor of the

Administrative Agent arising thereunder or (iii) any other mortgage, deed, security, subordination, guaranty or support agreement or arrangement with respect to the Obligations executed in connection with the Existing Agreement or any Existing Credit Document, together with all amendments, restatements, amendments and restatements, modifications, revisions, supplements, extensions, continuations, and replacements thereof from time to time prior to the date hereof in accordance with its terms (specifically including, but not limited to, any PPSA extensions necessary or desirable to reflect the amendments made hereunder); provided, however, no such Security Agreement, Pledge Agreement, Subordination Agreement, nor any other agreement, assignment, document, power-of-attorney, public deed, or other Instrument shall constitute an Existing Security Document if it has been terminated in accordance with the requirements of the Existing Agreement.

“Expropriation Event” shall mean the appropriation, confiscation, expropriation, cancellation, seizure or nationalization (by Requirement of Law, intervention, court order, condemnation, exercise of eminent domain or other action or form of taking) of ownership or control of a Credit Party or any of its Subsidiaries or of any Project or any substantial portion thereof, or any substantial portion of the rights related thereto, or any substantial portion of the economic value thereof, or which prevents or materially interferes with the ability of a Person to own or operate the property subject to such action, including by the imposition of any Tax, fee, charge or royalty.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FCPA” shall have the meaning given thereto in Section 3.23.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Fund” shall mean any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” shall mean generally accepted accounting principles in effect in the United States applied on a consistent basis, subject, however, to the provisions of Section 1.4 for the purpose of determination of compliance with the financial covenants set out in Section 6.17.

“Gold” shall mean gold of minimum purity of at least 0.995 fineness conforming in all respects with the requirements for good delivery on the London Bullion Market.

“Governmental Approvals” shall mean any authorization, license, permit, consent, approval, lease, ruling, certification, exemption, filing, variance, decree, sanction, publication, declaration or registration, or other action whether written or oral, of, by, from or on behalf of any Governmental Authority.

“Governmental Authority” shall mean the government of any nation, and any provincial, territorial, divisional, state, county, regional, city or other political subdivision thereof, and any tribal, aboriginal or native government, and any entity, court, arbitrator or board of arbitrators, agency, department, commission, board, bureau, regulatory authority or other instrumentality of any of them exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government or Requirements of Law, and any securities exchange or securities regulatory authority to which a Credit Party is subject.

“Guarantor” has the meaning set forth in the Preamble.  The Guarantors as of the Closing Date are RG Exchangeco, High Desert, and RG Mexico.  Guarantors shall include any other Person that becomes a Guarantor by executing a Joinder Agreement, together with the successors and permitted assigns of each Guarantor.

“Guaranty” shall mean the guaranty of the Guarantors set forth in Article XI.

“Guaranty Obligations” shall mean, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation in respect of Indebtedness, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof.  The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the lesser of (a) the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guaranty Obligation.

“Hedging Agreement” shall mean, with respect to any Person, any agreement or transaction entered into to protect such Person against fluctuations in the price of gold, silver or other metals, interest rates, currency, raw materials, fuel or commodity values, including any forward sales, spot deferred sales, options, swaps, price fixing commitment, interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more counterparties, any foreign currency exchange agreement, currency protection agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements or other similar agreements or arrangements.

“High Desert” shall have the meaning given to such term in the Preamble.

“HSBC Bank” shall have the meaning set forth in the Preamble.

“Incremental Increase Joinder” shall have the meaning set forth in Section 2.15(c)(iii).

“Incremental Loan” shall have the meaning set forth in Section 2.15(a).

“Indebtedness” shall mean, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, indentures or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guaranty Obligations of such Person with respect to Indebtedness of another Person, (h) the principal portion of all Capital Lease Obligations of such Person, (i) all net payment obligations of such Person under Hedging Agreements, (j) the maximum amount of all letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration, (l) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product and (m) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer; provided, however that Indebtedness shall not include (x) Indebtedness among the Credit Parties to the extent such Indebtedness would be eliminated on a Consolidated basis or (y) any amounts paid or to be paid to a counterparty in any Metal Streaming Transaction.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Information” shall have the meaning set forth in Section 10.16.

“Insolvency Proceeding” shall mean any proceeding seeking to adjudicate a Person an insolvent, seeking a receiving order against under any Bankruptcy Law, or seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief or composition of such Person or its debts or a stay of proceedings of such Person’s creditors generally (or any class of creditors) or any other relief, under any federal, state provincial or foreign law now or hereafter in effect relating to bankruptcy, winding-up, insolvency, reorganization, receivership, plans of arrangement or relief or protection of debtors (including the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Bankruptcy Code and any similar legislation in any jurisdiction) or at common law or in equity.

“Instrument” means any contract, agreement, indenture, mortgage, document, writing or other instrument (whether formal agreement, letter or otherwise) under which any obligation is evidenced, assumed or undertaken, or any Lien (or right or interest therein) is granted or perfected.

“Interest Payment Date” shall mean (a) as to any Loan having an Interest Period of three months or less, the last day of such Interest Period, (b) as to any Loan having an Interest Period longer than three months, the day that is three months after the first day of such Interest Period and the last day of such Interest Period, and (c) as to any Base Rate Loan, the fifteenth (15th) day following the last day of each calendar month.

“Interest Period” shall mean, with respect to any Loan,

(i)                       initially, the period commencing on the Borrowing Date or extension date, as the case may be, with respect to a Loan and ending one, two, three or six months thereafter, as selected by the Borrower in the Notice of Borrowing given with respect thereto; and

(ii)                    thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Loan and ending one, two or three months thereafter, or of a longer period of days if available and agreed to by the Lenders, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

provided that the foregoing provisions are subject to the following:

(A)                     if any Interest Period pertaining to a Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(B)                     any Interest Period pertaining to a Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month;

(C)                     if the Borrower shall fail to give notice as provided above, the Borrower shall be deemed to have selected a Loan with an Interest Period of one month;

(D)                     no Interest Period in respect of any Loan shall extend beyond the Maturity Date; and

(E)                      no more than four (4) Loans may be in effect at any time.  For purposes hereof, Loans with different Interest Periods shall be considered as separate Loans, even if they shall begin on the same date and have the same duration, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Loan with a single Interest Period.

“Investment” shall mean all investments, in cash or by delivery of property made, directly or indirectly in or to any Person, whether by acquisition of shares of Capital Stock, property, assets, indebtedness or other obligations or securities or by loan, credit advance, capital contribution or otherwise.

“IRS” shall mean the United States Internal Revenue Service.

“Joinder Agreement” shall mean a Joinder Agreement substantially in the form of Exhibit B, executed and delivered by a new or additional Guarantor.

“Lender” shall have the meaning set forth in the Preamble (including each Additional Lender) and each successor (in such capacity).

“Lenders’ Administrative Details Schedule” shall mean, with respect to any Lender, Schedule 1.1(b) (as revised or updated by the Administrative Agent or such Lender from time to time) containing such Lender’s contact information for purposes of notices provided under this Credit Agreement, such Lender’s account details for purposes of payments made to such Lender under this Credit Agreement, and such Lender’s Commitment Percentage.

“Leverage Ratio” means, on any date of measurement, the ratio of: (a) the sum of (i) Consolidated Total Indebtedness as of such date, minus (ii) the aggregate cash and cash equivalents included in the cash accounts listed on the consolidated balance sheet of the Borrower and its Subsidiaries as at such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date.

“LIBOR” shall mean, for any Loan for any Interest Period therefor, a rate of interest per annum equal to the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.  If for any reason such rate is not available, the term “LIBOR” shall mean, for any Loan for any Interest Period therefor, the rate per annum appearing on Reuters Screen LIBOR Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.  If, for any reason, neither of such rates is available, then “LIBOR” shall mean the rate per annum at which, as determined by the Administrative Agent, Dollars in an amount comparable to the Loans then requested are being offered to leading banks at approximately 11:00 A.M. London time, two (2) Business Days prior to the commencement of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period selected.

“LIBOR Lending Office” shall mean, initially, the office of each Lender designated as such Lender’s LIBOR Lending Office shown on the Lenders’ Administrative Details Schedule;

and thereafter, such other office of such Lender as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office of such Lender at which the Loans of such Lender are to be made.

“LIBOR Rate” shall mean a rate per annum determined by the Administrative Agent pursuant to the following formula:

LIBOR Rate =	LIBOR
1.00 – Applicable Reserve Percentage

“Lien” shall mean any mortgage, deed of trust, pledge, charge, hypothecation, assignment for security purposes, deposit arrangement for security purposes, preferential right, option, encumbrance, lien (statutory or other), or other security interest or collateral arrangement, or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

“Loan” shall have the meaning set forth in Section 2.1(a), and shall include each Incremental Loan made pursuant to Section 2.15.

“Loan Increase Effective Date” shall have the meaning set forth in Section 2.15(a).

“Material Adverse Effect” shall mean an effect or change, resulting or occurring from any event or occurrence of any nature whatsoever, whether individually or in the aggregate, which is materially adverse to (a) the business, assets, operations, property or condition (financial or otherwise) of the Credit Parties and their Subsidiaries taken as a whole, (b)  the ability of the Credit Parties, taken as a whole, to make any payment or otherwise perform their obligations under this Agreement, any of the Notes or any other Credit Document when such payments and obligations are required to be performed, (c) the Collateral Royalties taken as a whole, or (d) the validity or enforceability of this Agreement, any of the Notes or any of the other Credit Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder or the perfection or priority of any Lien in favor of the Administrative Agent.

“Material Contract” shall mean any contract or agreement to which any Credit Party or any of its Subsidiaries is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect, including each Royalty Agreement relating to a Collateral Royalty.

“Material Permitted Acquisition” shall mean, to the extent not otherwise prohibited by this Agreement, any consummation or acquisition by any Credit Party or Subsidiary thereof of (a) any Metal Streaming Transaction for which the aggregate upfront deposit or similar payment paid by any Credit Party or Subsidiary thereof exceeds $400,000,000 or (b) any Royalty or Royalty Agreement for which the aggregate purchase price paid by any Credit Party or Subsidiary thereof exceeds $400,000,000.

“Materials of Environmental Concern” shall mean any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, pollutants, contaminants or other materials or substances defined or regulated in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Maturity Date” shall mean the first to occur of (a) January 29, 2019 or (b) any date on which the due date of the Loans is accelerated by reason of an Event of Default pursuant to Section 8.2.

“Metal Streaming Transaction” shall mean a transaction pursuant to which the Borrower and/or a Subsidiary of the Borrower acquires the contractual right to purchase Metals produced from one or more mines on the terms and conditions set forth in definitive purchase and sale documents related to such transaction.

“Metals” shall mean Gold, Silver, copper, lead, zinc, molybdenum, nickel, and all other metals, minerals, ores and similar substances.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgages” shall mean, collectively, (i) the Sixth Amended and Restated Mortgage, Deed of Trust, Security Agreement, Pledge and Financing Statement (Pipeline Project — Lander County) of even date herewith from the Borrower to Stewart Title of Nevada Holdings, Inc. with the Administrative Agent as the beneficiary; (ii) the Fifth Amended and Restated Mortgage, Deed of Trust, Security Agreement, Pledge and Financing Statement (Pipeline Project — Eureka County) of even date herewith from the Borrower to Stewart Title of Nevada Holdings, Inc. with the Administrative Agent as the beneficiary; (iii) the Fourth Amended and Restated Mortgage, Deed of Trust, Security Agreement, Pledge and Financing Statement (Robinson Project) of even date herewith from the Borrower to Stewart Title of Nevada Holdings, Inc. with the Administrative Agent as the beneficiary; and (iv) the Fourth Amended and Restated Mortgage, Deed of Trust, Security Agreement, Pledge and Financing Statement (Leeville Project) from High Desert to Stewart Title of Nevada Holdings, Inc. with the Administrative Agent as the beneficiary; in each case, together with all amendments, restatements, amendments and restatements, modifications, revisions, increases, supplements, extensions, continuations, replacements or refinancings from time to time in accordance with the terms thereof; a description of each of the previous Mortgages securing the Obligations, together with the relevant filing information with respect thereto, is set forth on Schedule 1.1(c).

“Nevada Royalties” shall mean the following Royalties owned by the Borrower: GSR #1, GSR #2, GSR #3 and NVR #1 with respect to the Pipeline Project and the Robinson Royalty with respect to the Robinson Project; and the following Royalties owned by High Desert: SJ Royalty with respect to the Betze-Post Mine and the Leeville Royalty with respect to the Leeville Project; in each case, as each of such Material Royalties is further described on Schedule 1.1(a) hereto.

“Non-Credit Party” shall mean a Subsidiary of a Credit Party that is not itself a Credit Party.

“Non-Credit Party Royalty Interest” shall mean all Royalties now owned or hereafter acquired by or for the benefit of a Non-Credit Party.

“Notes” shall mean each promissory note (including amended and restated promissory notes) made by the Borrower in favor of each of the Lenders evidencing the Loans provided pursuant hereunder, individually or collectively, as appropriate, substantially in the form of Exhibit C, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

“Notice of Borrowing” shall mean a request for a Loan borrowing pursuant to Section 2.1(b)(i) pursuant to a Form of Notice of Borrowing in the form attached as Exhibit D.

“Notice of Extension” shall mean the written notice of the continuation and extension of a Loan, in each case substantially in the form of Exhibit E, as described in Section 2.6.

“Obligations” shall mean all of the obligations, indebtedness, liabilities, duties, covenants and agreements of the Borrower and the other Credit Parties, whenever arising and whether joint, several or joint and several, established by or arising under or in connection with this Agreement, the Notes, any of the other Credit Documents, any Hedging Agreement with a Lender (or an Affiliate of a Lender), or any account (including cash management accounts) or other cash management services provided by a Lender (or an Affiliate of a Lender), including, in each case, the payment of principal, interest, fees, expenses, reimbursements and indemnification obligations and all other amounts and the performance of all other obligations to a Lender (or an Affiliate of a Lender) or the Administrative Agent established by or arising under or in connection with any of the foregoing documents, agreements, accounts and services; provided, however, in no event shall “Obligations” include Excluded Swap Obligations.

“Operating Lease” shall mean, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

“Original Notes” means (i) that certain Fifth Amended and Restated Promissory Note dated as of May 30, 2012 made by the Borrower in favor of HSBC in the principal amount of One Hundred Sixty Million Dollars ($160,000,000); (ii) that certain Second Amended and Restated Promissory Note dated as of May 30, 2012 made by the Borrower in favor of The Bank of Nova Scotia in the principal amount of One Hundred Forty Million Dollars ($140,000,000); and (iii) that certain Promissory Note dated as of May 30, 2012 made by the Borrower in favor of Goldman Sachs Bank USA in the principal amount of Fifty Million Dollars ($50,000,000).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” means all present or future stamp, excise court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Ounce” means a fine ounce troy weight.

“Participant” shall have the meaning set forth in Section 10.7(b).

“Participant Register” shall have the meaning set forth in Section 10.7(b).

“Permitted Liens” shall mean:

(i)                       Liens created by, or otherwise existing, under or in connection with this Agreement or the other Credit Documents;

(ii)                    Purchase Money Liens securing purchase money indebtedness and Liens to secure Capital Lease Obligations (and refinancings thereof) to the extent permitted under Section 7.1(c);

(iii)                 Liens for Taxes, assessments, charges or other governmental levies not yet due or as to which the period of grace (not to exceed 30 days), if any, related thereto has not expired or which are being diligently contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

(iv)                carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s inchoate, unperfected or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 20 days or which are being diligently contested in good faith by appropriate proceedings; provided that a reserve, bond or other appropriate provision shall have been made therefore to the reasonable satisfaction of the Administrative Agent;

(v)                   pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

(vi)                any interest or title of a lessor under any lease entered into by any Credit Party or any Subsidiary in the ordinary course of its business and covering only the assets so leased;

(vii)             deposits and bonds to secure the performance of bids, trade contracts (other than for Consolidated Total Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(viii)          Liens existing on the Closing Date and set forth on Schedule 7.2; provided that (a) no such Lien shall at any time be extended to cover property or assets other than the property or assets subject thereto on the Closing Date and (b) the principal amount of the Indebtedness secured by such Liens shall not be increased, extended, renewed, refunded or refinanced;

(ix)                easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar encumbrances which do not individually or in the aggregate interfere in any material respect with the occupation, value or use of the property to which such Lien is attached or with such Person’s activities or operations on such property;

(x)                   Liens and minor title defects reflected in the Title Opinions, to the extent not objected to by the Administrative Agent;

(xi)                any Lien with respect to judgments, orders or awards to the extent such judgments, orders or awards secured thereby shall not, either individually or in the aggregate, result in an Event of Default under Section 8.1(f);

(xii)             rights of setoff or bankers’ Liens upon deposits of cash or broker’s Liens upon securities accounts in favor of financial institutions, banks or other depository institutions; and

(xiii)          any Lien with respect to interests in pre-feasibility, feasibility or development stage properties not currently producing Metals, so long as such Liens do not cover or attach to a Collateral Royalty; provided that such Liens do not secure Indebtedness.

“Person” shall mean an individual, partnership, corporation, limited liability company, sociedad anonima, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Pipeline Project” means the Project relating to the Pipeline Project Properties, as described on the Schedule of Collateral Royalties in Schedule 1.1(a).

“Pledge Agreements” shall mean (i) each of the Pledge Agreements described on Schedule 1.1(c) hereto, as each has been ratified and confirmed pursuant to the Ratification, and (ii) any other pledge agreement, document, agreement, arrangement or Instrument executed by a Credit Party to secure the Obligations, in each case as any of the foregoing may be amended, modified, restated or supplemented from time to time.

“Post-Acquisition Period” shall mean, with respect to any acquisition of any Acquired Entity or Asset, the period beginning on the date such acquisition is consummated and ending on the last day of the sixth full consecutive fiscal quarter immediately following the date on which such acquisition is consummated.

“Preamble” means the first full paragraph of this Agreement.

“Pro Forma Adjustment” means, for any relevant period of measurement that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to the Acquired

EBITDA of the applicable Acquired Entity or Asset or the Consolidated EBITDA of the Borrower, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by the Borrower in good faith as a result of the acquisition of an Acquired Entity or Asset during the full Post-Acquisition Period; provided, that any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for amounts already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such relevant period.

“Pro Forma Basis” and “Pro Forma Compliance” shall mean, with respect to compliance with any test or covenant hereunder, that (a) to the extent applicable, the Pro Forma Adjustment shall have been made, and (b) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (i) income statement items (whether positive or negative) attributable to the assets, property or Person subject to such Specified Transaction, (A) in the case of a sale, transfer or other disposition of all or substantially all stock in any Subsidiary shall be excluded, and (B) in the case of an acquisition described in the definition of Specified Transaction, shall be included, (ii) any retirement of Indebtedness, and (iii) any Indebtedness incurred or assumed by the Borrower or any of its Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided, that, without limiting the application of the Pro Forma Adjustment pursuant to (a) above (but without duplication thereof), the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions) that are (w) directly attributable to such transaction, (x) expected to have a continuing impact on the Borrower and its Subsidiaries, (y) factually supportable, or (z) otherwise consistent with the definition of Pro Forma Adjustment.

“Pro Forma Certificate” shall mean any certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent with respect to any calculation of a Pro Forma Adjustment or to demonstrate Pro Forma Compliance.

“Project” means each mine, mining project and properties, including Project Properties, in which a Credit Party has or acquires a Royalty Interest.  As of the Closing Date, the Projects include those set forth on Schedule 1.1(d) hereto.

“Project Managers” means the operator or manager of each Project, with the Project Manager for each Project in existence on the date hereof set forth on Schedule 1.1(d) hereto.

“Project Properties” means all real property right, title or interests, now owned or hereafter acquired, included in each of the Projects, which are burdened with a Royalty Interest, including all fee property, concessions, unpatented mining claims and other real property interests which are identified in any Royalty Agreement, together with all relocations, modifications, additions or amendments thereof, and all lands subject thereto.

“Property” shall mean all real estate, surface and subsurface rights and interests, minerals, mineral leases, mineral rights, lands, concessions, licenses, exploration or exploitation rights, claims, water rights and other property right, title and interest, howsoever characterized or designated, that are owned, leased, operated, held or controlled, directly or indirectly, by the Borrower or any of its Subsidiaries, including all such rights and interests associated with the Projects, together with all rights, titles and interests hereafter acquired.

“Purchase Money Lien” shall mean a Lien taken or reserved in personal property to secure payment of all or part of its purchase price, provided that such Lien (i) secures an amount not exceeding the purchase price of such personal property, (ii) extends only to such personal property and its proceeds, and (iii) is granted prior to or within 30 days after the purchase of such personal property.

“Purchasing Lenders” shall have the meaning set forth in Section 10.7(c).

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Credit Party that has total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Quebec Security Documents” shall mean (i) that certain Deed of Hypothec and Issue of Bonds, (ii) that certain Bond, (iii) that certain Delivery Order, (iv) that certain Pledge of Bond Agreement, (v) that certain Register of Bondholders, as each of the foregoing is further described on Schedule 1.1(c) hereto, and (vi) such other Instruments as may be necessary to obtain and perfect a collateral security interest in favor of the Administrative Agent with respect to the Malartic Royalty, together with all amendments, restatements, amendments and restatements, modifications, revisions, increases, supplements, extensions, continuations, replacements or refinancings from time to time in accordance with the terms thereof.

“Ratification” means the Ratification and Confirmation Agreement of even date herewith in the form set forth in Exhibit K hereto.

“Recipient” means the Administrative Agent and any Lender.

“Register” shall have the meaning set forth in Section 10.7(e).

“Required Lenders” shall mean (a) for so long as any one Lender and its Affiliates control fifty percent (50%) or more of the Commitment Percentage, those Lenders holding in the aggregate greater than 66.667% of (i) the outstanding Loans and unfunded Commitments or (ii) if the Commitments have been terminated, the outstanding Loans; and (b) at any time that no Lender and its Affiliates controls fifty percent (50%) or more of the Commitment Percentage, those Lenders holding in the aggregate greater than 50.1% of (i) the outstanding Loans and unfunded Commitments or (ii) if the Commitments have been terminated, the outstanding Loans; provided, however, that if any Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Lenders Obligations owing to such Defaulting Lender and such Defaulting Lender’s Commitments, or after termination of the Commitments, the principal balance of the Obligations owing to such Defaulting Lender.

“Requirement of Law” shall mean each law, statute, code, ordinance, treaty, order, rule, regulation, judgment, ruling, decree, injunction, franchise, permit, certificate, license, authorization, regulation, approval or other direction of any Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, and as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person.

“Responsible Officer” shall mean, as to (a) the Borrower, any of the President, the Chief Executive Officer or the Chief Financial Officer or (b) any other Credit Party, any duly authorized officer thereof.

“RG Exchangeco” shall have the meaning set forth in the Preamble.

“RG Mexico” shall have the meaning set forth in the Preamble.

“Royal Gold” shall have the meaning set forth in the Preamble.

“Royalties” shall mean any share of mineral production, including, gross smelter return royalties, net smelter return royalties, overriding royalties, non-participating royalties, production payments, net profit interests and all other mineral royalties of every type and characterization, whether constituting a real property or a personal property interest; provided, however, “Royalties” shall not include any Metal Streaming Transaction or any Metals purchased pursuant to a Metal Streaming Transaction.

“Royalty Agreements” means, collectively, each of the agreements with or for the benefit of a Credit Party relating to a Royalty Interest, whether now or hereafter in existence, together with all amendments, restatements, modifications, revisions, supplements, extensions, continuations, replacements and renewals thereof in accordance with its terms.

“Royalty Interests” means all Royalties now owned or hereafter acquired by or for the benefit of a Credit Party, in or relating to a Project, with the Collateral Royalties in existence as of the Closing Date described on Schedule 1.1(a) hereto and all other Royalties (other than the Collateral Royalties) in existence and held by a Credit Party as of the Closing Date described on Schedule 1.1(d) hereto, and all Metals received or receivable with respect thereto, now held or hereafter acquired by a Credit Party, whether pursuant to a Royalty Agreement or otherwise.

“S&P” shall mean Standard & Poor’s Ratings Group, a division of The McGraw Hill Companies, Inc.

“Sanctioned Country” shall mean a country subject to a sanctions program identified on the list maintained by OFAC (as defined under Sanctions Laws) and currently available at http://www.treasury.gov/offices/enforcement/ofac/programs, or as otherwise published from time to time, for which the sanctions program extends beyond listed Sanctioned Persons.

“Sanctioned Person” shall mean any of the following currently or in the future:  (i) an entity, vessel, or individual named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC (as defined under Sanctions Laws) currently available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx or on the consolidated list of persons, groups, and entities subject to EU financial sanctions currently available at http://eeas.europa.eu/cfsp/sanctions/consol-list_en.htm; or (ii) anyone more than 50-percent owned by an entity or individual described in (i) above; or (iii) (A) an agency or instrumentality of, or an entity owned or controlled by, the government of a Sanctioned Country, (B) an entity located in a Sanctioned Country, or (C) an individual who is a citizen or resident of, or located in, a Sanctioned Country, to the extent that the agency, instrumentality, entity, or individual is subject to a sanctions program administered by OFAC; or (iv) an entity or individual engaged in activities sanctionable under CISADA (as defined under Sanctions Laws), ITRA (as defined under Sanctions Laws), IFCA (as defined under Sanctions Laws below), or any other Sanctions Laws as amended from time to time.

“Sanctions Laws” shall mean the laws, regulations and rules promulgated or administered by the US Office of Foreign Assets Control of the Department of the Treasury (“OFAC”) to implement US sanctions programs, including any enabling legislation or Executive Order related thereto, as amended from time to time; the US Comprehensive Iran Sanctions, Accountability, and Divestment Act and the regulations and rules promulgated thereunder (“CISADA”), as amended from time to time; the US Iran Threat Reduction and Syria Human Rights Act and the regulations and rules promulgated thereunder (“ITRA”), as amended from time to time; the US Iran Freedom and Counter-Proliferation Act and the regulations and rules promulgated thereunder (“IFCA”); the sanctions and other restrictive measures applied by the European Union in pursuit of the Common Foreign and Security Policy objectives set out in the Treaty on European Union; and any similar sanctions laws as may be enacted from time to time in the future by the U.S., the European Union (and its Member States) or the Security Council or any other legislative body of the United Nations; and any corresponding laws of jurisdictions in which the Borrower operates or in which the proceeds of the Loans will be used or from which repayments of the Obligations will be derived.

“Securities Exchange Act” shall mean the Securities Exchange Act of 1934, together with any amendment thereto or replacement thereof and any rules or regulations promulgated thereunder.

“Security Agreements” shall mean (i) the U.S. Security Agreement, (ii) the Canadian Security Agreement, (iii) each other security agreement (or other equivalent Instrument, howsoever designated) given by a Credit Party for the benefit of the Administrative Agent, substantially in the form of Exhibit H hereto, covering and extending to all or any assets of such Credit Party, and (iv) each other Instrument whereby a Credit Party subordinates its rights to receive payment of any amounts from any other Credit Party to the complete payment in full of the Obligations, and any other security agreement or other Instrument by which the Administrative Agent obtains a Lien in or on any personal property or assets of a Credit Party to secure the Obligations, together with all amendments, restatements, modifications, supplements, extensions and restatements thereof in accordance with its terms.

“Security Documents” shall mean the Security Agreements, the Mortgages, the Pledge Agreements, the Quebec Security Documents, the Existing Security Documents, the Ratification, the Canadian Ratification, and any other agreement, assignment, document, power-of-attorney, public deed, or other Instrument executed and delivered in connection with (i) the granting, attachment, formalization and perfection of the Administrative Agent’s security interests and

Liens arising thereunder, including UCC financing statements, PPSA financing statements and other similar registrations, filings or instruments, (ii) the pledge or subordination of Indebtedness to or in favor of the Administrative Agent, or (iii) any other mortgage, deed, security, subordination, guaranty or support agreement or arrangement with respect to the Obligations or any Credit Document, together with all amendments, restatements, amendments and restatements, modifications, revisions, supplements, extensions, continuations, and replacements thereof in accordance with its terms; provided, however, no such Security Document, nor any other agreement, assignment, document, power of attorney, public deed, or other Instrument shall constitute a Security Document if it has been terminated in accordance with the requirements of this Agreement.

“Silver” shall mean silver of minimum purity of at least 0.999 fineness conforming in all respects with the requirements for good delivery on the London Bullion Market.

“Specified Transaction” shall mean, with respect to any period, (i) any event, action or transaction that by the terms of this Agreement requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis”, (ii) any investment, acquisition, sale, transfer or other disposition of assets (including Royalties and Metal Streaming Transactions), and (iii) incurrence or repayment of Indebtedness or dividend.

“Subsidiary” shall mean, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Taxes” shall mean all present and future taxes, levies, duties, imposts, deductions, charges, withholdings (including backup withholding), assessments, fees, and other similar levies, fees, or other charges imposed by any Governmental Authority of whatever nature, including stamp, sales, use, documentary, value added, excise, registration, property and income taxes, including any interest, additions to tax or penalties applicable thereto.

“Title Opinions” means those legal opinions from counsel to the Credit Parties pertaining to the Nevada Royalties and the right, title and interest of the Credit Parties in and to such Nevada Royalties attached hereto as Schedule 1.1(e), together with any additional or future legal opinions pertaining to the Nevada Royalties and the right, title and interest of the Credit Parties in and to such Nevada Royalties, which are in form and substance acceptable to the Administrative Agent.

“Transfer Effective Date” shall have the meaning set forth in each Assignment Agreement.

“U.S. Borrower” means any Borrower that is a U.S. Person.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Security Agreement” shall mean that certain Amended and Restated Security Agreement from Royal Gold, High Desert and RG Mexico in favor of the Administrative Agent as further described on Schedule 1.1(c) hereto, as it has been ratified and confirmed pursuant to the Ratification, together with all amendments, restatements, amendments and restatements, modifications, revisions, increases, supplements, extensions, continuations, replacements or refinancings from time to time in accordance with the terms thereof.

“U.S. Tax Compliance Certificate” shall have the meaning set forth in Section 2.16(h).

“USA PATRIOT Act” shall have the meaning set forth in the definition of “Anti-Money Laundering Laws”.

“Voting Stock” shall mean, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

“Withholding Agent” means any Credit Party and the Administrative Agent.

Section 1.2 Other Definitional Provisions; Time References.

(a)                   Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes or other Credit Documents or any certificate or other document made or delivered pursuant hereto.

(b)                   The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c)                    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(d)                   The word “including” means “including without limitation” or “including, but not limited to,” and does not create or denote a limitation.

(e)                    Unless otherwise expressly indicated, each time reference in any Credit Document shall be to New York time.

Section 1.3 Québec Matters.  For purposes of any assets, liabilities or entities located in the Province of Québec and for all other purposes pursuant to which the interpretation or construction of this Agreement may be subject to the laws of the Province of Québec or a court or tribunal exercising jurisdiction in the Province of Québec, (a) “personal property” shall include “movable property”, (b) “real property” or “real estate” shall include “immovable property”, (c) “tangible property” shall include “corporeal property”, (d) “intangible property” shall include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall include a “hypothec”, “right of retention”, “prior claim” and a resolutory clause, (f) all references to filing, perfection, priority, remedies, registering or recording under the Uniform Commercial Code or a Personal Property Security Act shall include publication under the Civil Code of Québec, (g) all references to “perfection” of or “perfected” liens or security interest shall include a reference to an “opposable” or “set up” lien or security interest as against third parties, (h) any “right of offset”, “right of setoff” or similar expression shall include a “right of compensation”, (i) “goods” shall include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall include a “mandatary”, (k) “construction liens” shall include “legal hypothecs”; (l) “joint and several” shall include “solidary”; (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”; (n) “beneficial ownership” shall include “ownership on behalf of another as mandatary”; (o) “easement” shall include “servitude”; (p) “priority” shall include “prior claim”; (q) “survey” shall include “certificate of location and plan”; (r) “state” shall include “province”; (s) “fee simple title” shall include “absolute ownership”; (t) “accounts” shall include “claims”.  The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only.  Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en langue anglaise seulement.

Section 1.4 Accounting Terms.  Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a basis consistent with the most recent audited consolidated financial statements of the Borrower delivered to the Administrative Agent; provided that, if the Borrower shall notify the Administrative Agent that it wishes to amend any covenant in Section 6.17 (or the definitions used therein) to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Section 6.17 or any definition used therein for such purpose), then compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

The Borrower shall deliver to the Administrative Agent at the same time as the delivery of any annual or quarterly financial statements given in accordance with the provisions of Section 6.1, (a) a description in reasonable detail of any material change in the application of accounting principles employed in the preparation of such financial statements from those applied in the most recently preceding quarterly or annual financial statements as to which no objection shall have been made in accordance with the provisions above and (b) a reasonable estimate of the effect on the financial statements on account of such changes in application.

Section 1.5 Amendment and Restatement.  This Agreement amends, restates and continues the Existing Agreement, and this Agreement and each Note and all Instruments, agreements, and documents executed in connection herewith, constitute an amendment, renewal, continuance and restatement of all Indebtedness and Obligations of the Borrower and the Guarantors evidenced by the Existing Agreement and the Original Notes.  All promissory notes, instruments, documents, and agreements entered into in connection with the Existing Agreement or the Original Notes shall remain in full force and effect, except to the extent expressly modified in accordance with their respective terms.  It is expressly understood and agreed by the parties hereto that this Agreement is in no way intended to constitute, and does not constitute, a release, repayment, satisfaction, discharge or novation of the obligations and liabilities existing under the Existing Agreement or the Original Notes or a release, termination, novation or impairment of any Lien or Existing Credit Document.  All Liens created pursuant to the Existing Credit Documents shall extend and apply to this Agreement and each Note issued hereunder and the full payment and performance of all Obligations, in each case for the benefit of the Lenders and all such Liens are hereby expressly continued, ratified and confirmed by the Borrower and the Guarantors (except to the extent such Liens have previously been expressly released or modified or are being modified by the Credit Documents).  The amendment and restatement hereby of the Existing Agreement, or the concurrent amendment and restatement of any other Existing Credit Document, shall not constitute a waiver of any conditions or requirements set forth herein or therein, whether or not performed, fulfilled or required to be performed or fulfilled prior to the date hereof, nor does it constitute consent to any prior or existing default, event of default or breach of any provision hereof or of any other Existing Credit Document.  All references to the Existing Agreement in any Existing Credit Document shall be deemed to refer to this Agreement.  If any inconsistency exists between this Agreement and the Existing Agreement, the terms of this Agreement shall prevail.  Nothing contained in this Agreement or any other document or instrument executed contemporaneously herewith shall be deemed to satisfy or discharge the Indebtedness or Obligations arising under this Agreement or any Note (this being an amendment and restatement only).

Section 1.6 Permitted Liens.  Any reference in any of the Credit Documents to a Permitted Lien is not intended to subordinate or postpone, and shall not be interpreted as subordinating or postponing, or as any agreement to subordinate or postpone, any Lien created by any of the Credit Documents to any Permitted Lien.

ARTICLE II
THE LOANS; AMOUNT AND TERMS

Section 2.1  Revolving Loans.

(a)                   Revolving Commitment.  During the Commitment Period, subject to the terms and conditions hereof, the Lenders severally (and not jointly) agree to make revolving credit loans (the “Loans”) to the Borrower from time to time in an aggregate principal amount of up to the Committed Amount; provided, however, that (i) with regard to each Lender individually, the sum of such Lender’s Commitment Percentage of outstanding Loans shall not exceed such Lender’s Commitment, and (ii) with regard to the Lenders collectively, the aggregate sum of the outstanding Loans shall not exceed the Committed Amount.  For the avoidance of doubt, all Loans made under (and as defined in) the Existing Agreement and outstanding as of the Closing Date shall be deemed to have been made, and shall constitute Loans, under this Agreement. Loans may be repaid and reborrowed in accordance with the provisions hereof.

(b)                   Loan Borrowing Procedure.

(i)                       Notice of Borrowing.  The Borrower shall request a Loan borrowing by delivering a written Notice of Borrowing (or telephone notice promptly confirmed in writing by delivery of a written Notice of Borrowing, which delivery may be by facsimile) to the Administrative Agent not later than 11:00 a.m. on the third Business Day prior to the date of the requested borrowing.  Each such Notice of Borrowing shall be irrevocable and shall specify (A) that a Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, and (D) the requested Interest Period(s).  If the Borrower shall fail to specify an applicable Interest Period in the Notice of Borrowing, then such notice shall be deemed to be a request for an Interest Period of one month.  The Administrative Agent shall give notice to each Lender promptly upon receipt of each Notice of Borrowing, the contents thereof and each such Lender’s share thereof.

(ii)                    Minimum Amounts.  Each Loan shall be in a minimum aggregate amount of $1,000,000 and in integral multiples of $500,000 in excess thereof.

(iii)                 Advances.  Each Lender will make its Commitment Percentage of each Loan borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in the Lenders’ Administrative Details Schedule, or at such other office as the Administrative Agent may designate in writing, by 1:00 p.m. on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Administrative Agent.  Such borrowing will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

(c)                    Repayment.  The principal amount of all Loans shall be due and payable in full on the Maturity Date.  The Borrower covenants and agrees to pay the Loans in accordance with the terms of this Agreement and the Notes.

(d)                   Interest.  Except as set forth in Section 2.10 hereof, Loans shall bear interest at a per annum rate equal to the sum of the LIBOR Rate plus the Applicable Percentage.  The Borrower covenants and agrees to promptly pay interest on the Loans on each Interest Payment Date, with such interest payable in arrears.

(e)                    Amendment, Restatement and Continuance.  This Agreement amends, restates, continues and replaces the Existing Agreement, and nothing contained in this Agreement shall be deemed or construed to be a repayment, satisfaction or novation of the Loans outstanding under the Existing Agreement, or to release, terminate, novate or in any way impair any Lien or Security Document that guarantees or secures the payment and performance of the Loans, this Agreement and the other Credit Documents.  All Liens and Security Documents that guarantee or secure such payment and performance shall extend to and apply to all Loans made hereunder and under the Notes, and such Liens and Security Documents shall be continued, ratified and confirmed.  Any Interest Periods applicable to amounts outstanding as of the Closing Date under the Existing Agreement shall continue until the expiration date applicable thereto, without being affected by this Agreement.

Section 2.2 Commitment Fee.  In consideration of the Commitment, the Borrower agrees to pay to the Administrative Agent, for the ratable benefit of the Lenders, a commitment fee (the “Commitment Fee”) in an amount equal to the Commitment Fee Percentage per annum on the average daily unused portion of the Committed Amount beginning on the Closing Date.  The Commitment Fee shall be payable quarterly in arrears on the 15th day following the last day of each calendar quarter for the prior calendar quarter. For purposes of this Section 2.2, the Commitment of any Defaulting Lender shall be deemed to be zero.

Section 2.3 Commitment Reductions.

(a)                   Voluntary Reduction.  The Borrower shall have the right at any time and from time to time, upon at least five (5) Business Days’ prior written notice from the Borrower to the Administrative Agent, to permanently reduce the Committed Amount by an aggregate principal amount not less than $1,000,000, plus any whole multiples of $1,000,000 in excess thereof or any amount in excess thereof which would reduce the Committed Amount to the aggregate sum of the outstanding Loans.

(b)                   Commitment Reduction Repayment.  Upon the giving of notice set forth in Section 2.3(a), which shall be irrevocable, each permanent reduction in the Committed Amount permitted pursuant to this Section 2.3 and any amounts due as a result thereof shall be due and payable on the date set forth therein.

(c)                    Maturity Date.  The Commitment shall automatically terminate on the Maturity Date.

Section 2.4 Prepayments.

(a)                   Optional Prepayments.  The Borrower shall have the right to prepay Loans in whole or in part from time to time; provided, however, that each partial prepayment of a Loan shall be in a minimum principal amount of $1,000,000 and integral multiples of $500,000 in excess thereof or, if less, the unpaid balance thereof.  The Borrower shall give three (3) Business Days’ irrevocable notice of prepayment to the Administrative Agent (which shall notify the Lenders thereof as soon as practicable).  Each prepayment pursuant to this Section 2.4(a) shall be applied to the outstanding Loans as the Borrower may elect; provided, however, each prepayment shall be applied in direct order of Interest Period maturities.  All prepayments under this Section 2.4(a) shall be subject to Section 2.14, but otherwise without premium or penalty.  Interest on the principal amount prepaid shall be payable on the next occurring Interest Payment

Date that would have occurred had such Loan not been prepaid or, at the request of the Administrative Agent, interest on the principal amount prepaid shall be payable on any date that a prepayment is made hereunder through the date of prepayment.

(b)                   Mandatory Prepayments.  If at any time after the Closing Date, the aggregate sum of all the outstanding Loans shall exceed the Committed Amount, the Borrower shall immediately prepay the Loans in an amount sufficient to eliminate such excess (such prepayment to be applied to the Loans in direct order of Interest Period maturities).

Section 2.5 Default Rate and Payment Dates.  Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at the Default Rate.

Section 2.6 Extension of an Interest Period.  Any Loans may be continued or extended upon the expiration of an Interest Period with respect thereto by delivery by the Borrower of a Notice of Extension to the Administrative Agent not later than 11:00 a.m. on the third Business Day prior to the last day of the Interest Period applicable thereto.  If the Borrower shall fail to deliver a Notice of Extension as contemplated by this Section 2.6, the Borrower shall be deemed to have delivered a Notice of Extension, including all certifications therein, requesting an Interest Period of one month.

Section 2.7 Computation of Interest and Fees.

(a)                   Interest payable hereunder and all other fees and other amounts payable hereunder shall be calculated on the basis of a 360 day year for the actual days elapsed.  The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a LIBOR Rate on the Business Day of the determination thereof.

(b)                   Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.  The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the computations used by the Administrative Agent in determining any interest rate.

(c)                    It is the intent of the Lenders and the Credit Parties to conform to and contract in strict compliance with applicable usury law from time to time in effect.  All agreements between the Lenders and the Credit Parties are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral.  In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity of any Obligation), shall the interest taken, reserved, contracted for, charged, or received under this Agreement, under the Notes or otherwise, exceed the maximum nonusurious amount permissible under applicable law.  If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and such interest shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document.  If any Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable law and which would, apart from this provision, be in excess of the maximum nonusurious amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans.  The right to demand payment of the Loans or any other Indebtedness evidenced by any of the Credit Documents does not include the right to receive any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand.  All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such indebtedness does not exceed the maximum nonusurious amount permitted by applicable law.

(d)                   For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or any fee to be paid hereunder or in connection herewith is to be calculated on the basis of a 360-day or 365-day year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or 365, as applicable.  The rates of interest under this Agreement are nominal rates, and not effective rates or yields.  The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.

(e)                    Notwithstanding the foregoing, if (i) a Security Document creates a mortgage on real property or a hypothec on immovables of a Canadian Credit Party or (ii) the rate provided for in Section 2.5 is otherwise determined to be unenforceable against a Canadian Credit Party, then, in either case, the Canadian Credit Party shall pay interest at a rate per annum equal to the rate otherwise applicable to such Loans or, in the case of any amount not constituting principal or interest on a Loan, at a rate equal to the rate otherwise applicable to Base Rate Loans, provided that, without limiting the effect of this Section 2.7(e)(ii), nothing in Section 2.7(e)(ii) shall preclude the operation of Section 2.5 in respect of a Canadian Credit Party where (A) a Security Document that creates a mortgage on real property or a hypothec on immovables of a Canadian Credit Party also creates a Lien on other property and assets of such Canadian Credit Party; or (B) the principal of or interest on any Loan or any fee or other amount payable by such Canadian Credit Party hereunder is also secured by a Lien other than a mortgage on real property or a hypothec on immovables.

(f)                     If any provision of this Agreement would oblige a Canadian Credit Party to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that Lender of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable law or so result in a receipt by that Lender of “interest” at a “criminal rate”, such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows:

(i)         first, by reducing the amount or rate of interest; and

(ii)        thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid which would constitute interest for purposes of section 347 of the Criminal Code (Canada).

Section 2.8  Pro Rata Treatment and Payments.

(a)        Pro Rata Treatment.  Each borrowing of Loans and any reduction of the Commitments shall be made pro rata according to the respective Commitment Percentages of the Lenders.  Each payment (other than prepayments) of principal or interest under this Agreement or any Note shall be applied pro rata, first, to any fees and expenses then due and owing by the Borrower hereunder, second, to interest then due and owing hereunder and under the Notes and, third, to principal then due and owing hereunder and under the Notes.  Each payment on account of any fees and expenses hereunder shall be made pro rata in accordance with the respective amounts due and owing.  Each optional prepayment of the Loans shall be applied in accordance with Section 2.4(a) and each mandatory prepayment of the Loans shall be applied in accordance with Section 2.4(b).  Prepayments made pursuant to Section 2.11 shall be applied in accordance with such section.  All payments (including prepayments) to be made by the Borrower on account of principal, interest and fees shall be made without defense, set-off or counterclaim and shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent’s office specified on the Lenders’ Administrative Details Schedule in Dollars and in immediately available funds not later than 12:00 Noon on the date when due.  The Administrative Agent shall distribute such payments to the Lenders entitled thereto promptly upon receipt in like funds as received.  If any payment hereunder (other than payments on the Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.  If any payment on a Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

(b)        Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Agreement to the contrary, after the exercise of remedies by the Administrative Agent or the Lenders pursuant to Section 8.2 (or after the Commitments shall automatically terminate and the Loans (with accrued interest thereon) and all other amounts under the Credit Documents shall automatically become due and payable in accordance with the terms of such Section), all amounts collected or received by the Administrative Agent or any Lender on account of the Obligations or any other amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:

FIRST, to the payment of all out-of-pocket costs and expenses (including without limitation reasonable attorneys’ fees) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the Administrative Agent with respect to the Collateral under or pursuant to the terms of the Security Documents;

SECOND, to payment of any fees owed to the Administrative Agent;

THIRD, to the payment of all out-of-pocket costs and expenses (including without limitation, reasonable attorneys’ and consultants’ fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Obligations owing to such Lender;

FOURTH, to the payment of all of the Obligations consisting of interest and any accrued fees not paid under the foregoing;

FIFTH, to the payment of the outstanding principal amount of the Obligations and any breakage, termination or other payments due on the Obligations, and any interest accrued thereon together with all Obligations arising under any Hedging Agreement with a Lender (or an Affiliate of a Lender) or any account (including cash management accounts) or other cash management services provided by a Lender (or an Affiliate of a Lender);

SIXTH, to all other Obligations and all other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses “FIRST” through “FIFTH” above; and

SEVENTH, to the payment of the surplus, if any, to whomever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category.

Section 2.9  Non-Receipt of Funds by the Administrative Agent.

(a)        Unless the Administrative Agent shall have been notified in writing by a Lender prior to the date a Loan is to be made by such Lender (which notice shall be effective upon receipt) that such Lender does not intend to make the proceeds of such Loan available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such proceeds available to the Administrative Agent on such date, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower a corresponding amount.  If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender.  If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, in accordance with the terms hereof, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent.  The Administrative Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to the applicable rate for the applicable borrowing pursuant to the Notice of Borrowing.

(b)        Unless the Administrative Agent shall have been notified in writing by the Borrower, prior to the date on which any payment is due from it hereunder (which notice shall be effective upon receipt), that the Borrower does not intend to make such payment, the Administrative Agent may assume that the Borrower has made such payment when due, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to each Lender on such payment date an amount equal to the portion of such assumed payment to which such Lender is entitled hereunder, and if the Borrower has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, repay to the Administrative Agent the amount made available to such Lender.  If such amount is repaid to the Administrative Agent on a date after the date such amount was made available to such Lender, such Lender shall pay to the Administrative Agent on demand interest on such amount in respect of each day from the date such amount was made available by the Administrative Agent to such Lender to the date such amount is recovered by the Administrative Agent at a per annum rate equal to the LIBOR Rate.

(c)        A certificate of the Administrative Agent submitted to the Borrower or any Lender with respect to any amount owing under this Section 2.9 shall be conclusive in the absence of manifest error.

Section 2.10           Inability to Determine Interest Rate; Base Rate Loans.  Notwithstanding any other provision of this Agreement, if (i) the Administrative Agent shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that, by reason of circumstances affecting the relevant market, reasonable and adequate means do not exist for ascertaining LIBOR for such Interest Period, including that LIBOR quotations are unavailable or insufficient in number or (ii) the Required Lenders shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate does not adequately and fairly reflect the cost to such Lenders of funding Loans that the Borrower has requested during such Interest Period, the Administrative Agent shall forthwith give telephone notice of such determination, confirmed in writing, to the Borrower and the Lenders at least two Business Days prior to the first day of such Interest Period.  Until any such notice has been withdrawn by the Administrative Agent, no further Loans shall be made as or continued as LIBOR Rate Loans for the Interest Periods so affected, and all Loans outstanding shall be converted into a Base Rate Loan (i) on the last day of the then-current Interest Period if the Lenders may lawfully continue to maintain the Loans as LIBOR Rate Loans to such day, or (ii) immediately if the Administrative Agent or any Lender shall determine that any Lender may not lawfully continue to maintain the Loans as LIBOR Rate Loans to such day.  Furthermore, until any such notice has been withdrawn by the Administrative Agent, all Loans requested by the Borrower or advanced by any Lender hereunder shall be made and advanced as a Base Rate Loan, to which all other terms and conditions of this Agreement shall apply.

Section 2.11           Illegality.  Notwithstanding any other provision of this Agreement, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by the relevant Governmental Authority to any Lender shall make it unlawful for such Lender or its LIBOR Lending Office to make or maintain LIBOR Rate Loans as contemplated by this Agreement or to obtain in the interbank eurodollar market through its LIBOR Lending Office the funds with which to make such Loans, (a) such Lender shall promptly notify the Administrative Agent and the Borrower thereof, and (b) the commitment of such Lender hereunder to make LIBOR Rate Loans or continue LIBOR Rate Loans as such shall forthwith be suspended until the Administrative Agent shall give notice that the condition or situation which gave rise to the suspension shall no longer exist.  The Borrower hereby agrees to promptly pay any Lender, upon its demand, any additional amounts necessary to compensate such Lender for actual and direct costs (but not including anticipated profits) reasonably incurred by such Lender in making any repayment in accordance with this Section including, but not limited to, any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder.  A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error.  Each Lender agrees to use reasonable efforts (including reasonable efforts to change its LIBOR Lending Office) to avoid or to minimize any amounts which may otherwise be payable pursuant to this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its sole discretion to be material.  For purposes of this Section 2.11, notwithstanding anything to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a ‘change in any Requirement of Law’, regardless of the date enacted, adopted or issued.

Section 2.12           Requirements of Law.

(a)           If any Change in Law shall:

(i)         subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(ii)        impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the LIBOR Rate hereunder; or

(iii)       impose on such Lender any other condition not otherwise expressly excluded above;

and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining LIBOR Rate Loans or to reduce any amount receivable hereunder or under any Note or Loan, then, in any such case, the Borrower shall promptly pay such Lender, within fifteen (15) days after its demand, any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable which such Lender reasonably deems to be material as determined by such Lender with respect to its LIBOR Rate Loans.  A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error.  Each Lender agrees to use reasonable efforts (including reasonable efforts to change its LIBOR Lending Office, as the case may be) to avoid or to minimize any amounts which might otherwise be payable pursuant to this paragraph of this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or other disadvantages deemed by such Lender to be material.

(b)        If any Lender shall have reasonably determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, within fifteen (15) days after demand by such Lender, the Borrower shall pay to such Lender such additional amount as shall be certified by such Lender as being required to compensate it for such reduction.  Such a certificate as to any additional amounts payable under this Section submitted by a Lender (which certificate shall include a description of the basis for the computation), through the Administrative Agent, to the Borrower shall be conclusive absent manifest error.

Section 2.13           Judgment Currency Conversion.  If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement or any other Credit Document, it becomes necessary to convert into a particular currency (the “Judgment Currency”) any amount due under this Agreement or under any other Credit Document in any currency other than the Judgment Currency (the “Currency Due”), then conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which judgment is given.  For this purpose “rate of exchange” means the rate at which the Administrative Agent is able, on the relevant date, to purchase the Currency Due with the Judgment Currency in accordance with its normal practice at its head office.  In the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given and the date of receipt by the Administrative Agent of the amount due, the Borrower will, on the date of receipt by the Administrative Agent, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by the Administrative Agent on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of receipt by the Administrative Agent is the amount then due under this Agreement or such other Credit Document in the Currency Due.  If the amount of the Currency Due which the Administrative Agent is so able to purchase is less than the amount of the Currency Due originally due to it, the Borrower shall indemnify and save the Administrative Agent and the Lenders harmless from and against all loss or damage arising as a result of such deficiency.  This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Agreement and the other Credit Documents, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Administrative Agent from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any other Credit Document or under any judgment or order.

Section 2.14           Indemnity.  The Borrower hereby agrees to indemnify each Lender and to hold such Lender harmless from any liabilities, claims, costs, charges, funding loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or interest on any Loan by such Lender in accordance with the terms hereof, (b) default by the Borrower in accepting a borrowing after the Borrower has given a notice in accordance with the terms hereof, (c) default by the Borrower in making any prepayment after the Borrower has given a notice in accordance with the terms hereof, and/or (d) any payment or prepayment of a Loan, or the extension thereof, on a day which is not the last day of the Interest Period with respect thereto, in each case including, but not limited to, any such loss, expense, cost or liability arising from interest, fees, costs or charges payable by such Lender to lenders of funds obtained by it in order to maintain its Loans hereunder.  A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error.  The agreements in this Section shall survive termination of this Agreement and payment of the Notes and all other amounts payable hereunder.

Section 2.15           Incremental Loans.

(a)        Borrower Request for Incremental Loans.  The Borrower may at any time and from time to time after the Closing Date by written notice to the Administrative Agent (whereupon the Administrative Agent shall make such notice available to each of the Lenders) request one or more additional new revolving loan tranches (an “Incremental Loan”) increasing the aggregate amount of the Committed Amount (each such increase, a “Commitment Increase”) in an aggregate amount not to exceed $150,000,000 from any existing Lender or an Additional Incremental Lender (which Additional Incremental Lender shall become an “Additional Lender” and “Lender” hereunder subject to the prior consent of the Administrative Agent and Borrower, such consent not to be unreasonably withheld, conditioned or delayed).  Each such written notice shall specify: (i) the date on which the Borrower proposes that the Commitment Increase shall be effective (the “Loan Increase Effective Date”), which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to the Administrative Agent, (ii) the amount of such proposed Commitment Increase (which shall not exceed an aggregate of $150,000,000 for all Commitment Increases), and (iii) the identity of each Lender (including each Additional Incremental Lender) to whom the Borrower proposes each portion of such Commitment Increase and related Incremental Loan be allocated and the amount of each such allocation.  No existing Lender will have any obligation to accept or make any portion of any Incremental Loan or to make any Loan associated with any Commitment Increase.  Each Lender, in its sole discretion, may either grant or deny any increase in its respective Commitment.

(b)        Conditions to Incremental Loans.  A Commitment Increase shall become effective as of the Loan Increase Effective Date; provided that each of the following conditions precedent is satisfied:

(i)         no Default or Event of Default shall have occurred or be continuing or would result from any borrowing to be made as of the Loan Increase Effective Date or otherwise with respect to the Commitment Increase;

(ii)        the representations and warranties made by the Credit Parties herein shall be true and correct on and as of the Loan Increase Effective Date as if made on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date (in which event such representations and warranties shall have been true and correct on and as of such earlier date);

(iii)       the Credit Parties shall have delivered to the Administrative Agent a certificate of a Responsible Officer certifying clauses (i) and (ii); and

(iv)       the Commitment Increase has been accepted by one or more Lenders or Additional Incremental Lenders.

(c)        Terms of Incremental Loans and Commitment Increase.  The terms and conditions of any Incremental Loan made pursuant to a Commitment Increase shall be as follows:

(i)        on and after each Loan Increase Effective Date, each Lender (including Additional Incremental Lender(s)) shall be obligated, to the extent of its Commitment, in accordance with the requirements set forth in this Agreement to provide Loans to Borrower under each Incremental Loan subject to Borrower’s compliance with the terms and conditions of this Agreement applicable to all Loans, including Section 2.1(b) regarding borrowing procedures and Article 5 regarding conditions precedent to all Loans;

(ii)       each Commitment Increase shall be in a minimum amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof; and

(iii)      each Additional Incremental Lender shall be joined to this Agreement as a Lender pursuant to a joinder agreement in the form attached hereto as Exhibit L (the “Incremental Increase Joinder”), executed by the Borrower, the Administrative Agent and each such Additional Incremental Lender making such Incremental Loan.  The Incremental Increase Joinder may, without the consent of any other Lender, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.15.  In addition, unless otherwise specifically provided herein, all references in this Agreement and any other Credit Document to Loans shall be deemed to include a reference to Incremental Loans that are Loans made pursuant to this Agreement.

(d)        Additional Incremental Lenders’ Administrative Details Schedule.  Prior to each respective Loan Increase Effective Date, the Administrative Agent shall receive from each Additional Incremental Lender a Lenders’ Administrative Details Schedule or, in the case of an existing Lender, an update to its Lenders’ Administrative Details Schedule and the Administrative Agent shall adjust each Lender’s Commitment Percentage to account for each such Lender and/or Additional Incremental Lender and each Commitment Increase and related Incremental Loan.  Such new or updated Lenders’ Administrative Details Schedule shall be deemed to replace and/or update, as the case may be, the existing Lenders’ Administrative Details Schedule and, notwithstanding the provisions of Section 10.1 hereof, shall become part of this Agreement without the need for an amendment or any other action on the part of the parties hereto.

(e)        Equal and Ratable Benefit.  The Incremental Loans and Commitment Increases established pursuant to this Section 2.15 shall constitute Loans and Commitments for all purposes under, and shall be entitled to all the rights, benefits and remedies afforded by this Agreement and the other Credit Documents, and shall, without limiting the foregoing, benefit equally and ratably, on a pari passu basis, from all security interests created by each Security Document and the guarantees of the Guarantors.  The Credit Parties shall take any actions and execute and deliver any Instruments required by the Administrative Agent to evidence and ensure that the Liens and security interests granted by the Security Documents extend to and benefit the Incremental Loans and continue to be effective and perfected following the establishment of any such Incremental Loan or Commitment Increase.

Section 2.16           Taxes.

(a)        Payment Free of Taxes.  Any and all payments by or on account of any obligation of any Credit Party under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)        Payment of Other Taxes.  The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)        Indemnification by the Credit Parties.  The Credit Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the

Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)        Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.7 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e)        Evidence of Payment of Taxes.  As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 2.16, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)        Lender Efforts. Each Lender agrees to use reasonable efforts (including reasonable efforts to change its LIBOR Lending Office, as the case may be) to avoid or to minimize any amounts which might otherwise be payable pursuant to this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or other disadvantages deemed by such Lender in its sole discretion to be material.

(g)        Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund or credit of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including by the payment of additional amounts pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund or credit (but only to the extent of indemnity payments made under this Section 2.16 with respect to the Taxes giving rise to such refund or credit), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund or credit to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) (1) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund or credit had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid or (2) it is in an excess foreign tax credit position.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)        Status of Lenders.

(i)        Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.16(h)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if, in the Lender’s reasonable judgment, such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)       Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,

(A)      any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B)      any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the Recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)  in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed originals of IRS Form W-

8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)  executed originals of IRS Form W-8ECI;

(3)  in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate (a “U.S. Tax Compliance Certificate”) substantially in the form of Exhibit M-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and (y) executed originals of IRS Form W-8BEN; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit M-2 or Exhibit M-3, as applicable, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit M-4 on behalf of each such direct and indirect partner;

(C)                     any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the Recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)                     if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Closing Date.

(E)                      Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(i)                           The agreements in this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the termination, repayment, satisfaction or discharge of all Obligations under the Credit Documents.

Section 2.17                                  Defaulting Lenders.

(a)                       Responsibility.  The failure of any Defaulting Lender to make any Loan or any payment required by it hereunder on the date specified therefor shall not relieve any other Lender of its obligations to make such Loan or make any other payment required hereunder on such date, and neither any Agent nor, other than as expressly set forth herein, any other Lender shall be responsible for the failure of any Defaulting Lender to make a Loan or make any other payment required hereunder.

(b)                       Reallocation.  If any Lender is a Defaulting Lender, all or a portion of such Defaulting Lender’s Commitment shall be reallocated to and assumed by the Lenders that are not Defaulting Lenders pro rata in accordance with their Commitment Percentages of the Loans (calculated as if the Defaulting Lender’s Commitment Percentage was reduced to zero and each other Lender’s Commitment Percentage had been increased proportionately), provided that no Lender shall be reallocated any such amounts or be required to fund any amounts that would cause the sum of its outstanding Loans to exceed its Commitment.

(c)                        Voting Rights.  Notwithstanding anything set forth herein to the contrary, including Section 10.1 hereof, a Defaulting Lender shall not have any voting or consent rights under or with respect to any Credit Document or constitute a “Lender” (or be, or have its Loans and Commitments, included in the determination of “Required Lenders”, “all Lenders” or “Lenders directly affected” pursuant to Section 10.1 hereof) for any voting or consent rights under or with respect to any Credit Document, provided that (A) the Commitment of a Defaulting Lender may not be increased, (B) the principal of a Defaulting Lender’s Loans may not be reduced or forgiven, (C) the interest rate applicable to Obligations owing to a Defaulting Lender may not be reduced (except as a result of changes in the Applicable Percentage), and (D) no amendment or waiver of any provision of this Agreement or any other Credit Document, and no consent with respect to any departure by any Credit Party therefrom, shall otherwise treat any

Defaulting Lender differently than any other Lender, in each case without the consent of such Defaulting Lender.  Moreover, for the purposes of determining the Required Lenders, the Loans and Commitments held by Defaulting Lenders shall be excluded from the total Loans and Commitments outstanding.

(d)                       Borrower Payments to a Defaulting Lender.  Administrative Agent shall be entitled to hold, in a non-interest bearing account, all portions of any payments received by Administrative Agent for the benefit of any Defaulting Lender pursuant to this Agreement as cash collateral.  Administrative Agent is hereby authorized to use such cash collateral to pay in full the Aggregate Excess Funding Amount to the appropriate Lenders thereof, and then, to hold as cash collateral the amount of such Defaulting Lender’s pro rata share, without giving effect to any reallocation pursuant to Section 2.17(b) hereof, of all funding obligations until the Obligations are paid in full in cash and all Commitments have been terminated.  Upon any such unfunded obligations owing by a Defaulting Lender becoming due and payable, Administrative Agent shall be authorized to use such cash collateral to make such payment on behalf of such Defaulting Lender.  With respect to such Defaulting Lender’s failure to fund Loans, any amounts applied by Administrative Agent to satisfy such funding shortfalls shall be deemed to constitute a Loan and, if necessary to effectuate the foregoing, the other Lenders shall be deemed to have sold, and such Defaulting Lender shall be deemed to have purchased, Loans from the other Lenders until such time as the aggregate amount of the Loans are held by the Lenders in accordance with their Commitment Percentages.  Any amounts owing by a Defaulting Lender to Administrative Agent which are not paid when due shall accrue interest at the interest rate applicable during such period to Loans that are Base Rate Loans.  In the event that Administrative Agent is holding cash collateral of a Defaulting Lender that cures pursuant to clause (e) below or ceases to be a Defaulting Lender pursuant to definition of Defaulting Lender, Administrative Agent shall return the unused portion of such cash collateral to such Lender.  The “Aggregate Excess Funding Amount” of a Defaulting Lender shall be the aggregate amount of (A) all unpaid obligations owing by such Lender to Administrative Agent and other Lenders under the Credit Documents, including such Lender’s pro rata share of all Loans, plus, without duplication, (B) all amounts of such Defaulting Lender reallocated to other Lenders pursuant to clause (b) above.

(e)                        Cure.  A Lender may cure its status as a Defaulting Lender under clauses (a) and/or (b) of the definition of “Defaulting Lender” if such Lender (A) fully pays to Administrative Agent, on behalf of the applicable Lenders, the Aggregate Excess Funding Amount, plus all interest due thereon and (B) timely funds the next Loan required to be funded by such Lender.  Any such cure shall not relieve any Lender from liability for breaching its contractual obligations hereunder.

(f)                         Fees.  A Lender that is a Defaulting Lender pursuant to clauses (a) and/or (b) of the definition of “Defaulting Lender” shall not earn and shall not be entitled to receive, and the Borrower shall not be required to pay, such Lender’s portion of the Commitment Fee, or any costs or expenses requested by such Lender pursuant to Section 10.6 hereof, during the time such Lender is a Defaulting Lender pursuant to clause (a) and/or clause (b) of the definition of “Defaulting Lender”.  In the event that any reallocation of Loans occurs pursuant to clause (b) above, during the period of time that such reallocation remains in effect, the Commitment Fee payable with respect to such reallocated portion shall be payable to all Lenders based on their pro rata share of such reallocation.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

To induce the Lenders to enter into this Agreement and to make the Loans herein provided for, the Credit Parties hereby represent and warrant to the Administrative Agent and to each Lender that:

Section 3.1  Corporate Existence; Compliance with Law.  Each of the Credit Parties (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the requisite corporate power, authority and right to acquire, lease, own and operate, as applicable, all its property and to conduct the business in which it is currently engaged, (c) is duly qualified to conduct business and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify or be in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.2  Corporate Power; Authorization; Enforceable Obligations.  Each of the Credit Parties has full corporate power, authority and right to execute, deliver and perform the Credit Documents to which it is party and has taken all necessary limited liability company or corporate action to authorize the execution, delivery and performance by it of the Credit Documents to which it is party.  No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery or performance of any Credit Document by the Credit Parties (other than those which have been obtained) or with the validity or enforceability of any Credit Document against the Credit Parties (except such filings as are necessary in connection with the perfection of the Liens created by such Credit Documents).  Each Credit Document to which it is a party has been duly executed and delivered on behalf of each of the Credit Parties.  Each Credit Document to which it is a party constitutes a legal, valid and binding obligation of each of the Credit Parties, enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

Section 3.3  Financial Condition; No Material Adverse Effect.

(a)                       The audited Consolidated financial statements of the Borrower for the twelve-month period ending June 30, 2013, and the related Consolidated statements of income and of cash flows for the fiscal year ended on such date, all of which have been furnished to the Administrative Agent, have been prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and fairly present the financial condition of the Borrower and its Subsidiaries as of the date or dates thereof and results of operations for the periods covered thereby.  Such financial statements and the notes thereto disclose all material liabilities, direct or contingent, of the Borrower and its Subsidiaries that are required to be disclosed under GAAP.

(b)                       Subsequent to the respective dates as of which information is given in such financial statements, there has been no change or event that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

Section 3.4  Compliance with Laws; No Conflict; No Default.

(a)                       The execution, delivery and performance by each Credit Party of the Credit Documents to which such Credit Party is a party, in accordance with their respective terms, the borrowings hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) violate any Requirement of Law applicable to such Credit Party, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws, articles of organization, operating agreement or other organizational documents of such Credit Party or any material indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval of such Person, except to the extent that such conflict, breach or default with respect to any such indenture, agreement or instrument could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the Credit Documents.

(b)                       Each Credit Party (i) has all Governmental Approvals required by law for it to conduct its business in all material respects, and (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other Requirements of Law relating to it or any of its respective properties, in each case except to the extent the failure to obtain such Governmental Approval or failure to comply with such Governmental Approval or Requirement of Law could not reasonably be expected to have a Material Adverse Effect.  Except as set forth in Schedule 3.4(b) hereto and except for matters that do not have or would not reasonably be expected to have a Material Adverse Effect, to the knowledge of the Credit Parties, the Project Managers of each of the Projects have obtained all material Governmental Approvals required to operate such Projects as currently being operated in accordance with the then-effective mine plan therefore and are operating such Projects in material compliance therewith.

(c)                        Except as set forth in Schedule 3.4(c) hereto, (i) each Credit Party has complied in all material respects with all Requirements of Law, (ii) to the knowledge of each Credit Party, each Project is in compliance with all Requirements of Law relating to the operation of such Project, in each case except to the extent that the failure to obtain a Governmental Approval or the failure to comply with such Governmental Approval or Requirement of Law has not had, and would not reasonably be expected to have, a Material Adverse Effect, and (iii) to the knowledge of each Credit Party, no investigation is currently being conducted by any local, state or federal agency with respect to enforcement of Requirements of Law that would reasonably be expected to have a Material Adverse Effect.  Except as disclosed in Schedule 3.4(c), no Credit Party has knowledge of any existing violation of Requirements of Law or notices thereof issued by any Governmental Authority, with respect to a Credit Party or a Project, which has had or would reasonably be expected to have a Material Adverse Effect.

(d)                       None of the Credit Parties is in default under or with respect to any of its Material Contracts, or any judgment, order or decree to which it is a party, in any respect that has had or could reasonably be expected to have a Material Adverse Effect.  No Default or Event of Default has occurred and is continuing.

Section 3.5  No Material Litigation.  Except as set forth in Schedule 3.5 hereto, no Credit Party is a party to any action, suit or proceeding at law or in equity, by or before any Governmental Authority (or, to the knowledge of any Credit Party, threatened in writing) against or affecting any Credit Party, any Royalty Interest, or any Project that has had, or would reasonably be expected to have a Material Adverse Effect, or which may affect the legality, validity or enforceability of this Agreement or any other Credit Document.  Except as set forth in Schedule 3.5 hereto, to the knowledge of each Credit Party, there is no action, suit or proceeding at law or in equity, by or before any Governmental Authority now pending or threatened against or, with direct and specific application, affecting, any Credit Party, the Royalty Interests or any Project, which has had, or would reasonably be expected to have, a Material Adverse Effect, or which may affect the legality, validity or enforceability of this Agreement or any other Credit Document, and no judgments are outstanding which could reasonably be expected to have a Material Adverse Effect.

Section 3.6  Employee Benefit Plans and Canadian Pension Plans.

(a)                       Employee Benefit Plans.  Each Employee Benefit Plan established or maintained by the Borrower or any other Credit Party complies, and has been maintained and administered, in all material respects in accordance with applicable Requirements of Law.  Each Employee Benefit Plan is fully funded on a going concern basis in accordance with its terms and applicable Requirements of Law, and the present value of all accrued benefits under any such plans do not exceed the value of the assets of such plans allocable to such accrued benefits by an amount that could reasonably be expected to have a Material Adverse Effect.  No material liability exists with respect to any Employee Benefit Plan that has been terminated.

(b)                       Canadian Pension Plans.  Each of the Canadian Pension Plans (if any) is duly registered under the Canadian Income Tax Act and any other applicable Laws which require registration, has been administered in accordance with the Canadian Income Tax Act and such other applicable Laws and no event has occurred which could reasonably be expected to cause the loss of such registered status, except to the extent that any failure to do so could not reasonably be expected to have a Material Adverse Effect.  All material obligations of each of the Credit Parties (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans and the funding agreements therefor have been performed on a timely basis, except to the extent that any failure to do so could not reasonably be expected to have a Material Adverse Effect.  There are no outstanding disputes concerning the assets of the Canadian Pension Plans.  No promises of benefit improvements under the Canadian Pension Plans have been made except where such improvement could not reasonably be expected to have a Material Adverse Effect.  All contributions or premiums required to be made or paid by each of the Credit Parties to the Canadian Pension Plans have been made on a timely basis in accordance with the terms of such plans and all applicable Laws.  There have been no improper withdrawals or applications of the assets of the Canadian Pension Plans.  None of the Canadian Pension Plans contain or have ever contained a “defined benefit provision”, as that term is defined in subsection 147.1(1) of the Canadian Income Tax Act. Each of the Canadian Pension Plans is fully funded on a solvency basis and going concern basis (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities and which are consistent with GAAP).

Section 3.7  Environmental Matters.

(a)                       To the knowledge of the Credit Parties, the Projects are owned, leased, developed, operated or otherwise utilized in compliance with all applicable Environmental Laws and Governmental Approvals, in each case except to the extent that the failure to comply with such Environmental Laws or Governmental Approvals has not had, and would not reasonably be expected to have, a Material Adverse Effect.

(b)                       No Credit Party has received any written or actual notice of violation, alleged violation, non-compliance, notice of investigation, liability or potential liability regarding Materials of Environmental Concern, compliance with Environmental Laws or other environmental matters with regard to any of the Projects, in each case, except as those that have not had, and would not reasonably be expected to have, a Material Adverse Effect, nor does any Credit Party have knowledge that any such notice will be received or is being threatened.

(c)                        No judicial proceeding or governmental or administrative action under any Environmental Law is pending or, to the knowledge of any Credit Party threatened, against any Credit Party, or to the knowledge of any Credit Party is pending against any Project that has had, or would reasonably be expected to have, a Material Adverse Effect.  To the knowledge of the Credit Parties, there are no consent decrees or other clean-up orders, mitigation orders, compliance orders, remediation orders, decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any Project that have had, or would reasonably be expected to have, a Material Adverse Effect.

Section 3.8  Purpose of Loans.  The proceeds of the Loans shall be used by the Borrower to pay any fees and expenses in connection with this Agreement and to provide for the working capital and general corporate requirements of the Borrower and its Subsidiaries.

Section 3.9  Subsidiaries.  Set forth on Schedule 3.9 hereto is a complete and accurate list of all Subsidiaries of the Credit Parties as of the Closing Date.  Information on the attached Schedule includes jurisdiction of incorporation or organization; the number of authorized shares of each class of Capital Stock or other equity interests; the number of outstanding shares of each class of Capital Stock or other equity interests, the owner thereof and the percentage of such ownership; and the number and effect, of all outstanding options, warrants, rights of conversion or purchase and similar rights.  The outstanding Capital Stock and other equity interests of all such Subsidiaries is validly issued, fully paid and non-assessable and is owned free and clear of all Liens (other than Permitted Liens).

Section 3.10                                  Ownership; Insurance.

(a)                       Each of the Credit Parties has good, legal and valid title to (or in the case of any leased premises, easement properties or licensed property, valid leasehold, easement or license interests, which are in full force and effect, in) its real property and good title to, or a valid leasehold interest in, its personal property.

(b)                       Each of the Credit Parties has and maintains in full force and effect adequate insurance in accordance with Section 6.10 hereof and which insurance is described in full as of the Closing Date on Schedule 6.10 hereto.

Section 3.11                                  Title to Royalty Interests; Liens.  Schedule 1.1(a) hereto sets forth, as of the Closing Date, a complete and accurate listing and description of each Collateral Royalty, including the Project and the Royalty Interest associated therewith.  Schedule 1.1(d) hereto sets forth, as of the Closing Date, a complete and accurate listing of each of the Royalty Interests, other than the Collateral Royalties.  Each Credit Party has good and marketable title to the Collateral Royalties owned by it, free and clear of any claims or rights of title and free and clear of all Liens except for Permitted Liens; and each Credit Party has good title to the Royalty Interests (other than the Collateral Royalties) owned by it, free and clear of any claims or rights of title and free and clear of all Liens except for Permitted Liens.

Section 3.12                                  Royalty Agreements.  Schedule 1.1(a) hereto sets forth a complete and accurate list of all Royalty Agreements of each Credit Party relating to a Collateral Royalty and in effect as of the Closing Date.  Each Royalty Agreement relating to a Collateral Royalty is a legal, valid and binding obligation of the Credit Party that is a party thereto, and to each Credit Party’s knowledge, each other party thereto, and other than as set forth in Schedule 3.12 hereto, each such Royalty Agreement is, and after giving effect to the transactions contemplated by the Credit Documents will be, in full force and effect in accordance with the terms thereof.  To the extent requested by the Administrative Agent, the Borrower has delivered or made available to the Administrative Agent a true and complete copy of each Royalty Agreement listed on Schedule 1.1(a) hereto.  No Credit Party is in breach of or in default under any Royalty Agreement for a Collateral Royalty.  As of the Closing Date and since the date thereof, other than as set forth on Schedule 3.12 hereto, no Credit Party has made any unresolved allegation that any counterparty to a Material Contract has breached or defaulted under any such agreement in a material respect, except for allegations of breach or default that a Credit Party has diligently pursued and resolved within thirty (30) days of obtaining knowledge thereof and which has not had, and would not reasonably be likely to have, a Material Adverse Effect during such period of time.  To the knowledge of each Credit Party, other than as set forth on Schedule 3.12 hereto, no counterparty to any Material Contract is in material breach of or in material default of any such Material Contract, except for allegations of breach or default that a Credit Party is diligently pursuing and will resolve within thirty (30) days of obtaining knowledge thereof and which breach or default has not had, and would not reasonably be likely to have, a Material Adverse Effect.

Section 3.13                                  Indebtedness.  Except as otherwise permitted under Section 7.1, the Credit Parties and their Subsidiaries have no Indebtedness.

Section 3.14                                  Taxes.  Each of the Credit Parties and their Subsidiaries has filed, or caused to be filed, all Tax returns (federal, provincial, state, local, foreign or otherwise) required to be filed and has paid (a) all amounts of Taxes shown thereon to be due (including interest and penalties) and (b) all other Taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except, in each case, for such Taxes (i) which are not yet delinquent, (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP, or (iii) that arise and become due in jurisdictions outside of the United States, Canada or Mexico and which are not material either individually or in the aggregate.  Each Credit Party has established reserves which are reasonably believed by the officers and representatives of such Credit Party to be adequate for the payment of such taxes.  None of the Credit Parties is aware of any proposed Taxes or Tax assessments against it or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

Section 3.15                                  No Burdensome Restrictions.  None of the Credit Parties or any of its Subsidiaries is a party to any agreement or Instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable Requirement of Law which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 3.16                                  Limitations on Incurrence of Indebtedness.  No Credit Party is subject to any Requirement of Law limiting its ability to borrow money or to incur or perform the Obligations or to grant Liens with respect to the Collateral as set forth in the Security Documents.

Section 3.17                                  Accuracy and Completeness of Information.  No factual information heretofore, contemporaneously or hereafter furnished by or on behalf of any Credit Party or any of its Subsidiaries to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any other Credit Document contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances when made, not materially misleading; provided, however, that projections contained therein are not to be viewed as factual and that actual results during the periods covered thereby may differ from the results set forth in such projections by a material amount.  There is no fact now known to any Credit Party or any of its Subsidiaries which has, or could reasonably be expected to have, a Material Adverse Effect.

Section 3.18                                  Events of Default.  No event has occurred and is continuing, or would result from the incurring of the Obligations by the Borrower under this Agreement, that, individually or in the aggregate, constitute, or could be reasonably expected to constitute, a Default or Event of Default.

Section 3.19                                  Material Contracts.  Except as set forth in Schedule 3.19 hereto, no Credit Party is a party to any material agreement or Instrument or subject to any charter or other corporate restriction that has had or could reasonably be expected to have a Material

Adverse Effect.  Each Material Contract of the Credit Parties is, and after giving effect to the transactions contemplated by the Credit Documents will be, in full force and effect in accordance with the terms thereof and neither the Borrower nor any Subsidiary thereof has violated in any respect any such Material Contract, the effect of which has had or could reasonably be expected to have a Material Adverse Effect.

Section 3.20                                  Margin Regulations.  No Credit Party is engaged in the business of extending credit for the purpose of, and no proceeds of any Loan or other extensions of credit hereunder will be used for the purpose of, buying or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board) or extending credit to others for the purpose of purchasing or carrying any such margin stock, in each case in contravention of Regulation T, U or X of the Federal Reserve Board.

Section 3.21                                  Investment Company.  No Credit Party is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940.

Section 3.22                                  Metal Streaming Transactions.  As of the execution and delivery of definitive documents for any Metal Streaming Transaction, such documents are legal, valid and binding obligations of each Credit Party that is party thereto and, to the knowledge of such Credit Party, are enforceable by each such Credit Party against each other party thereto in accordance with its terms, except: (i) to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization and other laws of general application limiting the enforcement of creditors’ rights generally, (ii) the fact that the courts may deny the granting or enforcement of equitable remedies and (iii) the fact that, pursuant to the Currency Act (Canada), no court in Canada may make an order expressed in any currency other than lawful money of Canada; and/or (iv) where the lack of any such enforceability of any one or more such definitive documents could not reasonably be expected to have a Material Adverse Effect.

Section 3.23                                  FCPA.  For the immediately preceding five year period, neither the Credit Parties nor any of their respective Subsidiaries nor, to the knowledge of any Credit Party, any director, officer, agent, employee or other Person acting in such capacity on behalf of any Credit Party or any of their respective Subsidiaries, has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), the Corruption of Foreign Public Officials Act (Canada), as amended, or any other applicable anti-corruption law.  No part of the proceeds of the Loans shall be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA.

Section 3.24                                  Anti-Money Laundering.

(a)                                 Neither any Credit Party nor any of its Subsidiaries:  (i) is, or is owned or controlled by, a Sanctioned Person; (ii) is located, incorporated or organized in, or is a resident of, a Sanctioned Country; (iii) has any business affiliation or commercial dealings with, or investments in, any Sanctioned Country or Sanctioned Person; or (iv) is in breach of or is the subject of any action or investigation under any applicable Sanctions Laws or Anti-Money Laundering Laws.

(b)                                 During the term of this Agreement, no Credit Party shall become a Sanctioned Person.

(c)                                  No proceeds from any Loan have been or will be used, directly or indirectly, by any Credit Party to lend, contribute, provide, or have otherwise been or will be made available to fund, any activity or business with or related to any Sanctioned Person or Sanctioned Country, or in any other manner that will result in any violation or breach by any person of applicable Sanctions Laws.

ARTICLE IV
COLLATERAL SECURITY

Section 4.1  Security Documents.  As security for the prompt, complete and irrevocable payment and performance of the Obligations, each of the Credit Parties shall, contemporaneously with the execution of this Agreement, confirm, ratify and continue, or grant, execute and deliver, the Security Documents.  The Security Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens are, or upon the filing of the appropriate perfection or other administrative action or notices to third parties necessary to perfect such security interests and Liens will be, perfected security interests and Liens, prior to all other Liens, other than Permitted Liens.

Section 4.2  No Limitation on Application of Security Interest.  The Credit Parties agree that notwithstanding any provision of any other Credit Document to the contrary, the Liens created pursuant to the Security Documents shall secure all Obligations.  The payment and performance of all Obligations are unconditionally and irrevocably guaranteed by the Guarantors.

Section 4.3  Maintenance of Security Over Collateral Royalties.  The Credit Parties shall at all times grant and maintain Mortgages or other Security Documents satisfactory to the Required Lenders in their sole discretion over and with respect to the Collateral Royalties (the “Collateral Requirement”).

Section 4.4  Perfection and Maintenance of Liens.  Each Credit Party hereby authorizes the Administrative Agent and the other Lenders to file such UCC financing statements, PPSA financing statements and other agreements, documents, registrations, filings or Instruments with such Governmental Authorities in such jurisdictions as it determines to be desirable and to take such other actions as the Administrative Agent or any Lender determine to be necessary or desirable to legalize, authenticate, protect, perfect and maintain the perfection of first priority Liens in the Collateral identified in the Security Documents.  The Credit Parties agree to cooperate with the Administrative Agent and the other Lenders in delivering all share certificates and other certificates of Capital Stock pledged pursuant to Pledge Agreement and in undertaking and completing all recordings, filings, registrations and other actions required in connection with the Security Documents, and each Credit Party further agrees to promptly take all such other actions as the Administrative Agent may reasonably determine to be necessary or appropriate to confirm, perfect, maintain and protect the perfection of the Liens granted by the Security Documents.

ARTICLE V
CONDITIONS PRECEDENT

Section 5.1  Conditions to Closing.  This Agreement shall become effective upon the satisfaction of the following conditions precedent:

(a)                                 Execution of Credit Documents.  The Administrative Agent shall have received (i) counterparts of this Agreement, (ii) a Note for the account of each Lender, (iii) counterparts to each Security Document (or, in respect of the Security Documents entered into prior to the Closing Date, such confirmation or ratification agreement as the Administrative Agent shall reasonably require), and (iv) counterparts to each other Credit Document, in each case conforming to the requirements of this Agreement and executed by a duly authorized officer of each party thereto, and in each case in form and substance reasonably satisfactory to the Lenders.

(b)                                 Authority Documents.  The Administrative Agent shall have received a certificate from the secretary of each Credit Party substantially in the form of Exhibit G attached hereto, together with certified copies of each of the following attachments (with respect to the attachments described in clauses (i) and/or (ii) below, to the extent such attachment has changed since previously delivered to Administrative Agent (and if no change has occurred, such secretary shall so certify)):

(i)                                     Articles of Incorporation/Charter Documents.  Copies of the articles of incorporation or other charter documents, as applicable, of such Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the jurisdiction of its incorporation;

(ii)                                  Bylaws/Operating Agreement.  A copy of the bylaws or comparable operating agreement of such Credit Party;

(iii)                               Resolutions.  Copies of resolutions of the board of directors of such Credit Party approving and adopting the Credit Documents, the transactions contemplated therein and authorizing execution and delivery thereof;

(iv)                              Good Standing.  Copies of certificates of good standing, existence or its equivalent with respect to such Credit Party certified as of a recent date by the appropriate Governmental Authorities of the jurisdiction of incorporation or organization and each other jurisdiction in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect on the business or operations of such Credit Party; and

(v)                                 Incumbency.  Incumbency signatures of appropriate officers of such Credit Party, including each officer executing a Credit Document.

(c)                                  Legal Opinions of Counsel.  The Administrative Agent shall have received opinions of legal counsel (including local counsel to the extent required by the Administrative Agent) for the Credit Parties, dated the Closing Date and addressed to the Administrative Agent and the Lenders in form and substance reasonably acceptable to the Required Lenders.

(d)                                 Collateral.  The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent:

(i)                                     searches of all Lien filings, registrations and records deemed necessary by the Administrative Agent, and copies of any documents, filings and Instruments on file in such jurisdictions;

(ii)                                  all financing statements, registrations, filings or other Instruments for each appropriate jurisdiction as is necessary, in the Administrative Agent’s sole discretion, to perfect, or maintain the perfection of, the Administrative Agent’s security interest in the Collateral;

(iii)                               all stock or membership certificates evidencing the Capital Stock pledged to the Administrative Agent pursuant to the Pledge Agreements, together with duly executed in blank, undated stock or transfer powers attached thereto to the extent not previously delivered to Administrative Agent; and

(iv)                              such other duly executed agreements, consents, notices or Instruments as are necessary, in the Administrative Agent’s sole discretion, to formalize, legalize, protect and perfect the Administrative Agent’s security interest in the Collateral.

(e)                                  Liability, Casualty and Business Interruption Insurance.  The Administrative Agent shall have received copies of insurance policies or certificates of insurance evidencing liability, casualty and business interruption insurance meeting the requirements set forth herein or in the Security Documents.

(f)                                   Fees.  The Administrative Agent and the Lenders shall have received all fees, if any, owing thereto, including pursuant to Section 2.2 hereof, on or as of the Closing Date.

(g)                                  Consents.  The Administrative Agent shall have received evidence that all material governmental, shareholder, board of director and third party consents and approvals necessary in connection with the financings and other transactions contemplated hereby have been obtained.

(h)                                 Material Adverse Effect.  No material adverse change shall have occurred since June 30, 2013 in the business, properties, operations or financial condition of the Credit Parties and their Subsidiaries taken as a whole.

(i)                                     Officer’s Certificates.  The Administrative Agent shall have received a certificate executed by a Responsible Officer of each of the Credit Parties as of the Closing Date, substantially in the form of Exhibit I hereto stating that (i) except as set forth on Schedule 3.5 hereto, there is no pending or, to the knowledge of any Credit Party, threatened, litigation, investigation, bankruptcy or insolvency, injunction, order or claim affecting or relating to any

Credit Party or any of its Subsidiaries, or any Royalty Interest or Project, which has had, or would reasonably be expected to have, a Material Adverse Effect, or which would reasonably be expected to affect the legality, validity or enforceability of this Agreement or the other Credit Documents, that has not been settled, dismissed, vacated, discharged or terminated prior to the Closing Date and (ii) immediately after giving effect to this Agreement (including the initial Loans hereunder), the other Credit Documents and all the transactions contemplated therein to occur on such date, (A) no Default or Event of Default exists, (B) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and (C) the Credit Parties are in compliance with each of the financial covenants set forth in Section 6.17.

(j)                                    Additional Matters.  Such other approvals, opinions, documents or Instruments as the Administrative Agent may reasonably request, and all documents and legal matters in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

Section 5.2  Conditions to All Loans.  The obligation of each Lender to make any Loan hereunder, including the initial Loan and each Incremental Loan, is subject to the satisfaction of the following conditions precedent on the date of making such Loan:

(a)                                 Representations and Warranties.  The representations and warranties made by the Credit Parties herein, in the Security Documents or which are contained in any certificate furnished at any time under or in connection herewith shall be true and correct on and as of the date of such Loan as if made on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date (in which event such representations and warranties shall have been true and correct on and as of such earlier date).

(b)                                 No Default or Event of Default.  No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to such Loan.

(c)                                  Compliance with Commitments.  Immediately after giving effect to the making of any such Loan (and the application of the proceeds thereof), the aggregate sum of all outstanding Loans shall not exceed the Committed Amount.

(d)                                 Litigation.  Except for litigation disclosed on Schedule 3.5 hereto, there shall not exist any litigation, investigation, bankruptcy or insolvency, injunction, order or claim affecting or relating to any Credit Party or any of its Subsidiaries, or any Royalty Interest or Project,  which has had, or would reasonably be expected to have, a Material Adverse Effect, or which would reasonably be expected to affect the legality, validity or enforceability of this Agreement and the other Credit Documents, that has not been settled, dismissed, vacated, discharged or terminated.

(e)                                  Additional Conditions to Loans.  All conditions set forth in Section 2.1, including delivery of an executed Notice of Borrowing, shall have been satisfied, and all of the conditions set forth in Section 5.1 shall have been, and shall remain, satisfied, and the Borrower shall have certified the satisfaction of all such conditions precedent by its delivery of a Notice of Borrowing.

(f)                                   Compliance Certificate.  The Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower demonstrating compliance with the financial covenants contained in Section 6.17 by calculation thereof as of the end of the most recently completed fiscal quarter.

(g)                                  Evidence of Mortgage Filings.  The Administrative Agent shall have received copies of each Mortgage as filed with the appropriate county recording office, together with a supplemental legal opinion from legal counsel to the Credit Parties, in form and content reasonably acceptable to the Required Lenders, confirming the perfection in favor of the Administrative Agent of enforceable first priority Liens on the Collateral Royalties and on the other property rights and interests of each Credit Party that are subject to the Security Documents, substantially in the form of the security legal opinions delivered to the Administrative Agent in connection with the Existing Agreement.

Each request for a Loan shall be deemed to constitute representations and warranties by the Borrower as of the date of such Loan that the applicable conditions in paragraphs (a) through (g) of this Section have been, and remain, satisfied.

ARTICLE VI

AFFIRMATIVE COVENANTS

The Credit Parties hereby covenant and agree that on the Closing Date, and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Note remains outstanding and unpaid and all the Obligations owing to the Administrative Agent or any Lender hereunder, are irrevocably paid in full, the Credit Parties shall, and shall cause each of their Subsidiaries to:

Section 6.1  Financial Statements and Information.  Furnish to the Administrative Agent:

(a)                                 Annual Financial Statements.  As soon as available, but in any event within ninety (90) days after the end of each fiscal year, a copy of the consolidated balance sheet of Royal Gold and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows of Royal Gold and its consolidated Subsidiaries for such year which shall be audited by a firm of independent certified public accountants of recognized standing reasonably acceptable to the Administrative Agent, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification;

(b)                                 Quarterly Financial Statements.  As soon as available and in any event within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the consolidated balance sheet of Royal Gold and its consolidated Subsidiaries as at the end of such period and related consolidated statements of income and retained earnings and of cash flows for Royal Gold and its consolidated Subsidiaries for such quarterly period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form consolidated figures for the corresponding period or periods of the preceding fiscal year (subject to normal recurring year-end audit adjustments);

(c)                                  Financial Statement Standards.  All financial statements shall be complete and correct in all material respects (subject, in the case of interim statements, to normal recurring year-end audit adjustments and the lack of footnotes) and prepared in reasonable detail and, in the case of the annual and quarterly financial statements provided in accordance with subsections (a) and (b) above, in accordance with GAAP applied consistently throughout the periods reflected therein and further accompanied by a description of, and an estimation of the effect on the financial statements on account of, a change, if any, in the application of accounting principles as provided in Section 1.4;

(d)                                 Officer’s Certificate.  At the time of delivery of the financial statements provided for in Sections 6.1(a) and 6.1(b), (i) a certificate of a Responsible Officer of the Borrower, substantially in the form of Exhibit J, (A) demonstrating compliance with the financial covenants contained in Section 6.17 by calculation thereof as of the end of each such fiscal period, including on a Pro Forma Basis to the extent applicable, and (B) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Credit Parties propose to take with respect thereto, and (ii) during any Post-Acquisition Period to the extent there is any Pro Forma Adjustment, a Pro Forma Certificate; and

(e)                                  Material Permitted Acquisition.  Within ten (10) days after the consummation of any Material Permitted Acquisition in respect of which the Borrower intends or expects to exceed the Leverage Ratio of 3.5 to 1.0, as permitted by Section 6.17(a), the Borrower shall provide details of such Material Permitted Acquisition to the Administrative Agent, which information shall include a copy of the documentation with respect thereto and the quantum, sources and uses for such Material Permitted Acquisition.

(f)                                   Other Information.  Each Credit Party shall deliver to the Administrative Agent such other information (in form reasonably acceptable to the Administrative Agent) regarding the conditions or operations, financial or otherwise, of each Credit Party, the Royalty Interests, the Projects, the Project Properties or any other properties or activities of a Credit Party as the Administrative Agent may reasonably request from time to time to the extent such information is in the possession or control of a Credit Party and not subject to confidentiality restrictions that prevent the Borrower’s disclosure thereof.

Section 6.2  Notices.  Promptly provide written notice to the Administrative Agent (which shall promptly transmit such notice to each Lender) of:

(a)                                 the occurrence of any Default or Event of Default, which notice shall be provided in any event within two (2) Business Days after any Credit Party knows or has reason to know thereof;

(b)                                 the occurrence of any default or event of default known to a Credit Party under any Material Contract of any Credit Party or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or involve a monetary claim in excess of $15,000,000;

(c)                                  any litigation, lawsuit, action, claim or dispute, or any investigation or proceeding known to any Credit Party, (i) affecting any Credit Party or any of its Subsidiaries which, if adversely determined, could reasonably be expected to have a Material Adverse Effect or involve a monetary claim in excess of $15,000,000, (ii) affecting or with respect to this Agreement or any other Credit Document or (iii) involving an environmental claim or potential liability of any Credit Party or any of its Subsidiaries under Environmental Laws in excess of $15,000,000;

(d)                                 any loss or damage to the Collateral in excess of $10,000,000, exclusive of diminution in value caused solely by changes in the price of any Metal from time to time;

(e)                                  the consummation by any Credit Party of any purchase or acquisition transaction involving a Royalty Interest with a value in excess of $50,000,000, whether a new Royalty Interest or an addition to or increase in an existing Royalty Interest;

(f)                                   any acquisition of an additional interest in a Project that is subject to a Collateral Royalty;

(g)                                  every notice, and the contents thereof, received by the Borrower in relation to any renewal of any rights with respect to, or having a material adverse effect upon any Collateral Royalty or associated Project, including notices pertaining to the loss of or a failure to obtain or a failure to be able to renew such interest in a material part of such Project, together with a copy of such notice if in writing;

(h)                                 every default or other adverse claim or demand made by any Person which would, if successful, constitute a Material Adverse Effect;

(i)                                     every press release issued by a Credit Party together with a copy of such press release, and any other occurrence, matter, event or thing (other than changes in the price of Gold or other Metals) constituting a Material Adverse Effect, together with a reasonably detailed explanation of such other occurrence, matter, event or thing;

(j)                                    each material memorandum, letter or report received by a Credit Party from any Project Manager concerning any Collateral Royalty or associated Project, including (to the extent received by the Borrower and not subject to confidentiality restrictions that prevent such Credit Party from disclosure thereof) the annual strategic business plan and all reserve, mine plan and/or operating reports received by a Credit Party with respect to a Project that is subject to a Collateral Royalty, together with a copy of such plans and reports;

(k)                                 any notice of any material violation of or material noncompliance by any Credit Party or any Subsidiary thereof with any Requirement of Law received by any Credit Party from any Governmental Authority;

(l)                                     promptly after a Responsible Officer of a Credit Party obtains knowledge thereof, any attachment, judgment, Lien, levy or order exceeding $5,000,000 that is, or is reasonably likely to be, assessed against any Credit Party other than Permitted Liens; and

(m)                             promptly after a Responsible Officer of a Credit Party obtains knowledge thereof, any other development, occurrence or event (other than changes in the price of Gold or other Metals) which could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Credit Parties propose to take with respect thereto, if any.  In the case of any notice of a Default or Event of Default, the Borrower shall specify that such notice is a Default or Event of Default notice on the face thereof.

Section 6.3  Payment of Taxes and Other Obligations.  Each Credit Party shall, and each Credit Party shall cause its Subsidiaries to, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its Taxes in the United States, Canada and Mexico, all its material Taxes in all jurisdictions other than the United States, Canada and Mexico, and all other material obligations and liabilities of whatever nature which, in each of the foregoing cases, if unpaid, could become a Lien upon the Collateral, and any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such Taxes, obligations and liabilities.  Each Credit Party shall have the right, however, to contest in good faith the validity or amount of any such Taxes by proper proceedings timely instituted, and may permit the Taxes so contested to remain unpaid during the period of such contest if:  (a) it diligently prosecutes such contest, (b) it sets aside on its books adequate reserves in conformity with GAAP with respect to the contested items, (c) during the period of such contest, the enforcement of any contested item is effectively stayed, (d) such contest does not involve any material risk of the sale, forfeiture or loss of any part of the Collateral and provided such non-payment is permitted by the appropriate taxing legislation.  Each Credit Party shall promptly pay or cause to be paid any valid final judgment enforcing any such taxes and cause the same to be satisfied of record.

Section 6.4  Payment of Indebtedness.  Except as would not constitute a Default or an Event of Default pursuant to Section 8.1(d), each Credit Party shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its Indebtedness and other material obligations of whatever nature, except for any Indebtedness or other material obligations which are being contested in good faith and by appropriate proceedings if (a) reserves in conformity with GAAP with respect thereto are maintained on its books, and (b) such contest does not involve any material risk of the sale, forfeiture or loss of any part of the Collateral.

Section 6.5  Conduct of Business and Maintenance of Existence.  Each Credit Party shall continue to engage in business of the same general type as conducted by it on the Closing Date; preserve, renew and keep in full force and effect its existence and good standing in its jurisdiction of organization and each other jurisdiction where the failure to so qualify could reasonably be expected to have a Material Adverse Effect; take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; comply with all Material Contracts except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 6.6  Maintenance of Collateral Royalty Interests and Defend Title.  Each Credit Party shall, at its own cost and expense, maintain, warrant and defend the title to the Collateral Royalties and the other Collateral against the claims and demands of all Persons whomsoever, except as permitted in writing by the Administrative Agent and except for matters disclosed in the Title Opinion and not objected to by the Administrative Agent.

Section 6.7  Maintenance of Liens.  Each Credit Party shall take all action required or desirable to maintain and preserve the Liens of the Administrative Agent on the Collateral and, to the extent required under each Security Document, the first priority thereof.  Each Credit Party, at no cost to the Administrative Agent or any Lender, shall from time to time execute, deliver, file and record, and each Credit Party authorizes the Administrative Agent to file and record, any and all further Instruments (including financing statements, continuation statements and similar statements with respect to any of the Security Documents) reasonably requested by the Administrative Agent for such purposes, including such as may be necessary to include within the Collateral (a) any additional real property interests or other increase in the Collateral Royalties and (b) any other or additional Royalty Interests included or added as a Collateral Royalty.

Section 6.8  Maintenance and Perfection of Pledged Assets.  Each Credit Party shall, and shall cause each of its Subsidiaries to, cause 100% of the Capital Stock of each of High Desert and RG Mexico to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Security Documents or such other security documents as the Administrative Agent shall reasonably request, including the delivery of all share certificates therefor.

Section 6.9  Title Opinions.  Not later than forty-five (45) days after the Closing Date, the Credit Parties shall have obtained and provided to the Administrative Agent updated Title Opinions with respect to the Nevada Royalties, which shall be in form and substance acceptable to the Administrative Agent.

Section 6.10                                          Insurance.  Maintain with financially sound and reputable insurance companies (i) insurance on all its property (including without limitation its tangible Collateral) insuring against at least such risks as are usually insured against in the same or a similar business and as required by Requirements of Law and (ii) liability insurance covering at least such risks as are usually insured against in the same or a similar business and as required by Requirements of Law; and furnish to the Administrative Agent, upon request, full information as to the insurance carried.  The present insurance coverage of the Credit Parties as of the Closing Date is outlined as to carrier, policy number, expiration date, type and amount on Schedule 6.10 hereto.  Upon the request of the Administrative Agent from time to time, each Credit Party shall deliver to the Administrative Agent evidence of the insurance then in effect, including a detailed list of such insurance containing the information set forth on Schedule 6.10 hereto.

Section 6.11                                          Inspection of Property; Books and Records; Discussions.

(a)                                 Keep proper books of records and accounts in which full, true, correct and complete entries shall be made of all dealings and transactions in relation to its businesses and activities, such entries to be in conformity with GAAP and all Requirements of Law.

(b)                                 Permit, during normal business hours and upon reasonable notice, the Administrative Agent, any Lender or any agent or representative of the foregoing to examine the books of record and accounts, to visit, examine and inspect the properties of the Credit Parties, to examine and make abstracts from any of the books and records of the Credit Parties and their Subsidiaries and to discuss the affairs, finances and accounts of each Credit Party with such Credit Party’s principal officers, engineers, technical staff and independent accountants, at such intervals as the Administrative Agent may desire; provided, however, that (1) the Administrative Agent, the Lenders and their agents and representatives shall provide such Credit Party with at least five Business Days’ notice of any visit and shall use commercially reasonable efforts not to disrupt such Credit Party’s business during any such visits, and (2) so long as no Event of Default shall have occurred and be continuing, the Credit Parties shall not be responsible for the cost and expense of any visit or inspection to a Project or more than one visit or inspection per calendar year in the aggregate by the Administrative Agent and the Lenders.  Upon any request by the Administrative Agent to visit and inspect any Project associated with a Collateral Royalty, each Credit Party will use commercially reasonable efforts to make arrangements with the Project Manager for such a visit to and inspection of such Project Property by the Administrative Agent or its agents or representatives (it being understood that any such inspection or visit shall be (1) at the risk of the Administrative Agent and the Lenders, as applicable, and (2) subject to all limitations applicable to inspections of or visits to such Projects by the Credit Parties).

Section 6.12                                          Compliance with Law.  Each Credit Party shall, and shall cause each of its Subsidiaries to, comply in all respects with all Requirements of Law, including Environmental Laws and Governmental Approvals, applicable to it and its property, except where any noncompliance or violation has not had, and could not reasonably be expected to have, a Material Adverse Effect.

Section 6.13                                          Environmental Laws.  Defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective Affiliates, employees, agents, consultants, representatives, officers, managers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way relating to or associated with the violation of, noncompliance with or investigation, liability, claim, lawsuit, failure or action under, any Environmental Law applicable to the operations of the Credit Parties or any of their Subsidiaries or to the Properties or the Projects, or any orders, requirements, remediation, reclamation, settlements, response or demands of Governmental Authorities related thereto, or with respect to the release, presence, handling or disposal of Materials of Environmental Concern at any Property or Project, including reasonable attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of (i) the gross negligence or willful misconduct of the party seeking indemnification therefor as determined by a court of competent jurisdiction in a final and non-appealable judgment or (ii) any other loan facility or other interest in the Properties or the Projects not attributable to this Agreement or the other Credit Documents.  The agreements in this paragraph shall survive repayment of the Obligations and termination of this Agreement.

Section 6.14                                          Compliance with ERISA and the Code.  Each Credit Party shall (a) comply with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (b) not take any action or fail to take any action the result of which could be a liability to the Pension Benefit Guaranty Corporation (or any entity succeeding to any or all of its functions under ERISA) or to a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA), (c) not participate in any prohibited transaction that would result in any civil penalty under ERISA or tax under the Code, (d) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code and (e) furnish to the Administrative Agent upon the Administrative Agent’s request such additional information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent.

Section 6.15                                 Use of Proceeds.  The Borrower shall use the proceeds from the Loans in a manner consistent with Section 3.8 hereof and in no event shall the Loan proceeds be used by any Credit Party in contravention of Anti-Money Laundering Laws, OFAC or FCPA.

Section 6.16                                 Further Assurances.  Each Credit Party shall execute, acknowledge and deliver to the Administrative Agent such other and further documents and Instruments and do or cause to be done such other acts as the Administrative Agent reasonably determines to be necessary or desirable to effect the intent of the parties to this Agreement or otherwise to protect and preserve the interests of the Administrative Agent and the Lenders hereunder, promptly upon request of the Administrative Agent, including the execution and delivery of any and all documents which are necessary or advisable to create, protect or maintain in favor of the Administrative Agent, for the benefit of the Lenders, Liens on all Collateral of the Credit Parties as may be required by this Agreement or any Security Document that are duly perfected in accordance with all applicable Requirements of Law.

Section 6.17                                 Financial Covenants.  The Credit Parties shall at all times maintain and comply with the following financial covenants (including, as applicable during any Post-Acquisition Period, calculated, if applicable, on a Pro Forma Basis):

(a)                                 Leverage Ratio.  The Leverage Ratio shall (i) for the two fiscal quarters immediately following the consummation of a Material Permitted Acquisition, be less than or equal to 4.0 to 1.0, and (ii) at all other times, be less than or equal to 3.5 to 1.0.

(b)                                 Consolidated Net Worth.  A Consolidated Net Worth of not less than an amount equal to (i) 80% multiplied by (ii) the sum of (A) $1,600,000,000 plus (B) 50% of the cumulative positive quarterly net income for the period beginning July 1, 2012 and ending with the most recently completed fiscal quarter for which financial statements have been provided pursuant to Section 6.1(b).

ARTICLE VII

NEGATIVE COVENANTS

The Credit Parties hereby covenant and agree that on the Closing Date, and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Note remains outstanding and unpaid and the Obligations owing to the Administrative Agent or any Lender hereunder, are irrevocably paid in full, that:

Section 7.1  Indebtedness.  Each of the Credit Parties will not, nor will it permit any Subsidiary to, contract, create, incur, assume or permit to exist any Indebtedness, except for the following, but only to the extent that none of the following, either individually or in the aggregate, would create or result in a breach of the Leverage Ratio covenant set forth in Section 6.17(a), including on a Pro Forma Basis assuming the incurrence of such Indebtedness:

(a)                                 Indebtedness arising or existing under this Agreement and the other Credit Documents;

(b)                                 Indebtedness existing as of the Closing Date as referenced in the financial statements referenced in Section 3.3 (and set out more specifically in Schedule 7.1 hereto) together with any refinancings or replacements thereof that do not increase the principal amount thereof;

(c)                                  Indebtedness incurred after the Closing Date consisting of Capital Leases or Indebtedness incurred to provide all or a portion of the purchase price of furniture, fixtures and equipment; provided that (i) such Indebtedness when incurred shall not exceed the purchase price or cost of construction of such furniture, fixtures and equipment; (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing; and (iii) the total amount of all such Indebtedness shall not exceed $2,500,000 at any time outstanding and renewals, refinancings or extensions thereof in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension;

(d)                                 unsecured intercompany Indebtedness between any Credit Parties, between Subsidiaries of the Credit Parties or between any Credit Party and a Subsidiary thereof; provided that any such Indebtedness owing by a Credit Party to a Subsidiary shall be fully subordinated to the Obligations hereunder on terms and conditions satisfactory to the Required Lenders;

(e)                                  Indebtedness and obligations owing under Hedging Agreements entered into in order to manage existing or anticipated business risks and not for speculative purposes; provided, that at all times no such Hedging Agreement requires a Credit Party or a Subsidiary to post collateral or margin to secure its obligations under such Hedging Agreement;

(f)                                   Indebtedness in respect of Guaranty Obligations to the extent permitted under Section 7.3;

(g)                                  unsecured Indebtedness of any Credit Party or any Subsidiary; provided, that the Credit Parties shall have delivered to the Administrative Agent a Pro Forma Certificate signed by a Responsible Officer, at least five (5) Business Days prior to the incurrence of such unsecured Indebtedness providing a calculation of the Leverage Ratio on a Pro Forma Basis assuming the incurrence of such Indebtedness and stating that the Credit Parties have determined in good faith after reasonable investigation that the incurrence of the proposed Indebtedness pursuant to this clause (g) shall not cause or result in a violation of the Leverage Ratio covenant set forth in Section 6.17(a); and

(h)                                 Indebtedness of any Credit Party that is subordinated to the Obligations; provided, however, that (i) the subordination of such Indebtedness is pursuant to a written subordination agreement satisfactory to the Required Lenders in their sole discretion, (ii) the terms, conditions and amount of any such subordinated Indebtedness shall be satisfactory to the Required Lenders in their sole discretion, (iii) the stated maturity date or mandatory redemption date of such subordinated Indebtedness shall not be prior to the Maturity Date, and (iv) immediately prior to and immediately after giving pro forma effect to the full amount of such subordinated Indebtedness, no Default or Event of Default shall occur hereunder.

Section 7.2  Liens.  Each of the Credit Parties will not, nor will it permit any Subsidiary to, directly or indirectly, contract, create, incur, assume, permit or suffer to exist, or agree to grant or create, any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), including the Royalty Interests, the Non-Credit Party Royalty Interests or any Collateral, whether now owned or hereafter acquired, except for Permitted Liens.  Notwithstanding the foregoing, if a Credit Party shall grant a Lien on any of its assets in violation of this Section 7.2, then it shall be deemed to have simultaneously granted an equal and ratable Lien on any such assets in favor of the Administrative Agent for the benefit of the Lenders, to the extent such a Lien has not already been granted to the Administrative Agent.

Section 7.3  Guaranty Obligations.  The Credit Parties will not, directly or indirectly, enter into or otherwise become or be liable in respect of any Guaranty Obligations other than (a) those in favor of the Administrative Agent or the Lenders in connection herewith, and (b) Guaranty Obligations by the Credit Parties and their Subsidiaries with respect to Indebtedness permitted under Section 7.1 (except, as regards Indebtedness under subsection (b) thereof, only if and to the extent such Indebtedness was guaranteed on the Closing Date).

Section 7.4  Nature of Business.  Each of the Credit Parties will not, nor will it permit any Subsidiary to, engage in any business activities or operations substantially different from the business of ownership of non-executory interests in mining properties or capital stock of companies in the mining sector and activities and operations reasonably related thereto; provided, however, that the Credit Parties shall be permitted to enter into exploration agreements with respect to mining properties owned by it and into joint venture agreements or other similar business arrangements pursuant to which its executory or ownership interests are convertible into Royalties.

Section 7.5  Dissolution or Sale of Assets.  Each of the Credit Parties will not, nor will it permit any Subsidiary to (whether in one transaction or in a series of transactions and whether directly or indirectly): (a) dissolve, liquidate or wind up its affairs, except for the dissolution, liquidation or winding up of the affairs of any Non-Credit Party at such time as such Non-Credit Party has no material assets; provided that the Credit Parties have provided advance written notice thereof to the Administrative Agent; or (b) sell, assign, transfer, lease to a third party or otherwise dispose of its business or assets as a whole or in an amount which constitutes a substantial portion thereof, except with respect to any Non-Credit Party that has no material assets, which shall be permitted so long as no Default or Event of Default has occurred and is continuing, or would otherwise occur as a result of such action; provided that the Credit Parties have provided advance written notice thereof to the Administrative Agent; or (c) sell, assign, transfer, lease to a third party or otherwise dispose of any material property or asset, including any Royalty Interest or Non-Credit Party Royalty Interest, equity interests of any Non-Credit Party or any portion of the foregoing; or (d) agree to do any of the foregoing at a future time;

except, in the case of clause (c), a Credit Party or Non-Credit Party shall be permitted to undertake the following actions so long as no Default or Event of Default has occurred and is continuing, or would occur as a result of such action:

(i)                                     the sale, assignment, lease, transfer or other disposition in the ordinary course of business of (A) Metals received with respect to any Royalty Interest and Metals purchased pursuant to a Metal Streaming Transaction, (B) property that has become obsolete or worn out or no longer used in the conduct of business, (C) Non-Credit Party Royalty Interests and Royalty Interests (other than Collateral Royalties) other than Royalties on or with respect to precious Metals, (D) Non-Credit Party Royalty Interests and Royalty Interests (other than Collateral Royalties) in respect of precious Metals in a total aggregate amount for all Credit Parties and Non-Credit Parties not to exceed $15,000,000 in any calendar year, or (E) the assets set forth on Schedule 7.5 hereto, or (F) other assets not constituting Royalty Interests, Non-Credit Party Royalty Interests or Metals, in an aggregate amount not to exceed $5,000,000 in any calendar year;

(ii)                                  the swap or exchange of any Non-Credit Party Royalty Interest or Royalty Interest not constituting a Collateral Royalty for another Non-Credit Party Royalty Interest or Royalty Interest of at least reasonably equivalent value, as determined by the Board of Directors of Royal Gold and approved in writing by the Administrative Agent (or, to the extent that the Royalty Interest or Non-Credit Party Royalty Interest to be acquired is less than reasonably equivalent value, such swap or exchange shall be permitted if the net disposition amount would be permitted pursuant to the immediately preceding clause (i)); or

(iii)                               the sale, assignment, lease or transfer of property or assets, other than a Collateral Royalty, to the Credit Parties or any Subsidiary thereof.

Section 7.6  Mergers.  Each of the Credit Parties will not, nor will it permit any Subsidiary to, (whether in one transaction or in a series of transactions and whether directly or indirectly):  (a) enter into any transaction of amalgamation, merger, consolidation, partnership, joint venture or other combination where such combination involves a contribution by a Credit Party or a Subsidiary thereof of all or a substantial portion of its assets, except, in each case, for the amalgamation, merger or consolidation of a Credit Party or a Subsidiary thereof with and into another Credit Party or the amalgamation, merger or consolidation of any Subsidiary that is not a Credit Party with and into another Subsidiary that is not a Credit Party; provided that if the Borrower is a party thereto, such Borrower will be the surviving corporation, or (b) agree to do any of the foregoing at a future time.

Section 7.7  Advances and Loans.  Each of the Credit Parties will not, nor will it permit any Subsidiary to, lend money or extend credit or make advances (collectively, “Debt Investments”) to any Person except for: (a) receivables owing to any Credit Party or any of its Subsidiaries, and advances to suppliers and other extensions of trade credit, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (b) intercompany Debt Investments permitted pursuant to Section 7.1; (c) non-cash consideration received in connection with sales of property or assets permitted under Section 7.5; (d) Debt Investments existing as of the Closing Date as set forth on

Schedule 7.7 hereto; (e) purchases and investments made in connection with the creation, development, acquisition or other investment in any Royalty Interest or Non-Credit Party Royalty Interest; (f) Debt Investments to employees of the Credit Parties or any Subsidiary to finance travel, entertainment and relocation expenses and other ordinary business purposes; (g) customary deposits in connection with operating leases and good faith deposits made in connection with an acquisition otherwise permitted hereunder; (h) Cash Equivalents; and (i) Guaranty Obligations otherwise permitted hereunder.  For clarity, the requirements of this Section 7.7 shall not limit the ability of the Credit Parties or any Subsidiary thereof to make equity investments or to invest in Royalty Interests, Non-Credit Party Royalty Interests or Metal Streaming Transactions.

Section 7.8  Transactions with Affiliates.  Each of the Credit Parties will not, nor will it permit any Subsidiary to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder or Affiliate that is not a Credit Party or Subsidiary thereof other than on terms and conditions substantially as favorable as would be obtainable in a comparable arm’s-length transaction with a Person other than an officer, director, shareholder or Affiliate, except for (a) dividends and distributions to shareholders otherwise permitted hereunder and (b) expense reimbursement and reasonable salaries and other reasonable director or employee compensation to officers and directors of the Credit Parties and their Subsidiaries.

Section 7.9  Organizational Documents.  Each of the Credit Parties will not, nor will they permit any of its Subsidiaries to, amend, modify or change their articles of incorporation (or corporate charter or other similar organizational document), operating agreement or bylaws (or other similar document) in any material respect.

Section 7.10  Modification of Material Agreements.  Except as set forth on Schedule 7.10 hereto, each of the Credit Parties will not, nor will it permit any of its Subsidiaries to, without the approval of the Administrative Agent, modify or amend any Collateral Royalty, any Material Contract or any confidentiality agreements or provisions to which a Credit Party is a party or otherwise subject in connection with a Collateral Royalty or a Material Contract if such modification or amendment would be adverse to the Lenders in any material respect.  With respect to any confidentiality agreement that any Credit Party may execute with respect to (i) any existing Collateral Royalty or a Project related thereto, or (ii) any Royalty Interest or the Project associated with such Royalty Interest acquired after the date hereof with the proceeds of a Loan, such Credit Party shall use commercially reasonable efforts to include appropriate provisions in such confidentiality agreement authorizing the Credit Parties to provide to the Administrative Agent and the Lenders information obtained by such Credit Party pursuant to such confidentiality agreement.

Section 7.11  Limitation on Restricted Actions.  Each of the Credit Parties will not, nor will it permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to any Credit Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its properties or assets to any Credit Party, or (e) act as a Guarantor and pledge its assets pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)-(e) above) for such encumbrances or restrictions existing under or by reason of (i) this Agreement and the other Credit Documents, (ii) applicable Requirements of Law, (iii) pursuant to any document or Instrument governing Indebtedness permitted by Section 7.1(c), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (iv) any Permitted Lien or any document or Instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (v) customary restrictions on the assignment of or granting of a Lien on a particular lease, sublease, license or contract set forth in such lease, sublease, license or contract entered into in the ordinary course of business, (vi) restrictions on the pledge of interests in or assets of joint ventures contained in the applicable joint venture agreement, and (vii) customary restrictions and conditions relating to a disposition of property or assets permitted hereunder pending the consummation of such disposition.

Section 7.12                                          Maintenance of Collateral Royalties.  Each of the Credit Parties will not, nor will it permit any Subsidiary to, enter into any agreement or undertaking, or otherwise act to sell, assign, transfer or create or suffer the creation of rights of any Person other than a Credit Party or the Administrative Agent or the Lenders in or with respect to a Collateral Royalty or any Metals accruing to the account of a Credit Party pursuant thereto.

Section 7.13                                          Canadian Pension Plans.  Each Credit Party shall not:

(a)                                 terminate, or permit any other Credit Party to terminate, any Canadian Pension Plan in a manner, or take any other action with respect to any Canadian Pension Plan which could reasonably be expected to result in any material liability of a Credit Party;

(b)                                 fail to make, or permit any other Credit Party to fail to make, full payment when due of all amounts which, under the provisions of any Canadian Pension Plan, any agreement relating thereto or applicable Law, the Borrower or any other Credit Party is required to pay as contributions thereto, except where the failure to make such payments could not reasonably be expected to have a Material Adverse Effect,

(c)                                  permit to exist, or allow any other Credit Party to permit to exist, any accumulated funding deficiency, whether or not waived, with respect to any Canadian Pension Plan in an amount which could reasonably be expected to have a Material Adverse Effect;

(d)                                 contribute to or assume an obligation to contribute to, or permit any other Credit Party to contribute to or assume an obligation to contribute to, any “multi-employer pension plan” as such term is defined in the Pension Benefits Act (Ontario), unless such contribution is required to be made by a Requirement of Law;

(e)                                  acquire, or permit any other Credit Party to acquire, an interest in any Person if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to any “multi-employer pension plan” as such term is defined in the Pension Benefits Act (Ontario); provided that, any Credit Party may acquire an interest in any such Person if such Person is acquired in connection with an acquisition otherwise permitted hereunder and no Credit Party has any legal liability to perform such Person’s obligations or assume such Person’s liabilities; or

(f)                                   permit, or allow any other Credit Party to permit, the actuarial present value of the benefit liabilities (computed on an accumulated benefit obligation basis in accordance with GAAP) under all Canadian Pension Plans in the aggregate to exceed the current value of the assets of all Canadian Pension Plans in the aggregate that are allocable to such benefit liabilities, in each case only to the extent such liabilities and assets relate to benefits to be paid to employees of the Credit Parties, by an amount that could reasonably be expected to cause a Material Adverse Effect.

Section 7.14                                          No Further Negative Pledges.  Each of the Credit Parties will not, nor will it permit any Subsidiary to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security to secure obligations under such agreement if security is given for some other obligation, except (a) pursuant to this Agreement and the other Credit Documents, (b) pursuant to any document or Instrument governing Indebtedness incurred pursuant to Section 7.1(c), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (c) in connection with any Permitted Lien or any document or Instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (d) customary restrictions on the assignment of or granting of a lien on a particular lease, sublease, license or contract set forth in such lease, sublease, license or contract entered into in the ordinary course of business, (e) restrictions on the pledge of interests in or assets of joint ventures contained in the applicable joint venture agreement, and (f) customary restrictions and conditions relating to a disposition of property or assets permitted hereunder pending the consummation of such disposition.

Section 7.15                                          No Prepayment of Permitted Indebtedness.  To the extent that any Credit Party has incurred Indebtedness permitted in accordance with Sections 7.1(g) or 7.1(h) hereof, such Credit Party shall repay such Indebtedness only in accordance with the terms thereof and shall not (a) voluntarily prepay any principal of or interest on any such permitted Indebtedness, (b) use proceeds from any Loan to make any payment or prepayment of principal of or interest on, or to create a sinking fund payment in respect of, any such permitted Indebtedness, or (c) pay, prepay, redeem or purchase or deposit funds or property for the payment, prepayment, redemption or purchase of permitted Indebtedness, except, in each case, (i) for regularly scheduled interest payments on such permitted Indebtedness made in compliance with the terms and conditions thereof, (ii) with respect to Indebtedness incurred in accordance with Section 7.1(h), in compliance with the terms and conditions of the subordination agreement with respect thereto, and (iii) with respect to Indebtedness permitted in accordance with Sections 7.1(g) or 7.1(h) refinancing, repayments, prepayments, repurchases or redemptions of such permitted Indebtedness with the proceeds of Indebtedness that: (A) is permitted by Section 7.1(g) or Section 7.1(h), (B) does not have a scheduled maturity date prior to the Maturity Date, and (C) has terms material to the interests of the Lenders that are not materially less advantageous to the Lenders than those of such Indebtedness that is being refinanced, repaid, prepaid, repurchased or redeemed.  No Credit Party will make any payment on any such permitted Indebtedness if such payment would result in a Default or Event of Default hereunder, or with respect to Indebtedness incurred in accordance with Section 7.1(h), if such payment would result in a breach or default of the subordination agreement with respect thereto.

Section 7.16                                          Restrictive and Inconsistent Agreements.  Each of the Credit Parties will not, nor will it permit any Subsidiary to, enter into any agreement, Instrument or undertaking or incur or suffer any obligation prohibiting or inconsistent with the performance by such Credit Party of the Obligations or its obligations under any Royalty Agreement.

ARTICLE VIII

EVENTS OF DEFAULT

Section 8.1  Events of Default.  An Event of Default shall exist upon the occurrence of any of the following specified events (each an “Event of Default”):

(a)                                 The Borrower shall fail to pay (i) any principal on any Loan when due (whether at maturity, by reason of acceleration or otherwise) in accordance with the terms hereof, or (ii) within five (5) Business Days of the date when due, any interest, costs, fees or any other Obligation or other amount payable (other than principal on any Loan) hereunder or under any Credit Document (whether at maturity, by reason of acceleration or otherwise) in accordance with the terms hereof; or any Guarantor shall fail to pay on the Guaranty in respect of any of the foregoing or in respect of any other Guaranty Obligations hereunder; or

(b)                                 Any representation or warranty of a Credit Party made or deemed made herein, in the Security Documents or in any of the other Credit Documents or which is contained in any certificate, document or financial statement furnished at any time under or in connection with this Agreement provided by a Responsible Officer shall prove to have been incorrect, false or misleading in any material respect on or as of the date made or deemed made; or

(c)                                  Any Credit Party shall fail to observe, perform or comply with any term, covenant or agreement contained in (i) any of Sections 6.2(a), (h) or (m), 6.5, 6.15 or 6.17 or Article VII hereof or (ii) any other covenant contained in this Agreement (other than the covenants referred to in clauses (a) and (c)(i) above) and, solely in the case of this clause (c)(ii), such Credit Party shall have not remedied such default within thirty (30) days after written notice of such default has been given by the Administrative Agent to the Borrower; or

(d)                                 A default shall occur under any Credit Document, any Royalty Agreement pertaining to a Collateral Royalty or any agreement pertaining to Indebtedness permitted hereunder; or any Credit Party or any Subsidiary thereof shall fail to pay any Indebtedness with a value, individually or in the aggregate, in excess of $15,000,000 (excluding Indebtedness evidenced by the Notes) or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the Instrument relating to such Indebtedness; or any other default under any Instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such Instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or, other than as described in this Agreement, any Credit Party shall default or fail to perform under any Credit Document and such Credit Party shall have not remedied such default within ten (10) days after written notice of such default has been given by the Administrative Agent to the Borrower; or

(e)                                  (i) Any Credit Party or any of its Subsidiaries shall initiate or commence any case, proceeding or other action (A) under any existing or future Bankruptcy Law or at common law or in equity, or otherwise seeking to have it judged bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, compromise, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Credit Party or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) any Canadian Credit Party shall commit an act of bankruptcy under the Bankruptcy and Insolvency Act (Canada), or makes an assignment of its property for the general benefit of its creditors under such Act, or makes a proposal (or files a notice of its intention to do so) under such Act; or (iii) there shall be commenced against any Credit Party or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above (including without limitation any petition or application being filed or made or other proceeding instituted against such Credit Party seeking a receiving order under the Bankruptcy and Insolvency Act (Canada) which (A) results in the entry of an order for relief or any such adjudication or appointment;  (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (C) in respect of which such Credit Party files an answer admitting the material allegations of a petition filed against it in any such proceeding; or (iv) there shall be commenced against any Credit Party or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of their assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (v) any Credit Party or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), (iii), or (iv) above; or (vi) any Credit Party or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(f)                                   One or more judgments, orders, decrees or arbitration awards shall be entered against any Credit Party or any Subsidiary thereof involving in the aggregate a liability (to the extent not covered by third-party insurance with respect to which coverage has not been disputed by the insurer) of $15,000,000 or more, and all such judgments, orders, decrees or arbitration awards shall not have been paid and satisfied, vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof, or any injunction, temporary restraining order or similar decree shall be issued against any Credit Party, any of its Subsidiaries or any of their respective Properties or Projects that could reasonably be expected to result in a Material Adverse Effect; or

(g)                                  Any involuntary Lien or Liens for amounts then due in the aggregate sum of $1,000,000 or more, of any kind or character (other than Permitted Liens) shall attach to any assets or property of any Credit Party if such Lien or Liens are not discharged or bonded pending proceedings to release such Lien or Liens within sixty (60) days after the date of attachment or unless such Lien or Liens are being contested in good faith; or

(h)                                 An Expropriation Event occurs with respect to any Collateral Royalty or a Collateral Royalty is sold under threat of such taking, or possession of any material portion of a Project Property pertaining to a Collateral Royalty is taken through exercise of such power; or

(i)                                     Any Governmental Authority shall commence an investigation or take any action with respect to any Credit Party or any Project or the Collateral, which would result in a Material Adverse Effect on any Credit Party, unless such action is set aside, dismissed or withdrawn within ninety (90) days of its institution or such action is being contested in good faith and its effect is stayed during such contest; or

(j)                                    There shall exist a defect or deficiency in title to any Royalty Interest or the Project Properties (other than as identified in the Title Opinion) which results in a Material Adverse Effect, and the Credit Parties have not remedied such defect or deficiency within ten (10) days after written notice of default has been given to the Borrower by the Administrative Agent or any Lender; or

(k)                                 Any Lien established or purported to be established by the Security Documents shall fail to constitute a valid and effective Lien in the Collateral described therein, perfected and with first priority to the extent required by the Security Document related thereto, or any Credit Party shall so state in writing, and the Credit Parties have not remedied such default within ten (10) days after written notice of default has been given to the Borrower by the Administrative Agent or any Lender; or

(l)                                     There shall occur a Change of Control; or

(m)                             Any event or change occurs with respect to the Pipeline Project, including the abandonment or termination or the taking by power of expropriation or eminent domain of all or any material portion thereof, which has a Material Adverse Effect; or

(n)                                 The Guaranty or any provision thereof for any reason shall cease to be in full force and effect or any Guarantor or any Person acting by or on behalf of any Guarantor shall deny or disaffirm any Guarantor’s obligations under the Guaranty; or

(o)                                 Any other Credit Document shall fail to be in full force and effect or to give the Administrative Agent and/or the Lenders the rights, powers and privileges purported to be created thereby in any material respect (except as such documents may be terminated or no longer in force and effect in accordance with the terms thereof, other than those indemnities and provisions which by their terms shall survive).

Section 8.2 Acceleration; Remedies.  Upon the occurrence and during the continuation of an Event of Default, then, (a) if such event is an Event of Default specified in Section 8.1(e) above, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon), and all other Obligations under the Credit Documents shall immediately become due and payable, without notice from the Administrative Agent or any Lender, and (b) if such event is any other Event of Default, any of the following actions may be taken:  with the written consent of the Required Lenders, the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, (i) by notice to the Borrower declare all or any portion of the Commitments to be terminated forthwith, whereupon such Commitments shall immediately terminate, (ii) by notice of default to the Borrower, declare the Loans (with accrued interest thereon) and all other Obligations under the Credit Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable, (iii) hire, at the expense of the Credit Parties, one or more independent engineers or other consultants, and the Credit Parties agree to cooperate with such engineers and consultants, (iv) exercise any rights or remedies of the Administrative Agent or the Lenders under this Agreement or any other Credit Document, including, without limitation, any rights or remedies with respect to the Collateral, and (v) exercise any and all rights or remedies available to the Administrative Agent or Lenders under applicable Requirements of Law, whether under law, in equity or otherwise.

ARTICLE IX

THE AGENT

Section 9.1  Appointment.  Each Lender hereby irrevocably designates and appoints HSBC Bank USA, National Association as the Administrative Agent of such Lender under this Agreement, and each such Lender irrevocably authorizes HSBC Bank USA, National Association, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

Section 9.2  Delegation of Duties.  The Administrative Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.  Without limiting the foregoing, the Administrative Agent may appoint one of its affiliates as its agent to perform the functions of the Administrative Agent hereunder relating to the advancing of funds to the Borrower and distribution of funds to the Lenders and to perform such other related functions of the Administrative Agent hereunder as are reasonably incidental to such functions.

Section 9.3  Exculpatory Provisions.  Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the

Administrative Agent under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Credit Documents or for any failure of any Credit Party to perform their obligations hereunder or thereunder.  The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance by any Credit Party of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of any Credit Party.

Section 9.4  Reliance by Administrative Agent.  The Administrative Agent shall be entitled to conclusively rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent.  The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless (a) a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent and (b) the Administrative Agent shall have received the written agreement of such assignee to be bound hereby as fully and to the same extent as if such assignee were an original Lender party hereto, in each case in form satisfactory to the Administrative Agent.  The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Credit Documents in accordance with a request of the Required Lenders or all of the Lenders, as may be required under this Agreement, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

Section 9.5  Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.  The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, however, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not taken, only with the consent or upon the authorization of the Required Lenders, or all of the Lenders, as the case may be.

Section 9.6  Non-Reliance on Administrative Agent and Other Lenders.  Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representation or warranty to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender.  Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement.  Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

Section 9.7  Indemnification.  The Lenders agree to indemnify the Administrative Agent in its capacity hereunder (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this Section, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of any Credit Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the Administrative Agent’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction.  The agreements in this Section 9.7 shall survive the termination of this Agreement and payment of the Notes and all other amounts payable hereunder.

Section 9.8  Administrative Agent in Its Individual Capacity.  The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not the Administrative Agent hereunder.  With respect to its Loans made or renewed by it and any Note issued to it, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.

Section 9.9  Successor Administrative Agent.  The Administrative Agent may resign as Administrative Agent upon 30 days’ prior notice to the Borrower and the Lenders.  If the

Administrative Agent shall resign as Administrative Agent under this Agreement and the Notes, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower with such approval not to be unreasonably withheld (provided, however if an Event of Default shall exist at such time, no approval of the Borrower shall be required hereunder), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Notes.  After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 9.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

Section 9.10                                          Force Majeure.  The Administrative Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Administrative Agent (including, but not limited to, any act or provision of any present or future law or regulation or Governmental Authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 9.11                                          Action by Administrative Agent.  The Administrative Agent shall be entitled to take any action or to refuse to take any action which the Administrative Agent regards as necessary for the Administrative Agent to comply with any applicable law, regulation or subpoena, or court order.

Section 9.12                                          Liability of Administrative Agent.  The Administrative Agent shall not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

Section 9.13                                          Automatic Successor to Administrative Agent.  Any entity into which the Administrative Agent, in its individual capacity, may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Administrative Agent, in its individual capacity, shall be a party, or any corporation to which substantially all of the corporate trust business of the Administrative Agent, in its individual capacity, may be transferred, shall be the Administrative Agent under this Agreement without further action.

Section 9.14                                          Quebec Security.

(a)                                 For greater certainty and without any limitation to the benefits, rights and obligations of Administrative Agent hereunder, each of the Lenders hereby irrevocably constitutes (and each Affiliate of a Lender, by entering into a Hedging Agreement, cash management services agreement or by providing any services to a Credit Party, as and to the extent expressly provided herein, shall be deemed to constitute) HSBC Bank USA, National

Association as the holder of an irrevocable power of attorney (fondé de pouvoir within the meaning of Article 2692 of the Civil Code of Québec) in order to hold hypothecs and security granted by any Credit Party on property pursuant to the laws of the Province of Québec in order to secure obligations of any Credit Party under any bond, debenture or similar title of indebtedness, issued by any Credit Party, and hereby agrees that the Administrative Agent may act as the bondholder and mandatary (i.e. agent) with respect to any shares, capital stock or other securities or any bond, debenture or similar title of indebtedness that may be issued by any Credit Party and pledged in favor of the Administrative Agent, for the benefit of the Lenders and Affiliates of the Lenders, pursuant to the laws of the Province of Québec. The execution by HSBC Bank USA, National Association, acting as fondé de pouvoir and mandatary, prior to the Credit Agreement of any deeds of hypothec, pledge of bond agreements, pledge agreements or other security documents is hereby ratified and confirmed.

(b)                                 Notwithstanding the provisions of Section 32 of An Act respecting the special powers of legal persons (Québec), the Administrative Agent may acquire and be the holder of any bond or debenture issued by any Credit Party (i.e. the fondé de pouvoir may acquire and hold the first bond issued under any deed of hypothec by any Credit Party).

(c)                                  The constitution of HSBC Bank USA, National Association as fondé de pouvoir, and of the Administrative Agent as bondholder and mandatary with respect to any bond, debenture, shares, capital stock or other securities that may be issued and pledged from time to time to the Administrative Agent, for the benefit of the Lenders and the Affiliates of the Lenders, pursuant to the laws of the Province of Québec, shall be deemed to have been ratified and confirmed by each such Person accepting an assignment of, a participation in or an arrangement in respect of, all or any portion of any Lenders’ rights and obligations under the Credit Agreement by the execution of an assignment, including a joinder agreement, or other agreement pursuant to which it becomes such assignee or participant, by each such Person becoming an assignee of an Affiliate of a Lender hereunder and by each successor Administrative Agent by the execution of an assignment and assumption agreement or other agreement, or by the compliance with other formalities, as the case may be, pursuant to which it becomes a successor Administrative Agent under the Credit Agreement.

(d)                                 HSBC Bank USA, National Association acting as fondé de pouvoir shall have the same rights, powers, immunities, indemnities and exclusions from liability as are prescribed in favor of the Administrative Agent in the Credit Agreement, which shall apply mutatis mutandis to HSBC Bank USA, National Association acting as fondé de pouvoir.

Section 9.15                                          Nature of Duties.  Except as otherwise expressly stated herein, any agent (other than the Administrative Agent) listed from time to time on the cover page of this Agreement shall have no obligations, responsibilities or duties under this Agreement or under any other Credit Document other than obligations, responsibilities and duties applicable to all Lenders in their capacity as Lenders; provided, however, that such agents shall be entitled to the same rights, protections, exculpations and indemnifications granted to the Administrative Agent under this Article IX in their capacity as an agent.

The relationship between the Lenders, the Administrative Agent, and any arranger, bookrunner or agent hereunder or with respect hereto, together with their respective Affiliates

(collectively, “Lender Parties”), on the one hand, and the Credit Parties, on the other hand, is solely that of lender (or lender representative) and creditor.  No Lender Party has any fiduciary relationship or duty or any other implied duty to any Credit Party arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between the Lender Parties and the Credit Parties by virtue of, any Credit Document or any transaction contemplated therein.

ARTICLE X

MISCELLANEOUS

Section 10.1                                          Amendments, Waivers and Release of Collateral.  Neither this Agreement, nor any of the Notes, nor any of the other Credit Documents, nor any terms hereof or thereof may be amended, supplemented, waived or modified except in accordance with the provisions of this Section nor may be released except as specifically provided herein or in the Security Documents or in accordance with the provisions of this Section 10.1.  The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement, modification or release shall:

(i)                                     (A) reduce or increase the amount or extend the scheduled date of maturity of any Loan or Note or any installment thereon or waive any payment default (other than a payment default that has been cured), or (B)  reduce the stated rate of any interest or fee payable hereunder (other than interest at the increased post-default rate) or extend the scheduled date of any payment thereof, in each case without the written consent of all Lenders,

(ii)                                  increase the Committed Amount without the written consent of all Lenders or the amount of any Lender’s Commitment without the written consent of all Lenders directly affected thereby, or

(iii)                               amend, modify or waive any provision of this Section 10.1 or change the percentages specified in the definition of Required Lenders, without the written consent of all the Lenders, or

(iv)                              amend, modify or waive any provision of Article IX without the written consent of the then Administrative Agent, or

(v)                                 release the Borrower or any other Credit Party from its obligations under the Credit Documents or any Guarantor from its obligations under the Guaranty, without the written consent of all of the Lenders, or

(vi)                              release all of the Collateral or any material portion of the Collateral that would result in the value of the Collateral being less than the Collateral Requirement or amend the definition of Collateral Requirement, in each case, without the written consent of all of the Lenders; or

(vii)                           amend, modify or waive any provision of the Credit Documents requiring consent, approval or request of the Required Lenders or all Lenders, without the written consent of all of the Required Lenders or all Lenders, as appropriate, and, provided, further, that no amendment, waiver or consent affecting the rights or duties of the Administrative Agent under any Credit Document shall in any event be effective, unless in writing and signed by the Administrative Agent, as applicable, in addition to the Lenders required hereinabove to take such action; or

(viii)                        amend, modify or waive any provision of Section 2.8(a) requiring that all payments be applied pro rata among the Lenders, without the written consent of all the Lenders.

Any such waiver, any such amendment, supplement or modification and any such release shall apply equally to each of the Lenders and shall be binding upon the Borrower, the other Credit Parties, the Lenders, the Administrative Agent and all future holders of the Notes.  In the case of any waiver, the Borrower, the other Credit Parties, the Lenders, and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Loans and Notes and other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

Notwithstanding any of the foregoing to the contrary, (a) any Lender may amend such Lender’s contact information and account details in the Lender’s Administrative Details Schedule upon notice to the Administrative Agent, (b) the Administrative Agent may amend the Lender’s Administrative Details Schedule to reflect sale and assignments entered into pursuant to Section 10.7(c) hereof, (c) any fee or syndication letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto and (z) the Administrative Agent and the Borrower may amend or modify this Agreement and any other Credit Document to (1) cure any ambiguity, omission, defect or inconsistency herein or therein or (2) grant a new Lien for the benefit of the Lenders, extend an existing Lien over additional property for the benefit of the Lenders or join additional Persons as Credit Parties, in each case with the consent or approval of any other party hereto.

Notwithstanding any of the foregoing to the contrary, the consent of the Borrower shall not be required for any amendment, modification or waiver of the provisions of Article IX (other than the provisions of Section 9.9); provided, however, that the Administrative Agent will provide written notice to the Borrower of any such amendment, modification or waiver.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any reorganization plan or similar action under applicable Bankruptcy Law that affects the Loans, and each Lender acknowledges that applicable Bankruptcy Law may supersede the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or Insolvency Proceeding.

Section 10.2                                          Substitution of Lenders.  In the event (a) the Borrower receives a claim from any Lender for compensation under Sections 2.12 or 2.16 hereof, (b) the Borrower receives notice from any Lender of any illegality pursuant to Section 2.11 hereof, (c) any Lender is a Defaulting Lender or is otherwise in default in any material respect with respect to its obligations under the Credit Documents, or (d) a Lender or Participant fails to consent to an amendment or waiver requested under Section 10.1 or Section 10.7(b) hereof, as applicable, at a time when the Required Lenders or other Participants, as applicable, have approved such amendment or waiver (any such Lender or Participant referred to in clause (a), (b), (c), or (d) above being hereinafter referred to as an “Affected Lender”), the Borrower may, in addition to any other rights the Borrower may have hereunder or under applicable law, require, at its expense, any such Affected Lender to assign, at par, without recourse, all of its interest, rights, and obligations hereunder (including all of its Commitments and the Loans and other amounts at any time owing to it hereunder and the other Credit Documents) to an Eligible Assignee specified by the Borrower, provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other governmental authority, (ii) the Borrower shall have paid to the Affected Lender (or to the Administrative Agent for the benefit of the Affected Lender) all monies (together with amounts due such Affected Lender hereunder as if the Loans owing to it were prepaid rather than assigned) other than such principal owing to it hereunder, and (iii) the assignment is entered into in accordance with, and subject to the consents required by (other than the consent of the Affected Lender), Section 10.7 hereof (provided any assignment fees and reimbursable expenses due thereunder shall be paid by the Borrower).

Section 10.3                                          Notices.  Except as otherwise provided in Article II, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile or e-mail), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) when delivered by hand, (b) when transmitted via telecopy (or other facsimile device) to the number set out herein, (c) the Business Day immediately following the day on which the same has been delivered prepaid (or pursuant to an invoice arrangement) to a reputable national overnight air courier service, (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, or (e) when delivered by e-mail, upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), provided that if such notice, request or demand is not sent during the normal business hours of the recipient, such notice, request or demand shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, in each case, addressed as follows in the case of the Borrower, the other Credit Parties and the Administrative Agent, and, with respect to each Lender, as set forth in the Lenders’ Administrative Details Schedule, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

The Borrower and the other Credit Parties:

c/o Royal Gold, Inc.

1660 Wynkoop Street, Suite 1000

Denver, Colorado 80202-1132

Attention: Chief Financial Officer

Facsimile: (303) 595-9385

E-mail:swenger@royalgold.com

Telephone: (303) 573-1660

with a copy to:

c/o Royal Gold, Inc.

1660 Wynkoop Street, Suite 1000

Denver, Colorado 80202-1132

Attention: General Counsel

Facsimile: (303) 595-9385

E-mail:bkirchhoff@royalgold.com

Telephone: (303) 573-1660

The Administrative Agent:

HSBC Bank USA, National Association

452 Fifth Avenue

New York, New York 10018

Attention:  Corporate Trust and Loan Agency

Facsimile: (917) 229-6659

E-mail: CTLANY.LoanAgency@us.hsbc.com and

CTLANY.TransactionManagement@us.hsbc.com

Section 10.4                                          No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 10.5                                          Survival of Representations and Warranties.  All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans.

Section 10.6                                          Payment of Expenses and Taxes; Indemnification.

(a)                                 The Borrower agrees to pay within thirty (30) days after receipt of an invoice therefor, all costs and expenses in connection with the preparation, negotiation, execution, delivery, registration and administration of this Agreement, the Notes and the other Credit Documents and any amendment, supplement or modification to or extension or restatement of, this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and out-of-pocket expenses of counsel and of technical advisors and consultants for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement; provided, however, that so long as no Event of Default shall have occurred and be continuing, the Borrower’s prior written consent (not to be unreasonably withheld) shall be obtained before the Administrative Agent retains a technical advisor or other technical consultant.  The Borrower further agrees to pay on demand all losses, costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the preservation of any rights of the Administrative Agent and each Lender under, or the enforcement of, or legal advice in respect of the rights or responsibilities of the Administrative Agent and such Lender under, this Agreement, the Note held by such Lender and the other Credit Documents, including losses, costs and expenses sustained by the Administrative Agent and such Lender as a result of any failure by the Borrower to perform or observe its obligations contained herein or in the Note held by such Lender or in connection with any refinancing or restructuring of the Loan in the nature of a “workout.”

(b)                                 Each Credit Party agrees to pay, indemnify, and hold each Lender, the Administrative Agent, their respective Affiliates and their respective directors, partners, managers, principals, officers, employees, agents, consultants and representatives (collectively, the “Indemnified Parties”) harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, claims, judgments, awards, fines, settlements, suits, costs, charges, expenses or disbursements of any kind or nature whatsoever (irrespective of whether the Indemnified Party is named as a party to any litigation or proceeding and whether it is joint, several or joint and several) with respect to the execution, delivery, enforcement, performance and administration of any Credit Document, any such other documents, agreements and Instruments or the transactions contemplated thereby, the use, or proposed use, of proceeds of the Loans, or otherwise with respect to any Project or Property or any activity, occurrence or event thereon or associated therewith (all of the foregoing, collectively, a “Third Party Claim”), and will reimburse the Indemnified Parties for all costs and expenses (including reasonable attorneys’ fees and expenses) on demand as they are incurred in connection with the investigation of, preparation for or defense or prosecution of any pending or threatened Third Party Claim or any action or proceeding arising therefrom; provided, however, that the Borrower shall not have any obligation hereunder to the Administrative Agent or any Lender with respect to Third Party Claims arising from the gross negligence or willful misconduct of the Administrative Agent or any such Lender, as determined by a court of competent jurisdiction in a final and non-appealable judgment; provided, further, that (i) each Indemnified Party shall promptly notify the Borrower in writing upon becoming aware of the initiation of any Third Party Claim against it, (ii) the Borrower shall be entitled to participate in the defense of any such Third Party Claim and, if the Borrower so chooses, to assume the defense, at the Borrower’s expense, of any such Third Party Claim with counsel selected by the Borrower (it being understood that any Indemnified Party shall have the right to participate in such defense and employ counsel separate from the counsel employed by the Borrower, and that such counsel shall be at the expense of such Indemnified Party unless such Indemnified Party shall have been advised by counsel that there may be legal defenses available to it that are inconsistent with or in addition to those available to the Borrower, in which case such counsel shall be at the Borrower’s expense) and (iii) no Indemnified Party shall settle any Third Party Claim without the Borrower’s prior written consent (such consent not to be unreasonably withheld).  This Section 10.6(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.  The agreements in this Section 10.6 shall survive repayment of the Loans, Notes and all other amounts payable hereunder and the earlier of the resignation or removal of the Administrative Agent or the termination of this Agreement.

(c)           In no event shall any party hereto be liable to any other party hereto on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings) arising out of this Agreement or the other Credit Documents.  Each party hereto hereby waives, releases and agrees (and shall cause each other Credit Party to waive, release and agree) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.  Nothing contained in this Section 10.6(c) shall limit or affect the indemnification and reimbursement obligations of the Credit Parties set forth in Section 10.6(b).

Section 10.7   Successors and Assigns; Participations; Purchasing Lenders.

(a)           This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower and the Guarantors may not assign or transfer any of their rights or obligations under this Agreement or the other Credit Documents without the prior written consent of all the Lenders.

(b)           Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities (“Participants”) participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender, or any other interest of such Lender hereunder.  In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  No Lender shall transfer or grant any participation under which the Participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the scheduled maturity of any Loan or Note or any installment thereon in which such Participant is participating, or reduce the stated rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of interest at the increased post-default rate) or reduce the principal amount thereof, or increase the amount of the Participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without consent of any participant if the Participant’s participation is not increased as a result thereof), (ii) release all or substantially all of the Guarantors from their obligations under the Guaranty,

(iii) release all or substantially all of the Collateral, or (iv) consent to the assignment or transfer by the Borrower or the Guarantors of any of their rights and obligations under this Agreement.  In the case of any such participation, the Participant shall not have any rights under this Agreement or any of the other Credit Documents (the Participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; provided, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.  The Borrower agrees that each Participant shall be entitled to the benefits of Section 2.16 (subject to the requirements and limitations therein, including the requirements under Section 2.16(h) (it being understood that the documentation required under Section 2.16(h) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided that such Participant shall not be entitled to receive any greater payment under Section 2.16, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other Obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or other Obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.   Any sale or transfer of a Participation, however evidenced, shall be effective only in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(c)           Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time, sell or assign to any Lender (other than a Defaulting Lender) or any Affiliate thereof or any Eligible Assignee (“Purchasing Lenders”), all or any part of its rights and obligations under this Agreement and the Notes in minimum amounts of $5,000,000 (or, if less, the entire amount of such Lender’s interests and obligations), pursuant to an Assignment Agreement, executed by such Purchasing Lender and such transferor Lender (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate or Approved Fund thereof, the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower), and delivered to the Administrative Agent for its acceptance and recording.  Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date specified in such Assignment Agreement, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment Agreement, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the transferor Lender thereunder shall, to the extent provided in such Assignment Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of a transferor Lender’s rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto).  Such Assignment Agreement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Notes.  On or prior to the Transfer Effective Date specified in such Assignment Agreement, the Borrower, at its own expense and upon reasonable request, shall execute and deliver to the Administrative Agent in exchange for the Notes delivered to the Administrative Agent pursuant to such Assignment Agreement new Notes to the order of such Purchasing Lender in an amount equal to the Commitment assumed by it pursuant to such Assignment Agreement and, unless the transferor Lender has not retained a Commitment hereunder, new Notes to the order of the transferor Lender in an amount equal to the Commitment retained by it hereunder.  Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby.  The Notes surrendered by the transferor Lender shall be promptly returned by the Administrative Agent to the Borrower marked “cancelled”.

(d)           Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) (other than to a natural person) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment, and no foreclosure or other enforcement action in respect thereof, shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)           The Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain at its address referred to in Section 10.3 a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the “Register”).  The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement.  Any assignment of any Loan or other Obligation hereunder, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(f)            Upon its receipt of a duly executed Assignment Agreement, together with payment to the Administrative Agent by the transferor Lender or the Purchasing Lender, as agreed between them, of a registration and processing fee in the amount of $3,500 for each Purchasing Lender (other than an Affiliate of such Lender or an Approved Fund) listed in such Assignment Agreement and the Notes subject to such Assignment Agreement, the Administrative Agent shall (i) accept such Assignment Agreement and (ii) give prompt notice of such acceptance and recordation to the Lenders and the Borrower.

(g)           The Borrower authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a “Transferee”) and any prospective Transferee any and all financial information in such Lender’s possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender’s credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement, in each case subject to Section 10.16.

Section 10.8           Adjustments; Set-off.

(a)           Each Lender agrees that if any Lender (a “benefited Lender”) shall at any time receive any payment of all or part of its Loans, or interest thereon (except pursuant to Section 10.7 hereof), or receive any Collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8.1(e), or otherwise) in a greater proportion than any such payment to or Collateral received by any other Lender, if any, in respect of such other Lender’s Loans, or interest thereon, such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Loan, or shall provide such other Lenders with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.  The Borrower agrees that each Lender so purchasing a portion of another Lender’s Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.  If a Defaulting Lender receives any such payment as described in the previous sentence, such Lender shall turn over such payments to the Administrative Agent in an amount that would satisfy the cash collateral requirements set forth in Section 2.17 hereof.

(b)           In addition to any rights and remedies of the Lenders provided by law (including, without limitation, other rights of set-off), each Lender shall have the right, without prior notice to the Borrower or the applicable Credit Party, any such notice being expressly waived by the Credit Parties to the extent permitted by applicable law, upon the occurrence and during the continuance of any Event of Default, to setoff and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held by or owing to such Lender or any branch or agency thereof to or for the credit or the account of the Borrower or any other Credit Party, or any part thereof in such amounts as such Lender may elect, against and on account of the Loans and other Obligations of the Borrower and the other Credit Parties to the Administrative Agent and the Lenders and claims of every nature and description of the Administrative Agent and the Lenders against the Borrower and the other Credit Parties, in any currency, whether arising hereunder or under any other Credit Document, as such Lender may elect, whether or not the Administrative Agent or the Lenders have made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured.  The aforesaid right of set-off may be exercised by such Lender against the Borrower, any other Credit Party or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of the Borrower or any other Credit Party, or against anyone else claiming through or against the Borrower, any other Credit Party or any such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the occurrence of any Event of Default.  Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

Section 10.9           Table of Contents and Section Headings.  The table of contents and the Section and subsection headings herein are intended for convenience only and shall be ignored in construing this Agreement.

Section 10.10         Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

Section 10.11         Effectiveness.  This Agreement shall become effective on the date on which all of the parties hereto as of such date have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent pursuant to Section 10.3 or, in the case of the Lenders, shall have given to the Administrative Agent written notice (actually received) at such office that the same has been signed and mailed to it.

Section 10.12         Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.13         Integration.  This Agreement and the Notes represent the agreement of the Credit Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the Credit Parties or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the Notes.  This Agreement amends, restates, replaces and supersedes all prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof.

Section 10.14         Consent to Jurisdiction.

(a)           EACH CREDIT PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN NEW YORK, NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING (A “PROCEEDING”) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE SECURITY DOCUMENTS AND EACH CREDIT PARTY HEREBY IRREVOCABLY AGREES THAT

ALL CLAIMS IN RESPECT OF ANY SUCH PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT.  EACH CREDIT PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM OR IMPROPER VENUE TO THE MAINTENANCE OF ANY SUCH PROCEEDING.  EACH CREDIT PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH CREDIT PARTY AT ITS ADDRESS REFERRED TO IN SECTION 10.3 HEREOF.  EACH CREDIT PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH PROCEEDING SHALL BE CONCLUSIVE AND MAY BE EXECUTED UPON AND ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(b)           NOTHING IN THIS SECTION 10.14 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING ANY SUIT, ACTION OR PROCEEDING AGAINST A CREDIT PARTY OR ITS PROPERTY IN THE COURTS OF OTHER JURISDICTIONS.  THE TAKING OF ANY PROCEEDINGS IN ANY ONE OR MORE JURISDICTIONS SHALL NOT PRECLUDE THE TAKING OF ANY PROCEEDINGS IN ANY OTHER JURISDICTION.

(c)           THE BORROWER AND EACH LENDER HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE, THE SECURITY DOCUMENTS AND ANY OTHER CREDIT DOCUMENTS REFERRED TO HEREIN OR THE OBLIGATIONS UNDER ANY THEREOF.

Section 10.15         Governing Law.  THIS AGREEMENT, AND ANY INSTRUMENT OR AGREEMENT REQUIRED HEREUNDER, UNLESS OTHERWISE SPECIFICALLY PROVIDED HEREIN OR THEREIN, SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (EXCLUDING THE CHOICE OF LAW RULES THEREOF, OTHER THAN SECTION 5-1401 OF THE NEW YORK OBLIGATIONS LAW), PROVIDED, HOWEVER, THAT THE MORTGAGES SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE IN WHICH THEY ARE FILED.

Section 10.16         Confidentiality.  The Administrative Agent and each Lender agree that they will not disclose without the prior consent of the Borrower any non-public, confidential or proprietary information of or with respect to any Credit Party or any Subsidiary thereof which is furnished pursuant to this Agreement, any other Credit Document or any documents contemplated by or referred to herein or therein (the “Information”), except that any Agent and any Lender may disclose any such Information (a) to its Affiliates and to its and its Affiliate’s respective partners, directors, officers, employees, trustees, agents, representatives, auditors, consultants, engineers (including the independent engineer) or counsel or to another Agent or Lender, each of whom shall have been made aware of this confidentiality requirement and shall have agreed to abide by its provisions; (b) as has become generally available to the public other than by a breach of this Section 10.16; (c) as may be required or appropriate (i) in any report, statement or testimony submitted to, or disclosure requested or required by, any Governmental Authority regulating or having or claiming to have jurisdiction over such Lender or Agent or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or the Office of the Comptroller of the Currency or the National Association of Insurance Commissioners or similar organizations (whether in the United States, Canada or any other jurisdiction) or their successors or (ii) (A) in any legal, judicial, administrative proceeding or other compulsory process or otherwise as required by any applicable Requirement of Law, (B) by any subpoena or similar legal process or (C) in connection with any claim, suit, action or proceeding for the purpose of defending itself, reducing its liability, or protecting, enforcing or exercising any of its claims, rights, remedies or interests under or in connection with the Credit Documents; provided, however,  in each case the Administrative Agent or disclosing Lender, as applicable, agrees, to the extent practicable and not prohibited by any applicable Requirement of Law, to give the Borrower at least ten days’ prior written notice (unless less time is permitted by the applicable proceeding or process) before disclosing any of the Confidential Information in any such proceeding or process and, in making such disclosure, the Administrative Agent or disclosing Lender, as applicable, shall disclose only that portion thereof required to be disclosed and shall take all reasonable efforts to preserve the confidentiality thereof; (d) to (i) any actual or prospective Participant, assignee or pledgee in connection with any contemplated transfer or pledge pursuant to Section 10.7 or (ii) any actual or prospective counterparty (or its advisors) to any Hedging Agreement relating to the Borrower, each of whom shall have been made aware of the confidentiality requirements in this Section 10.16 and shall have agreed to abide by its provisions; (e) to Gold Sheets and other similar bank trade publications; such information to consist of deal terms and other information regarding the credit facilities evidenced by this Credit Agreement customarily found in such publications; or (f) any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Credit Documents, the Commitments, and the Loans, each of whom shall have been made aware of the confidentiality requirements in this Section 10.16 and shall have agreed to abide by its provisions.

Section 10.17         Acknowledgments.  Each of the parties hereto hereby acknowledges that:

(a)           it has been advised by counsel in the negotiation, execution and delivery of each Credit Document;

(b)           neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower or any other Credit Party arising out of or in connection with this Agreement and the relationship between the Administrative Agent and Lenders, on one hand, and the Borrower and the other Credit Parties, on the other hand, in connection herewith is solely that of debtor and creditor; and

(c)           no joint venture or partnership exists among the Lenders or the Administrative Agent, or among the Borrower or the other Credit Parties and the Lenders or the Administrative Agent.

Section 10.18         USA PATRIOT Act.  Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies the Credit Parties that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of such Credit Party and other information that will allow each such Lender to identify the Credit Party in accordance with the USA PATRIOT Act, and each Credit Party agrees to provide such information from time to time to such Lender.

Section 10.19         Proceeds of Crime.

(a)           The Borrower acknowledges that, pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” Laws, whether within Canada or elsewhere (collectively, including any guidelines or orders thereunder, “AML Legislation”), the Lenders and the Administrative Agent may be required to obtain, verify and record information regarding the Borrower, its directors, authorized signing officers, direct or indirect shareholders or other Persons in control of the Borrower, and the transactions contemplated hereby. The Borrower shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or the Administrative Agent, or any prospective assign or participant of a Lender or the Administrative Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence.

(b)           If the Administrative Agent has ascertained the identity of the Borrower or any authorized signatories of the Borrower for the purposes of applicable AML Legislation, then the Administrative Agent:

(i)            shall be deemed to have done so as an agent for each Lender, and this Agreement shall constitute a “written agreement” in such regard between each Lender and the Administrative Agent within the meaning of applicable AML Legislation; and

(ii)           shall provide to each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Lenders agrees that the Administrative Agent has no obligation to ascertain the identity of the Borrower or any authorized signatories of the Borrower on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from the Borrower or any such authorized signatory in doing so.

Section 10.20         Joint and Several Liability.  The Credit Parties are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of each Credit Party has a direct, tangible and immediate impact on the success of the other Credit Parties.  If at any time another Person shall be joined as a “Borrower” it is acknowledged and agreed that (i) such Person is a co-borrower hereunder and shall be jointly and severally, with the other Borrower, directly and primarily liable for the payment and performance of the Notes and the Obligations, regardless of which Borrower actually receives any proceeds of the Loan or the amount of such proceeds received, (ii) each of the Borrowers shall have the obligation of a co-maker and shall be a primary obligor with respect to the Loan, the Notes and the other Obligations, it being agreed that the Loan to the Borrower inure to the benefit of both Borrowers, (iii) the Administrative Agent and each Lender are relying on such joint and several liability of the Borrowers (if at any time there shall be more than one (1) Borrower) in entering into this Agreement and extending the Loan and (iv) all such Borrowers shall be individually and collectively, as appropriate, referred to herein as the “Borrower”.  The Borrower and each Guarantor hereby unconditionally and irrevocably agrees that upon default in the payment when due of any principal, interest, fee or other amount hereunder, it will forthwith pay the same, without notice of demand.  The Administrative Agent and the Lenders shall be entitled to rely upon any notice, request or communication received by it from the Borrower on behalf of all Credit Parties, and shall be entitled to treat its giving of any notice hereunder pursuant to Section 10.3 hereof as notice to each and all Credit Parties.

ARTICLE XI
GUARANTY

Section 11.1           The Guaranty.  In order to induce the Lenders to enter into this Credit Agreement and the Notes and to extend credit hereunder and thereunder and in recognition of the direct benefits to be received by the Guarantors from the Loans hereunder, each of the Guarantors hereby agrees with the Administrative Agent and the Lenders as follows:  each Guarantor hereby unconditionally and irrevocably jointly and severally guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all Obligations.  If any or all of the indebtedness becomes due and payable hereunder or under any other Credit Document, each Guarantor unconditionally promises to pay such indebtedness to the Administrative Agent and the Lenders, or their respective order, on demand, together with any and all reasonable costs, fees and expenses which may be incurred by the Administrative Agent or the Lenders in collecting any of the Obligations.

Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, because of any applicable Requirement of Law relating to fraudulent conveyances or transfers or similar principles) then the obligations of each such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable Requirements of Law, including Bankruptcy Laws.

Section 11.2           Bankruptcy.  Additionally, each of the Guarantors unconditionally and irrevocably guarantees jointly and severally the payment of any and all Obligations of the Borrower to the Administrative Agent and the Lenders whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Section 8.1(e), and unconditionally promises to pay such Obligations to the Administrative Agent for the account of the Lenders, or order, on demand, in lawful money of the United States.  Each of the

Guarantors further agrees that to the extent that the Borrower or a Guarantor shall make a payment or a transfer of an interest in any property to the Administrative Agent or any Lender, which payment or transfer or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise is avoided, and/or required to be repaid to the Borrower or a Guarantor, the estate of the Borrower or a Guarantor, a trustee, receiver or any other party under any Bankruptcy Law, common law or equitable cause or other Requirement of Law, then to the extent of such avoidance or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

Section 11.3           Continuing Guaranty.  This guaranty is a continuing guaranty and shall: (i) remain in full force and effect until the later of (x) the irrevocable payment in full of the Obligations and all other amounts payable by the Guarantor, and (y) all the Commitments have been terminated; (ii) be binding on each Guarantor, its successors and assigns; and (iii) inure to the benefit of and be enforceable by the Administrative Agent, the Lenders and their successors, pledges, transferees and assigns.  Without limiting the generality of the foregoing, any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under any Credit Document to any other Person, and such Person shall thereupon become vested with all the benefits in respect thereof granted to such Person herein or otherwise.

Section 11.4           Nature of Liability.  The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Obligations of the Borrower whether executed by any such Guarantor, any other guarantor or by any other party, and no Guarantor’s liability hereunder shall be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Obligations of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Administrative Agent or the Lenders on the Obligations which the Administrative Agent or such Lenders repay to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each of the Guarantors waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

Section 11.5           Independent Obligation.  The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor or the Borrower and whether or not any other Guarantor or the Borrower is joined in any such action or actions.

Section 11.6           Authorization.  Each of the Guarantors authorizes the Administrative Agent and each Lender without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) amend, modify, renew, restate, compromise, extend, continue, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Obligations or any part thereof in accordance with this Credit Agreement and any other Credit Document, as applicable, including any increase or decrease of the rate of interest thereon, (b) take and hold security from any Guarantor or any other party for the payment of this Guaranty or the Obligations and exchange, enforce, waive and release any such security, (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their discretion may determine and (d) release or substitute any one or more endorsers, Guarantors, the Borrower or other obligors.

Section 11.7           Reliance.  It is not necessary for the Administrative Agent or the Lenders to inquire into the capacity or powers of the Borrower or the officers, directors, members, partners or agents acting or purporting to act on its behalf, and any Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

Section 11.8           Stay of Acceleration.  If acceleration of the time for payment, or the liability of the Borrower to make payment, of any amount specified to be payable by such Borrower in respect of its Obligations is stayed, prohibited or otherwise affected upon any Insolvency Proceeding or other event affecting such Borrower or payment of any of its Obligations by such Borrower, all such amounts otherwise subject to acceleration or payment shall nonetheless be deemed for all purposes of this Agreement to be and to have become due and payable by such Borrower and shall be payable by each Guarantor under this Agreement immediately forthwith on demand by the Administrative Agent unless otherwise prohibited or restricted by order, judgment or applicable law.

Section 11.9           Waiver.

(a)           Each of the Guarantors waives any right (except as shall be required by applicable statute and cannot be waived) to require the Administrative Agent or any Lender to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party, or (iii) pursue any other remedy in the Administrative Agent’s or any Lender’s power whatsoever.  Each of the Guarantors waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party other than payment in full of the Obligations (other than contingent indemnity obligations), including without limitation any defense based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Obligations.  The Administrative Agent may, at its election, foreclose on any security held by the Administrative Agent by one or more judicial or nonjudicial sales (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Administrative Agent or any Lender may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been paid in full and the Commitments have been terminated.  Each of the Guarantors waives any defense arising out of any such election by the Administrative Agent or any of the Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantors against the Borrower or any other party or any security.

(b)           Each of the Guarantors waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new, additional, restated or continued Obligations.  Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any Lender shall have any duty to advise such Guarantor of information known to it regarding such circumstances or risks.

(c)           Each Guarantor waives all other acts or omissions to act or delay of any kind by the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of any Guaranty, and each Guarantor waives all other defenses available to a guarantor or surety, whether at law or in equity.

(d)           The Borrower and the Guarantors are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of the Borrower has a direct, tangible and immediate impact on the success of each Guarantor.  Each Guarantor will derive substantial direct and indirect benefit from the extensions of credit to the Borrower hereunder.  Each Guarantor hereby waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Obligations, whether existing now or in the future.  Each Guarantor knowingly waives certain rights and defenses as set forth in this Agreement in contemplation of the benefits that it will receive.

(e)           Each Guarantor irrevocably renounces to any rights it may have to be released from this Guarantee under Article 2362 of the Civil Code of Québec and agrees to renew its guarantee hereunder at the request of the Administrative Agent by executing such documents as the Administrative Agent may request from time to time.

(f)            Each of the Guarantors hereby agrees it will not exercise any rights of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under applicable Bankruptcy Law, or otherwise) to the claims of the Administrative Agent or the Lenders against the Borrower or any other guarantor of the Obligations of the Borrower owing to the Administrative Agent or the Lenders (collectively, the “Other Parties”) and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Other Party which it may at any time otherwise have as a result of this Guaranty until such time as the Obligations shall have been paid in full and the Commitments have been terminated.  Each of the Guarantors hereby further agrees not to exercise any right to enforce any other remedy which the Administrative Agent or the Lenders now have or may hereafter have against any Other Party, any endorser or any other guarantor of all or any part of the Obligations of the Borrower and any benefit of, and any right to participate in, any security or collateral given to or for the benefit of the Administrative Agent and the Lenders to secure payment of the Obligations of the Borrower until such time as the Obligations (other than contingent indemnity obligations) shall have been paid in full and the Commitments have been terminated.

Section 11.10               Confirmation of Payment.  The Administrative Agent and the Lenders will, upon request after payment of the Obligations which are the subject of this Guaranty and termination of the Commitments relating thereto, confirm to the Borrower, the

Guarantors or any other Person that such indebtedness and obligations have been paid and the Commitments relating thereto terminated, subject to the provisions of Section 11.2.

At such time as the Obligations which are the subject of this Guaranty have been irrevocably paid in full and the Commitments have been terminated, this Guaranty and all obligations of the Guarantors hereunder shall terminate and be of no further force and effect, all without delivery of any Instrument or performance of any act by any Person (subject, in each case, to the effects of Section 11.2 hereof and any indemnification obligations that survive such termination).

Section 11.11         Keepwell.  Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 11.11 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 11.11, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 11.11 shall remain in full force and effect until a termination of this Guaranty in accordance with Section 11.10. Each Qualified ECP Guarantor intends that this Section 11.11 constitute, and this Section 11.11 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

(remainder of this page intentionally blank)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by its proper and duly authorized officers as of the day and year first above written.

BORROWER:
ROYAL GOLD, INC.,
a Delaware corporation

By:	/s/ Stefan Wenger
Name:	Stefan Wenger
Title:	Chief Financial Officer and Treasurer

[signature pages continue]

Sixth Amended and Restated Credit Agreement signature page

GUARANTORS:
HIGH DESERT MINERAL RESOURCES, INC.,
a Delaware corporation

	By:	/s/ Stefan Wenger
	Name:	Stefan Wenger
	Title:	Treasurer

RG MEXICO, INC.,
a Delaware corporation

	By:	/s/ Stefan Wenger
	Name:	Stefan Wenger
	Title:	Treasurer

RG EXCHANGECO INC.
an amalgamated corporation validly existing under the Canada Business Corporations Act

	By:	/s/ Stefan Wenger
	Name:	Stefan Wenger
	Title:	Vice President and Treasurer

[signature pages continue]

Sixth Amended and Restated Revolving Credit Agreement signature page

ADMINISTRATIVE AGENT:
HSBC BANK USA, NATIONAL ASSOCIATION,
as Administrative Agent

	By:	/s/ Joseph A. Lloret
	Name:	Joseph A. Lloret
	Title:	Vice President

[signature pages continue]

Sixth Amended and Restated Revolving Credit Agreement signature page

LENDER:
HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender

	By:	/s/ Alexandra Barrows
	Name:	Alexandra Barrows
	Title:	Vice President

[signature pages continue]

Sixth Amended and Restated Credit Agreement signature page

LENDER:
THE BANK OF NOVA SCOTIA,
as a Lender

	By:	/s/ Ray Clarke
	Name:	Ray Clarke
	Title:	Managing Director

	By:	/s/ Asif Rafiq
	Name:	Asif Rafiq
	Title:	Associate Director

[signature pages continue]

Sixth Amended and Restated Revolving Credit Agreement signature page

LENDER:
GOLDMAN SACHS BANK USA,
as a Lender

	By:	/s/ Mark Walton
	Name:	Mark Walton
	Title:	Authorized Signatory

[signature pages continue]

Sixth Amended and Restated Revolving Credit Agreement signature page

LENDER:
BANK OF AMERICA, N.A.,
as a Lender

	By:	/s/ Marc Ahlers
	Name:	Marc Ahlers
	Title:	Vice President

[signature pages continue]

Sixth Amended and Restated Revolving Credit Agreement signature page

LENDER:
CANADIAN IMPERIAL BANK OF COMMERCE,
as a Lender

	By:	/s/ Jens Paterson
	Name:	Jens Paterson
	Title:	Executive Director

	By:	/s/ Warren Flannery
	Name:	Warren Flannery
	Title:	Executive Director, CIBC, Mining

Sixth Amended and Restated Revolving Credit Agreement signature page

Disclosure Schedules to

Sixth Amended and Restated Revolving Credit Agreement

Schedule 1.1(b)

Lender	Commitment Percentage	Commitment Amount
HSBC Bank USA, National Association	35.555555556%	$160,000,000
The Bank of Nova Scotia	31.111111111%	$140,000,000
Goldman Sachs Bank USA	11.111111111%	$50,000,000
Bank of America, N.A.	11.111111111%	$50,000,000
Canadian Imperial Bank of Commerce	11.111111111%	$50,000,000

EXHIBIT A

FORM OF

ASSIGNMENT AGREEMENT

Reference is made herein to that certain Sixth Amended and Restated Revolving Credit Agreement, dated as of January 29, 2014 (together with all amendments, restatements, amendments and restatements, modifications, revisions, increases, supplements, extensions, continuations, replacements or refinancings from time to time in accordance with the terms thereof, the “Credit Agreement”), by and among ROYAL GOLD, INC., a corporation organized and existing under the laws of the State of Delaware (“Royal Gold” or the “Borrower”), as the borrower, HIGH DESERT MINERAL RESOURCES, INC., a corporation organized and existing under the laws of the State of Delaware, as a guarantor, RG EXCHANGECO INC., an amalgamated corporation validly existing under the Canada Business Corporations Act, as a guarantor, RG MEXICO, INC., a corporation organized and existing under the laws of the State of Delaware, as a guarantor, those additional guarantors from time to time party thereto, as guarantors, those banks and financial institutions identified as a “Lender” on the signature pages thereto and such other banks or financial institutions as may from time to time become parties thereto as lenders (individually, each a “Lender” and collectively, the “Lenders”) and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.  Unless otherwise defined herein, capitalized terms defined in the Credit Agreement and used herein shall have the meanings provided in the Credit Agreement.

                                                             (the “Transferor Lender”) and                                                              (the “Purchasing Lender”) agree as follows:

For an agreed consideration, the Transferor Lender hereby irrevocably sells and assigns to the Purchasing Lender, and the Purchasing Lender hereby irrevocably purchases and assumes from the Transferor Lender, as of the Transfer Funding Date (as defined below), (a) all of the Transferor Lender’s rights and obligations under the Credit Agreement with respect to those Loans as set forth on Schedule 1 attached hereto, and all instruments delivered pursuant thereto to the extent related to the principal amount and Commitment Percentage set forth on Schedule 1 attached hereto of all of such outstanding rights and obligations of the Transferor Lender under the Loans set forth on Schedule 1 attached hereto, and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Transferor Lender (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, the Credit Documents, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Transferor Lender and, except as expressly provided in this Assignment Agreement, without representation or warranty by the Transferor Lender.

The Transferor Lender (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby; (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any other Credit Party, any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any other Credit Party, any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Credit Documents; and (c) in the case of an assignment of the entire remaining amount of the Transferor Lender’s Commitments, attaches any Note(s) held by it evidencing the Assigned Interest and requests that the Administrative Agent exchange the attached Note(s) for a new Note(s) payable to the Purchasing Lender.

The Purchasing Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date (as defined below), it shall be bound by the provisions of the Credit Documents as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder and (iii) it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 3.3 thereof, the financial statements delivered pursuant to Section 6.1 thereof, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender; (b) agrees that it will (i) independently and without reliance upon the Transferor Lender, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto and (ii) perform in accordance with its terms all the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender; and (c) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto.

The effective date of this Assignment Agreement shall be             , 20      (the “Effective Date”).  Following the execution of this Assignment Agreement, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement.

The funding date for this Assignment Agreement shall be             , 20      (the “Transfer Funding Date”).  On the Transfer Funding Date, any registration and processing fees shall be due and payable to the Administrative Agent.

From and after the Transfer Funding Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Purchasing Lender whether such amounts have accrued prior to the Transfer Funding Date or accrue subsequent to the Transfer Funding Date.  The Transferor Lender and the Purchasing Lender shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Transfer Funding Date or, with respect to the making of this assignment, directly between themselves.

From and after the Transfer Funding Date, (a) the Purchasing Lender shall be a party to the Credit Agreement and, to the extent provided in this Assignment Agreement, have the rights and obligations of a Lender thereunder and under the other Credit Documents and shall be bound by the provisions thereof and (b) the Transferor Lender shall, to the extent provided in this Assignment Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

This Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of New York (excluding the choice of law rules thereof, other than section 5-1401 of the New York Obligations Law).

This Assignment Agreement may be executed by one or more of the parties to this Assignment Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed as of the date first above written.

[NAME OF PURCHASING LENDER]	[NAME OR TRANSFEROR LENDER]

By	By
Name:	Name:
Title:	Title:

Accepted (if required):	Consented to (if required):

ROYAL GOLD, INC., as the Borrower	HSBC BANK USA, NATIONAL
ASSOCIATION, as the Administrative
Agent

By:	By:
Name:	Name:
Title:	Title:

SCHEDULE 1

TO ASSIGNMENT AGREEMENT

EFFECTIVE DATE:         ,

Name of Transferor Lender:

Name of Purchasing Lender:

Transfer Funding Date of Assignment:

Credit Facility CUSIP Number:

Assigned Interest:

Loans Assigned	Principal Amount of Commitment/Loans Assigned	Commitment Percentage Assigned(1)		CUSIP Number
	$		%

(1)   Calculate the Commitment Percentage that is assigned to at least 9 decimal places and show as a percentage of the aggregate commitments of all Lenders.  This percentage is set forth for informational purposes only and is not intended to be binding.  The assignments are based on the amounts assigned not on the percentages listed in this column.

EXHIBIT B

FORM OF

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of              ,     , is by and between                      , a                        (the “Joining Party”), and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States (“HSBC Bank”), in its capacity as Administrative Agent (as defined below) under that certain Sixth Amended and Restated Revolving Credit Agreement, dated as of January 29, 2014 (together with all amendments, restatements, amendments and restatements, modifications, revisions, increases, supplements, extensions, continuations, replacements or refinancings from time to time in accordance with the terms thereof, the “Credit Agreement”), by and among ROYAL GOLD, INC., a corporation organized and existing under the laws of the State of Delaware (“Royal Gold” or the “Borrower”), as the borrower, HIGH DESERT MINERAL RESOURCES, INC., a corporation organized and existing under the laws of the State of Delaware (“High Desert”), as a guarantor, RG EXCHANGECO INC., an amalgamated corporation validly existing under the Canada Business Corporations Act (“RG Exchangeco”), as a guarantor, RG MEXICO, INC., a corporation organized and existing under the laws of the State of Delaware (“RG Mexico”), as a guarantor, those additional guarantors from time to time party thereto (collectively, the “Additional Guarantors”), as guarantors (with each of High Desert, RG Exchangeco, RG Mexico and the Additional Guarantors being individually referred to herein as a “Guarantor” and collectively referred to herein as the “Guarantors”), those banks and financial institutions identified as a “Lender” on the signature pages thereto and such other banks or financial institutions as may from time to time become parties thereto as lenders (collectively, the “Lenders”) and HSBC Bank, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.  Capitalized terms used herein but not otherwise defined shall have the meanings provided in the Credit Agreement.

The Joining Party hereby agrees as follows with the Administrative Agent, for the benefit of the Lenders:

1.             The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Joining Party will be deemed to be a party to the Credit Agreement and a “Guarantor” for all purposes under the Credit Agreement and the other Credit Documents, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement and the other Credit Documents to which the Guarantors are party on the date hereof.  The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Documents, as applicable, including without limitation (a) all of the representations and warranties of the Credit Parties set forth in Article III of the Credit Agreement and (b) all of the affirmative and negative covenants set forth in Articles VI and VII of the Credit Agreement.  Without limiting the generality of the foregoing terms of this paragraph 1, the Joining Party unconditionally and irrevocably jointly and severally guarantees as primary obligor, and not merely as surety, the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all

Obligations.  If any or all of the indebtedness becomes due and payable hereunder or under any other Credit Document, the Joining Party unconditionally promises to pay such indebtedness to the Administrative Agent and the Lenders, or their respective order, on demand, together with any and all reasonable costs, fees and expenses which may be incurred by the Administrative Agent or the Lenders in collecting any of the Obligations.  Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, because of any applicable Requirement of Law relating to fraudulent conveyances or transfers or similar principles), then the obligations of the Joining Party hereunder shall be limited to the maximum amount that is permissible under applicable Requirements of Law, including Bankruptcy Laws.

2.             The Joining Party acknowledges and confirms that it has received a copy of the Credit Agreement and the schedules and exhibits thereto and each Security Document and the schedules and exhibits thereto.

3.             The Borrower and the Guarantors confirm that all of their obligations under the Credit Agreement are, and upon the Joining Party becoming a Guarantor, shall continue to be, in full force and effect.  The parties hereto confirm and agree that immediately upon the Joining Party becoming a Guarantor, the term “Obligations”, as used in the Credit Agreement, shall include all obligations of such Joining Party as a Guarantor under the Credit Agreement and under each other Credit Document.

4.             The Joining Party hereby agrees that upon becoming a Guarantor it will assume all Obligations of a Guarantor as set forth in the Credit Agreement.

5.             Each of the Borrower and the Joining Party agrees that at any time and from time to time, upon the written request of the Administrative Agent, it will execute and deliver such further agreements, certificates, documents and instruments and do such further acts and things as the Administrative Agent may reasonably request in order to effect the purposes of this Agreement.

6.             This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

7.             This Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of New York (excluding the choice of law rules thereof, other than section 5-1401 of the New York Obligations Law).

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, each of the Borrower, each of the Guarantors and the Joining Party has caused this Joinder Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

BORROWER:	ROYAL GOLD, INC.,
a Delaware corporation

By:
Name:
Title:

GUARANTORS:	HIGH DESERT MINERAL RESOURCES, INC.,
a Delaware Corporation

By:
Name:
Title:

RG EXCHANGECO INC.,
a Canadian corporation

By:
Name:
Title:

RG MEXICO, INC.,
a Delaware corporation

By:
Name:
Title:

JOINING PARTY:	[ ]

By:
Name:
Title:

Acknowledged and accepted:

HSBC BANK USA, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

EXHIBIT C

FORM OF

PROMISSORY NOTE(1)

New York, New York
US$[ ]	[ , 20 ]

FOR VALUE RECEIVED, the undersigned, ROYAL GOLD, INC., a corporation organized and existing under the laws of Delaware (“Royal Gold” or the “Maker”), hereby promises to pay to the order of [                   ] (“Original Lender”) or other holder hereof (with Original Lender and any other holder hereof sometimes being referred to herein as “Holder”), at the place and times provided in that certain Sixth Amended and Restated Revolving Credit Agreement, dated as of January 29, 2014, by and among Maker, as the borrower, HIGH DESERT MINERAL RESOURCES, INC., a corporation organized and existing under the laws of the State of Delaware, as a guarantor, RG EXCHANGECO INC., an amalgamated corporation validly existing under the Canada Business Corporations Act, as a guarantor, RG MEXICO, INC., a corporation organized and existing under the laws of the State of Delaware, as a guarantor, those additional guarantors from time to time party thereto, as guarantors, Original Lender, those other banks and financial institutions identified as a “Lender” on the signature pages thereto and such other banks or financial institutions as may from time to time become parties thereto as lenders (together with Original Lender, collectively, the “Lenders”) and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders (together with all amendments, restatements, amendments and restatements, modifications, revisions, increases, supplements, extensions, continuations, replacements or refinancings from time to time in accordance with the terms thereof, the “Credit Agreement”), the principal sum of [                  ] Million Dollars (US$[                      ]), or, if less, the aggregate unpaid principal amount of all Loans made by or assigned to Holder under the Credit Agreement.  Subject to the Credit Agreement, the Maker may borrow, voluntarily repay and reborrow amounts hereunder during the Commitment Period.  Capitalized terms used in this Promissory Note(2) (this “Note”) and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

This Note evidences the obligation of the Maker to repay all Loans made by or assigned to Holder under the Credit Agreement.

[This Note represents an extension and renewal of the outstanding principal amount of, and an amendment to, replacement of and substitution for, the [         Amended and Restated Promissory Note] dated as of [                , 20     ], made by the Maker and payable to Original Lender (the “Existing Note”).  The indebtedness evidenced by the Existing Note is a continuing indebtedness and nothing contained herein shall be construed to deem paid the Existing Note or to release, terminate or in any way impair any mortgage, pledge, lien or security interest given to

(1)  Amend title as necessary for any amendments and restatements.

(2)  Amend title as necessary for any amendments and restatements.

secure payment and performance of the Existing Note.  This Note restates and replaces the Existing Note. All promissory notes, instruments, documents, and agreements entered into in connection with the Existing Agreement or the Existing Note shall remain in full force and effect, except to the extent expressly modified in accordance with their respective terms.  It is expressly understood and agreed by the parties hereto that this Note is in no way intended to constitute, and does not constitute, a release, repayment, satisfaction, discharge or novation of the obligations and liabilities existing under the Existing Agreement or the Existing Note or a release, termination, novation or impairment of any Lien or Existing Credit Document.  All Liens created pursuant to the Existing Credit Documents shall extend and apply to the Credit Agreement and this Note and the full payment and performance of all Obligations, in each case for the benefit of the Lenders, and all such Liens are hereby expressly continued, ratified and confirmed by the Maker and the Guarantors (except to the extent such Liens have previously been expressly released or modified or are being modified by the Credit Documents).  The amendment and restatement hereby of this Note, or the concurrent amendment and restatement of any other Existing Credit Document, shall not constitute a waiver of any conditions or requirements set forth herein or therein, whether or not performed, fulfilled or required to be performed or fulfilled prior to the date hereof, nor does it constitute consent to any prior or existing Default, Event of Default or breach of any provision hereof or of any other Existing Credit Document.  All references to the Existing Note in any Existing Credit Document shall be deemed to refer to this Note.  If any inconsistency exists between this Note and the Existing Note, the terms of this Note shall prevail.  Nothing contained in this Note or any other document or instrument executed contemporaneously herewith shall be deemed to satisfy or discharge the Indebtedness or Obligations arising under this Note (this being an amendment and restatement only) and all outstanding amounts under the Existing Note as of the date hereof shall be carried over and deemed outstanding under this Note.](3)

Maker further agrees to pay and deliver to Holder, when and as provided in the Credit Agreement, interest on the outstanding principal amount hereof at the rate and at the times specified in the Credit Agreement.  The unpaid principal amount of this Note from time to time outstanding is subject to mandatory repayment from time to time as provided in the Credit Agreement.  All payments of principal and interest on this Note shall be payable in lawful currency of the United States of America in immediately available funds as specified in the Credit Agreement.

This Note is made by the Maker pursuant to, and is subject to, all of the terms and conditions of the Credit Agreement.  Reference is hereby made to the Credit Agreement and the documents delivered in connection therewith for a statement of the prepayment rights and obligations of the Maker, a description of the collateral on which Liens have been granted by the Maker to secure the payment and performance of the Maker hereunder, the nature and extent of such Liens, and a statement of the terms and conditions under which the due date of this Note may be accelerated.

In addition to, and not in limitation of, the foregoing and the provisions of the Credit Agreement, the Maker further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys’ fees and legal expenses, incurred by the

(3)  Include for amended and restated promissory notes.

Holder hereof in endeavoring to collect any amounts due and payable hereunder which are not paid and delivered or otherwise satisfied when due, whether by acceleration or otherwise.

The Maker, for itself and for all endorsers hereof, hereby waives all requirements as to diligence, notice, demand, presentment for payment, protest and notice of dishonor.

This Note shall be governed by, construed and interpreted in accordance with the laws of the State of New York (excluding the choice of law rules thereof, other than section 5-1401 of the New York Obligations Law).

[Signature Page to Follow]

IN WITNESS WHEREOF, the Maker has executed and delivered this Note as of the date first above written.

ROYAL GOLD, INC.

By:
Name:
Title:

US$[            ]

FOR THE BENEFIT OF [NAME OF ORIGINAL LENDER]

EXHIBIT D

FORM OF

NOTICE OF BORROWING

This Notice of Borrowing is delivered pursuant to that certain Sixth Amended and Restated Revolving Credit Agreement dated as of January 29, 2014 by and among ROYAL GOLD, INC., a corporation organized and existing under the laws of the State of Delaware (“Royal Gold” or the “Borrower”), as the borrower, HIGH DESERT MINERAL RESOURCES, INC., a corporation organized and existing under the laws of the State of Delaware, as a guarantor, RG EXCHANGECO INC., an amalgamated corporation validly existing under the Canada Business Corporations Act, as a guarantor, RG MEXICO, INC., a corporation organized and existing under the laws of the State of Delaware, as a guarantor, those additional guarantors from time to time party thereto, as guarantors, those banks and financial institutions identified as a “Lender” on the signature pages thereto and such other banks or financial institutions as may from time to time become parties thereto as lenders (collectively, the “Lenders”) and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as administrative agent for the Lenders (together with all amendments, restatements, amendments and restatements, modifications, revisions, increases, supplements, extensions, continuations, replacements or refinancings from time to time in accordance with the terms thereof, the “Credit Agreement”).  Unless otherwise defined herein, capitalized terms used in this Notice of Borrowing have the meanings assigned to such terms in the Credit Agreement.

This Notice of Borrowing represents the irrevocable request by the Borrower to borrow under, and the following information is provided pursuant to Section 2.1(b)(i) of, the Credit Agreement.

1. Borrowing Date:

2. Amount of Requested Loan:

3. Interest Period:

The distribution of the Loan requested hereby should be made for the credit of the Borrower by wire transfer of the funds to:

Bank:

Swift Code:

Account No.:

Account Name:

Borrower hereby represents and warrants that the following statements are true and complete:

(i)                                   The representations and warranties made by the Credit Parties in the Credit Agreement, in the Security Documents or which are contained in any certificate furnished at any time under or in connection with the Credit Agreement are true and correct on and as of the date hereof as if made on and as of such date after giving effect to the Loan requested hereby, except for representations and warranties expressly stated to relate to a specific earlier date (in which event such representations and warranties were true and correct on and as of such earlier date).

(ii)                                No Default or Event of Default has occurred and is continuing on the date hereof or will occur as a result of the advance of the Loan requested hereby.

(iii)                               Immediately after giving effect to the making of the Loan requested hereby (and the application of the proceeds thereof), the aggregate sum of all outstanding Loans will not exceed the Committed Amount.

(iv)                              Except for litigation disclosed on Schedule 3.5 to the Credit Agreement, there does not exist any litigation, investigation, bankruptcy or insolvency, injunction, order or claim affecting or relating to any Credit Party or any of its Subsidiaries, or any Royalty Interest or Project, which has had, or would reasonably be expected to have, a Material Adverse Effect, or which would reasonably be expected to affect the legality, validity or enforceability of the Credit Agreement or any other Credit Document, that has not been settled, dismissed, vacated, discharged or terminated.

(v)                                 All conditions precedent to the Loan requested hereby set forth in Section 2.1, Section 5.1 and Section 5.2 of the Credit Agreement have been, and shall remain, satisfied.

[Signature page to follow]

IN WITNESS WHEREOF, this Notice of Borrowing has been duly executed and delivered by an authorized officer of the Borrower as of the date written below.

ROYAL GOLD, INC.

By:
Name:
Title:

DATED:

EXHIBIT E

FORM OF

NOTICE OF EXTENSION

This Notice of Extension is delivered pursuant to that certain Sixth Amended and Restated Revolving Credit Agreement dated as of January 29, 2014 by and among ROYAL GOLD, INC., a corporation organized and existing under the laws of the State of Delaware (“Royal Gold” or the “Borrower”), as the borrower, HIGH DESERT MINERAL RESOURCES, INC., a corporation organized and existing under the laws of the State of Delaware, as a guarantor, RG EXCHANGECO INC., an amalgamated corporation validly existing under the Canada Business Corporations Act, as a guarantor, RG MEXICO, INC., a corporation organized and existing under the laws of the State of Delaware, as a guarantor, those additional guarantors from time to time party thereto, as guarantors, those banks and financial institutions identified as a “Lender” on the signature pages thereto and such other banks or financial institutions as may from time to time become parties thereto as lenders (collectively, the “Lenders”) and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as administrative agent for the Lenders (together with all amendments, restatements, amendments and restatements, modifications, revisions, increases, supplements, extensions, continuations, replacements or refinancings from time to time in accordance with the terms thereof, the “Credit Agreement”).  Unless otherwise defined herein, capitalized terms used in this Notice of Extension have the meanings assigned to such terms in the Credit Agreement.

This Notice of Extension represents the Borrower’s irrevocable request to extend the Interest Period applicable to the Loan referenced below, and the following information is provided pursuant to Section 2.6 of the Credit Agreement.

1.	Date of Extension:

2.	Amount of Loan to be extended:

3.	Interest Period:

The Borrower hereby represents and warrants that the following statements are true and complete:

(i)                                   The representations and warranties made by the Credit Parties in the Credit Agreement, in the Security Documents or which are contained in any certificate furnished at any time under or in connection with the Credit Agreement are true and correct on and as of the date hereof as if made on and as of such date after giving effect to the extension of the Loan requested hereby, except for representations and warranties expressly stated to relate to a specific earlier date (in which event such representations and warranties were true and correct on and as of such earlier date).

(ii)                                No Default or Event of Default has occurred and is continuing on the date hereof or will occur as a result of the extension of the Loan requested hereby.

(iii)                               Immediately after giving effect to the extension of the Loan requested hereby, the aggregate sum of all outstanding Loans will not exceed the Committed Amount.

(iv)                              All conditions precedent to the Loan subject to the extension requested hereby set forth in Section 2.1, Section 5.1 and Section 5.2 of the Credit Agreement have been, and shall remain, satisfied.

[Signature page to follow]

IN WITNESS WHEREOF, this Notice of Extension has been duly executed and delivered by an authorized officer of the Borrower as of the date written below.

ROYAL GOLD, INC.

By:
Name:
Title:

DATED:

EXHIBIT F

FORM OF

SECOND AMENDED AND RESTATED PLEDGE AGREEMENT

This SECOND AMENDED AND RESTATED PLEDGE AGREEMENT, dated as of               , 20        (as amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”), is made and given by ROYAL GOLD, INC., a corporation organized and existing under the laws of the State of Delaware, as pledgor, assignor and debtor (in such capacity and together with any successors in such capacity, the “Pledgor”), in favor of HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States (“HSBC Bank”), as pledgee, assignee, secured party and administrative agent (in such capacity and together with any successors in such capacity, the “Administrative Agent”).

Recitals

A.                                    The Pledgor, as the borrower (in such capacity and together with any successors in such capacity, the “Borrower”), HIGH DESERT MINERAL RESOURCES, INC., a corporation organized and existing under the laws of the State of Delaware (“High Desert”), as a guarantor, RG EXCHANGECO INC., an amalgamated corporation existing under the Canada Business Corporations Act (“RG Exchangeco”), as a guarantor, RG MEXICO, INC., a corporation organized and existing under the laws of the State of Delaware (“RG Mexico”), as a guarantor, those additional guarantors from time to time party thereto, as guarantors, the banks and financial institutions from time to time party thereto as lenders (collectively, the “Existing Lenders”), HSBC Bank, as administrative agent for the Existing Lenders, and the other parties party thereto are parties to that certain Fifth Amended and Restated Revolving Credit Agreement dated as of May 30, 2012 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Fifth Amended and Restated Credit Agreement”), whereby the Existing Lenders made loans and extensions of credit to the Borrower (the “Existing Indebtedness”).

B.                                    In connection with the Fifth Amended and Restated Credit Agreement, the Pledgor executed that certain Ratification and Confirmation dated as of May 30, 2012 (the “Ratification”), which ratified, confirmed and continued that certain Amended and Restated Pledge Agreement, dated as of February 1, 2011, by Pledgor in favor of HSBC Bank, as pledgee, assignee, secured party and administrative agent for the benefit of the Existing Lenders (as ratified, confirmed and continued by the Ratification, and amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Pledge Agreement”).

C.                                    Pursuant to that certain Sixth Amended and Restated Revolving Credit Agreement, dated as of January 29, 2014, by and among the Borrower, High Desert, as a guarantor, RG Exchangeco, as a guarantor, RG Mexico, as a guarantor, those additional guarantors from time to time party thereto, as guarantors (collectively, the “Additional Guarantors”) (with each of High Desert, RG Exchangeco, RG Mexico and the Additional Guarantors being individually referred to herein as a “Guarantor” and collectively referred to herein as the “Guarantors”), those banks and financial institutions identified as a “Lender” on the signature pages thereto and such other banks or financial institutions as may from time to time become parties thereto as lenders (individually, each a “Lender” and collectively, the “Lenders”), and HSBC Bank, as administrative agent for the Lenders (together with all amendments, restatements, amendments and restatements, modifications, revisions, increases, supplements, extensions, continuations, replacements or refinancings from time to time in accordance with the terms thereof, the “Credit Agreement”), the Lenders have agreed to make Loans to the Borrower on the terms and subject to the conditions set forth therein, which will be guaranteed by the Guarantors.  The Pledgor and each Guarantor will receive substantial benefits from the execution, delivery and performance of the Credit Agreement and the other Credit Documents (as defined in the Credit Agreement) associated therewith.

D.                                    In order to induce the Lenders to continue and extend credit under the Credit Agreement, Pledgor hereby agrees to amend and restate the Existing Pledge Agreement in its entirety and this Agreement is given by the Pledgor in favor of the Administrative Agent for the ratable benefit of each Lender to secure the payment and performance of the Loans (as defined in the Credit Agreement) and all other Obligations (as defined in the Credit Agreement) under the Credit Agreement.  It is a condition to the obligation of the Lenders to make Loans under the Credit Agreement that the Pledgor execute and deliver this Agreement.

Agreement

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor and the Administrative Agent hereby agree as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATION

SECTION 1.1.  Definitions.

(a)                                 Unless otherwise defined herein or in the Credit Agreement, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC.

(b)                                 Capitalized terms used but not otherwise defined herein that are defined in the Credit Agreement shall have the meanings given to them in the Credit Agreement.

(c)                                  The following terms shall have the following meanings:

“Additional Guarantors” shall have the meaning assigned such term in Recital C hereof.

“Administrative Agent” shall have the meaning assigned to such term in the Preamble hereof.

“Agreement” shall have the meaning assigned to such term in the Preamble hereof.

“Borrower” shall have the meaning assigned such term in Recital A hereof.

“Credit Agreement” shall have the meaning assigned to such term in Recital C hereof.

“Distributions” shall mean, collectively, all dividends, cash, Equity Interests, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to Pledgor in respect of, in substitution for, in addition to, or in exchange for any or all of the Pledged Securities.

“Equity Interest” shall mean (i) in the case of a corporation, capital stock, whether common, preferred or other, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests or other interests (however designated) representing a share of the profits and losses, and (v) any other right, interest, participation or classification that represents or confers an ownership interest, a control interest or a right to receive a share of the profits and losses or distribution of assets.

“Event of Default” shall have the meaning assigned to such term in Section 7.1 hereof.

“Existing Indebtedness” shall have the meaning assigned such term in Recital A hereof.

“Existing Lenders” shall have the meaning assigned such term in Recital A hereof.

“Existing Pledge Agreement” shall have the meaning assigned such term in Recital B hereof.

“Fifth Amended and Restated Credit Agreement” shall have the meaning assigned such term in Recital A hereof.

“Guarantor” or “Guarantors” shall have the meaning assigned such term in Recital C hereof.

“High Desert” shall have the meaning assigned such term in Recital A hereof.

“Issuer” shall mean any issuer of Equity Interests that are included in, part of or otherwise constitute Pledged Securities.

“Lender” or “Lenders” shall have the meaning assigned such term in Recital C hereof.

“Organizational Documents” shall mean, with respect to any Person, the articles of incorporation, certificate of incorporation, bylaws, articles of organization, articles of formation, formation certificate, operating agreement, limited liability company agreement, partnership agreement, joint venture agreement or such other organizational or governing documents, instruments or agreements of such Person.

“Pledge Amendment” shall have the meaning assigned to such term in Section 5.1 hereof.

“Pledged Collateral” shall have the meaning assigned to such term in Section 2.1 hereof.

“Pledged Securities” shall mean, collectively: (i) 100% (or, if less, the entire amount owned by Pledgor) of the Equity Interests owned by the Pledgor of each Subsidiary set forth on Schedule 1 attached hereto, (ii) all options, warrants, rights, agreements and additional Equity Interests of whatever class of such Issuer acquired by the Pledgor (including by issuance) in respect of such Equity Interests or any other Equity Interests described in (i) through (vii) of this definition of “Pledged Securities,” (iii) all rights, privileges, authority and powers of the Pledgor relating to such Equity Interests in such Issuer or under any Organizational Document of such Issuer or any other Equity Interests described in (i) through (vii) of this definition of “Pledged Securities,” (iv) all certificates, instruments and agreements representing such Equity Interests or any other Equity Interests described in (i) through (vii) of this definition of “Pledged Securities,” (v) all dividends, distributions or returns of capital with respect to such Equity Interests or any other Equity Interests described in (i) through (vii) of this definition of “Pledged Securities,” (vi) all additional Equity Interests arising or resulting from a stock split, stock dividend, revision, reclassification, exchange or otherwise, with respect to an Equity Interest or any other Equity Interests described in (i) through (vii) of this definition of “Pledged Securities,” and (vii) all Equity Interests issued in respect of the foregoing Equity Interests upon any merger or consolidation of any Issuer, in the case of (i) through (vii) whether now existing or hereafter acquired.

“Pledgor” shall have the meaning assigned to such term in the Preamble hereof.

“RG Exchangeco” shall have the meaning assigned such term in Recital A hereof.

“RG Mexico” shall have the meaning assigned such term in Recital A hereof.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in such United States jurisdiction that governs the perfection or priority of the Administrative Agent’s Lien on or security interest in any item or portion of the Pledged Collateral.

ARTICLE II
GRANT OF SECURITY AND OBLIGATIONS

SECTION 2.1.  Grant of Security Interest.  As collateral security for the prompt and complete payment and performance in full of all the Obligations, the Pledgor hereby pledges, assigns and grants to the Administrative Agent, for the ratable benefit of each Lender, a Lien on and continuing security interest in and to all of the right, title and interest of the Pledgor in, to and under the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Pledged Collateral”):

(i)                                     all Pledged Securities;

(ii)                                  all Distributions with respect to the Pledged Securities;

(iii)                               all books and records relating to the Pledged Securities; and

(iv)                              all Proceeds of any of the foregoing clauses (i) through (iii) and all substitutions and replacements for, and profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to the Pledgor from time to time with respect to the foregoing Pledged Collateral.

SECTION 2.2.  Amendment and Restatement of the Existing Pledge Agreement.  This Agreement amends, restates and continues the Existing Pledge Agreement and nothing contained herein shall be deemed or construed to be a repayment, satisfaction, discharge or novation of the Obligations or to release, terminate, reconvey, discharge, novate or in any way limit or impair any lien, security interest or encumbrance granted or given under the Existing Pledge Agreement or otherwise to secure the Obligations.

SECTION 2.3.  Filings.

(a)                                 The Pledgor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction any financing statements or other similar filings and amendments thereto covering the Pledged Collateral that contain the information required, with respect to each applicable jurisdiction, whether pursuant Article 9 of the UCC or other applicable Requirements of Law, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to the Pledgor and the address of Pledgor, and (ii) any financing or continuation statements or other documents or instruments, without the signature of the Pledgor where permitted by law.  The Pledgor agrees to provide all information described in the immediately preceding sentence to the Administrative Agent promptly upon request by the Administrative Agent.

(b)                                 The Pledgor hereby ratifies its authorization for the Administrative Agent to file in any relevant jurisdiction any financing statements or other similar filings or instruments relating to the Pledged Collateral if filed prior to the date hereof.

ARTICLE III
PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
USE OF PLEDGED COLLATERAL

SECTION 3.1.  Delivery of Certificated Securities Collateral; Perfection.  The Pledgor represents and warrants that: (a) the Pledged Securities are represented by certificates; (b) all certificates, agreements or instruments representing or evidencing the Pledged Securities in existence on the date hereof have been delivered to the Administrative Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignments in blank; (c) all requisite taxes, fees and other amounts, including stock transfer tax stamps, imposed by applicable Governmental Authorities in connection with this Agreement and the delivery of the certificates, agreements or instruments referred to in the foregoing clause (b) have been paid in full; (d) all necessary and appropriate entries, notations, and written descriptions in the books, records or share registry of the Pledgor and each Issuer of Pledged Securities, which are necessary or desirable to create, evidence, or perfect the pledge of the Pledged Collateral pursuant hereto, have been made; and (e) the Administrative Agent has a valid and perfected first priority security interest in the Pledged Collateral.  The Pledgor hereby agrees that all certificates, agreements or instruments representing or evidencing Pledged Securities acquired by the Pledgor after the date hereof shall promptly (but in any event within five (5) Business Days after receipt thereof by the Pledgor) be delivered to and held by or on behalf of the

Administrative Agent pursuant hereto, and the Pledgor shall forthwith take all other actions necessary, appropriate or desirable pursuant to applicable Requirements of Law to create, evidence, and perfect the pledge of the Pledged Collateral.  All certificated Pledged Securities shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignments in blank, all in form and substance satisfactory to the Administrative Agent.  The Administrative Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Administrative Agent or any of its nominees or endorse for negotiation any or all of the Pledged Securities, without any indication that such Pledged Securities are subject to the security interest hereunder.  In addition, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right at any time to exchange certificates representing or evidencing Pledged Securities for certificates of smaller or larger denominations.

SECTION 3.2.  Financing Statements and Other Filings; Maintenance of Perfected Security Interest.  The Pledgor represents and warrants that all financing statements, agreements, instruments and other documents necessary to perfect the pledge and security interest granted by it to the Administrative Agent in respect of the Pledged Collateral have been delivered to the Administrative Agent in completed and, to the extent necessary or appropriate, duly executed form for filing in each governmental, municipal or other office necessary for the perfection of such interest.  The Pledgor agrees that, at the sole cost and expense of the Pledgor, the Pledgor will maintain the security interest created by this Agreement in the Pledged Collateral as a perfected first priority security interest to the extent required hereunder.

SECTION 3.3.  Issuer Acknowledgment and Undertaking.  The Pledgor shall deliver, or cause to be delivered, to the Administrative Agent an Acknowledgment and Undertaking in the form of Exhibit A hereto executed by each Issuer.

SECTION 3.4.  Supplements; Further Assurances.  The Pledgor shall take such further actions, execute and/or deliver to the Administrative Agent such additional financing statements, amendments, assignments, agreements, supplements, powers and instruments and make or cause to be made such entries and notations in the books, records or share registry of the Pledgor or the Issuer of the Pledged Securities as the Administrative Agent may in its reasonable judgment deem necessary or appropriate in order to create, perfect, preserve, record and protect the pledge of and security interest in the Pledged Collateral as provided herein and the rights and interests granted to the Administrative Agent hereunder, to carry into effect the purposes hereof or to assure and confirm the validity, enforceability and priority of the Administrative Agent’s security interest in the Pledged Collateral or to permit the Administrative Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Pledged Collateral, including the filing of financing statements, amendments, continuation statements and other documents (including this Agreement) under the UCC or other applicable Requirements of Law.  Without limiting the generality of the foregoing, the Pledgor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Administrative Agent from time to time upon reasonable request by the Administrative Agent such schedules, descriptions and designations of the Pledged Collateral, additional security agreements, financing statements, transfer endorsements, powers of attorney, certificates, notations in the books, records and shareholder registry documents of the Issuer of the Pledged Securities, and other actions, assurances or instruments as the Administrative Agent shall reasonably request.  If an Event of Default has occurred and is continuing, the Administrative Agent may institute and maintain, in its own name or in the name of the Pledgor, such suits and proceedings as the Administrative Agent may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Pledged Collateral.  All of the foregoing shall be at the sole cost and expense of the Pledgor in accordance with Section 9.13 of this Agreement.

ARTICLE IV
REPRESENTATIONS, WARRANTIES AND COVENANTS

The Pledgor hereby remakes and restates its representations, warranties and covenants set forth in the Credit Agreement and incorporates them herein as if set forth herein and further represents, warrants and covenants as follows:

SECTION 4.1.  Organization; Powers.  Each of the Pledgor and each Issuer (a) is duly organized and validly existing under the laws of the jurisdiction of its organization, (b) has all requisite organizational power and authority to carry on its business as now conducted and to own, lease or operate its property and (c) is qualified and in good standing (to the extent such concept is applicable in the applicable jurisdiction) to do business in every jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except in such jurisdictions where the failure to so qualify or be in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  There is no existing default under any Organizational Document of the Pledgor or any Issuer, or any event that, with the giving of notice or passage of time or both, would constitute a default thereunder.

SECTION 4.2.  Authorization; Enforceability.  The Pledgor has full corporate power, authority and right to execute, deliver and perform this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Agreement.  No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance of this Agreement (other than those which have been obtained) or with the validity or enforceability of this Agreement against the Pledgor or any Issuer (except such filings as are necessary in connection with the perfection of the Liens created hereunder). This Agreement has been duly executed and delivered on behalf of the Pledgor.  This Agreement constitutes a legal, valid and binding obligation of the Pledgor, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

SECTION 4.3.  Title.

(a)                                 The Pledgor has, and at all times hereafter during the term of this Agreement the Pledgor will continue to have good and indefeasible title to the Pledged Collateral, free and clear of all pledges, liens, mortgages, hypothecations, security interests, charges, options, control agreements or other encumbrances or agreements whatsoever, except the lien and security interest created by this Agreement and the other Credit Documents.  None of the Pledged

Securities is subject to any voting agreement, shareholder agreement, voting trust, proxy or other agreement or arrangement with respect to voting or decision-making or any option or agreement for the sale or transfer of such Pledged Securities.

(b)                                 The Pledged Securities subject to this Agreement, as described on Schedule 1 hereto, constitute 100% of the Equity Interests of each Issuer.  As of the Closing Date, except for RG Exchangeco and as set forth on Schedule 1 hereto, the Pledgor does not own any Equity Interests of any Subsidiary that is a Credit Party.

SECTION 4.4.  No Breach.  The execution, delivery and performance by the Pledgor of this Agreement and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) violate any Requirement of Law applicable to the Pledgor, (ii) conflict with, result in a breach of or constitute a default under any Organizational Document of the Pledgor or any Issuer or any material indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval of such Person, except to the extent that such conflict, breach or default with respect to any such indenture, agreement or instrument could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under this Agreement or any of the other Credit Documents.

SECTION 4.5.  Validity of Security Interest.  The pledge of, security interest in and Lien on the Pledged Collateral granted to the Administrative Agent for the benefit of the Lenders hereunder constitutes (a) a legal and valid security interest in all the Pledged Collateral to the extent required hereunder, subject to the Permitted Liens, which secures the payment and performance of the Obligations, and (b) subject to delivery to the Administrative Agent of the certificated Pledged Securities with all necessary indorsements as described in Section 3.1 hereof and the filings and other actions described herein, a perfected security interest in all the Pledged Collateral of the Pledgor.  The pledge, security interest and Lien granted to the Administrative Agent for the benefit of the Lenders pursuant to this Agreement in and on the Pledged Collateral will at all times constitute a perfected, continuing security interest therein, prior to all other Liens on the Pledged Collateral, subject to the Permitted Liens.

SECTION 4.6.  Defense of Claims; Transferability of Pledged Collateral.  The Pledgor shall, at its own cost and expense, defend title to the Pledged Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Administrative Agent and the priority thereof against all claims and demands of all Persons at any time claiming any interest therein materially adverse to the Administrative Agent or any Lender.  There is no agreement, order, judgment or decree, and the Pledgor shall not enter into any agreement or take any other action, that would restrict the transferability of any of the Pledged Collateral or otherwise impair or conflict with the Pledgor’s obligations or the rights of the Administrative Agent hereunder.

SECTION 4.7.  Other Financing Statements; Control.  The Pledgor has not filed, nor authorized any third party to file (nor will there be), any valid or effective security agreement, pledge, financing statement or other similar filing or instrument covering or purporting to cover any interest of any kind in the Pledged Collateral, except such as have been filed in favor of the

Administrative Agent pursuant to this Agreement and the other Credit Documents, or in favor of HSBC pursuant to the Existing Agreement, or as permitted under the Credit Agreement.  The Pledgor shall not execute, authorize or permit to be filed in any public office any security agreement, pledge, financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) relating to any Pledged Collateral, except in favor of the Administrative Agent as provided for hereunder and under the other Credit Documents.  The Pledgor shall not cause or permit any Person other than the Administrative Agent or a Lender to have possession of or control over any part of the Pledged Collateral.

SECTION 4.8.  Due Authorization and Issuance.  All of the Pledged Securities existing on the date hereof have been, and to the extent any Pledged Securities are hereafter issued, such Pledged Securities will be, upon such issuance, duly authorized, validly issued and fully paid and non-assessable.  There is no amount or other obligation owing by the Pledgor to any Issuer of the Pledged Securities in exchange for or in connection with the issuance of the Pledged Securities.

SECTION 4.9.  Preservation of the Issuers.

(a)                                 The Pledgor shall not cause or permit (i) the cancellation or termination of any Organizational Document of an Issuer, (ii) the amendment, supplement or other modification of the Organizational Documents of an Issuer in any respect that could reasonably be expected to be materially adverse to the interests of the Lenders or (iii) the amendment, supplement or other modification of the Organizational Documents of an Issuer in a manner that would deprive the holders of the Pledged Securities of ownership or control of such Issuer.

(b)                                 The Pledgor shall not take, cause or permit any action to terminate, dissolve or liquidate any Issuer or commence or consent to the commencement of any proceeding seeking termination, dissolution or liquidation of an Issuer.

SECTION 4.10.  Consents, etc.  During the occurrence and continuation of an Event of Default, in the event that the Administrative Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other person therefor, then, upon the reasonable request of the Administrative Agent, the Pledgor agrees to use its best efforts to assist and aid the Administrative Agent to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

SECTION 4.11.  Defaults, etc.  The Pledgor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which the Pledgor is a party relating to the Pledged Securities pledged by it, and the Pledgor is not in violation of any other provisions of any such agreement to which the Pledgor is a party, or otherwise in default or violation thereunder.  No Pledged Securities pledged by the Pledgor are subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against the Pledgor by any person with respect thereto, and as of the date hereof, there are no certificates, instruments, documents or other writings (other than the Organizational Documents and certificates representing Pledged Securities that have been delivered to the Administrative Agent) which evidence any Pledged Securities of the Pledgor.

SECTION 4.12.  Pledged Collateral; Pledgor’s Name.  All information set forth herein, including the schedules hereto, and all information contained in any schedules and lists heretofore delivered to any Lender, in connection with this Agreement, in each case, relating to the Pledged Collateral, is accurate and complete in all respects.  The Pledgor’s full and complete legal name is accurately set forth in the preamble hereto. The Pledgor shall not change the location of its principal place of business or chief executive office without the prior written consent of the Administrative Agent, not to be unreasonably withheld.

SECTION 4.13.  Solvency.  Both immediately before and after the execution and delivery of the Credit Documents and the consummation of the transactions contemplated thereby and immediately after giving effect to the borrowing of any loans, (a) the fair value of the properties of the Pledgor and its Consolidated Subsidiaries will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Pledgor and its Consolidated Subsidiaries will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Pledgor and its Consolidated Subsidiaries will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Pledgor and its Consolidated Subsidiaries will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

SECTION 4.14.  Litigation; Compliance with Laws.  Except as set forth in Schedule 3.5 to the Credit Agreement, neither the Pledgor nor any Issuer is a party to any action, suit or proceeding at law or in equity, by or before any Governmental Authority (or, to the knowledge of such Person, threatened in writing) against or affecting the Pledgor or any Issuer which has had, or would reasonably be expected to have, a Material Adverse Effect, or which may affect the legality, validity or enforceability of this Agreement or any other Credit Document, and no judgments are outstanding which could reasonably be expected to have a Material Adverse Effect. The Pledgor is not in violation of, nor will the continued operation of its property as currently conducted violate, any Requirements of Law where such violation or default, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

SECTION 4.15.  No Default.  The Pledgor is not in default under or with respect to any of its Material Contracts, or any judgment, order or decree to which it is a party, in any respect that has had or could reasonably be expected to have a Material Adverse Effect.  No Default or Event of Default has occurred and is continuing.

ARTICLE V
CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

SECTION 5.1.  Pledge of Additional Securities Collateral.  The Pledgor shall, upon obtaining any Pledged Securities, accept the same in trust for the benefit of the Administrative Agent and promptly (but in any event within five (5) Business Days after receipt thereof) deliver to the Administrative Agent a pledge amendment, duly executed by the Pledgor, in substantially the form of Exhibit B hereto (each, a “Pledge Amendment”), and the certificates and other documents required under Section 3.1 hereof in respect of the additional Pledged Securities which are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional Pledged Securities.  The Pledgor hereby authorizes the Administrative Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Securities listed on any Pledge Amendment delivered to the Administrative Agent shall for all purposes hereunder be considered Pledged Collateral.  The Pledgor and the Administrative Agent agree that such additional Pledged Securities shall be, and shall be deemed to be, part of the Pledged Collateral and subject to the terms of this Agreement whether or not a Pledge Amendment is signed and delivered or this Agreement is otherwise amended to refer to such additional Pledged Securities.

SECTION 5.2.  Voting Rights; Distributions; etc.

(a)                                 So long as no Event of Default shall have occurred and be continuing:

(i)                                     The Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Securities or any part thereof for any purpose not inconsistent with the terms or purposes hereof, the Credit Agreement or any other document evidencing the Obligations; provided, however, that the Pledgor shall not in any event exercise such rights in any manner which could reasonably be expected to have a Material Adverse Effect.

(ii)                                  The Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions; provided, however, that any and all such Distributions consisting of rights or interests in the form of securities of an Issuer shall be forthwith delivered to the Administrative Agent to hold as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of the Pledgor and be promptly (but in any event within five (5) Business Days after receipt thereof) delivered to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

(b)                                 The Administrative Agent shall be deemed without further action or formality to have granted to the Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of the Pledgor and at the sole cost and expense of the Pledgor, from time to time execute and deliver (or cause to be executed and delivered) to the Pledgor all such instruments as the Pledgor may reasonably request in order to permit the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 5.2(a)(i) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to Section 5.2(a)(ii) hereof.

(c)                                  Upon the occurrence and during the continuance of any Event of Default:

(i)                                     All rights of the Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5.2(a)(i) hereof shall immediately cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights.

(ii)                                  All rights of the Pledgor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 5.2(a)(ii) hereof shall immediately cease and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to receive and hold as Pledged Collateral such Distributions.

(d)                                 The Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Administrative Agent appropriate instruments and documents as the Administrative Agent may request in order to permit the Administrative Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 5.2(c)(i) hereof and to receive all Distributions which it may be entitled to receive under Section 5.2(c)(ii) hereof.

(e)                                  All Distributions which are received by the Pledgor contrary to the provisions of Section 5.2(c)(ii) hereof shall be received in trust for the benefit of the Administrative Agent, shall be segregated from the other property and funds of the Pledgor and shall immediately be paid over to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

ARTICLE VI
TRANSFERS

SECTION 6.1.  Transfers of Pledged Collateral.  The Pledgor shall not sell, convey, assign, transfer or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral pledged by it hereunder, or agree to do or undertake any of the foregoing, or permit or cause any Issuer or any other Person to do or undertake any of the foregoing, except in favor of the Administrative Agent as provided for herein and as otherwise permitted under the Credit Agreement.

ARTICLE VII
EVENT OF DEFAULT

SECTION 7.1.  Events of Default.  The occurrence of an Event of Default under the Credit Agreement or any other Credit Document constitutes an Event of Default hereunder (an “Event of Default”).

ARTICLE VIII
REMEDIES

SECTION 8.1.  Remedies.  Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent may from time to time exercise in respect of the Pledged Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, whether in law or in equity, the following remedies:

(a)                                 Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Pledged Collateral, including instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Pledged Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Administrative Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that, in the event that any such payments are made directly to the Pledgor, prior to receipt by any such obligor, or in violation, of such instruction, the Pledgor shall receive all such amounts in trust for the benefit of the Administrative Agent and shall segregate all amounts received from the other property or funds of the Pledgor and shall promptly (but in no event later than one (1) Business Day after receipt thereof) pay such amounts to the Administrative Agent;

(b)                                 Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of the Pledgor constituting Pledged Collateral for application to the Obligations;

(c)                                  Retain and apply the Distributions to the Obligations;

(d)                                 Exercise any and all rights as beneficial and legal owner of the Pledged Collateral, including perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Pledged Collateral;

(e)                                  Retain all or any portion of the Pledged Collateral in satisfaction of the Obligations, but only after providing any notices required by the UCC or other Requirements of Law and otherwise complying with all applicable Requirements of Law.  Unless and until the Administrative Agent shall have provided such notices and complied with all applicable Requirements of Law in order to retain the Pledged Collateral in satisfaction of the Obligations, the Administrative Agent shall not be deemed to have retained any Pledged Collateral in satisfaction of any Obligations for any reason; and

(f)                                   Exercise all the rights and remedies of a secured party on default under the UCC or other applicable Requirements of Law.  The Administrative Agent may also in its sole discretion sell or assign the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as may be commercially reasonable.  To the extent permitted by applicable law, the Administrative Agent or any Lender or any of their respective Affiliates may be the purchaser, assignee or recipient of the Pledged Collateral or any part thereof at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold or assigned at such sale, to use and apply any of the Obligations owed to such Person as a credit on account of the purchase price of the Pledged Collateral or any part thereof payable by such Person at such sale.  Each purchaser, assignee or recipient at any such sale shall acquire the property sold or assigned absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  The Administrative Agent shall not be obligated to make any sale of the Pledged Collateral or any part thereof regardless of notice of sale having been given.  The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  The Pledgor hereby waives, to the fullest extent permitted by law, any claims against the Administrative Agent arising by reason of the fact that the price at which the Pledged Collateral or any part thereof may have been sold or assigned at such a private sale was less than the price which might have been obtained at a public sale.

SECTION 8.2.  Notice of Sale.  The Pledgor acknowledges and agrees that  ten (10) Business Days’ prior notice to the Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be given to the Pledgor and such notice shall be commercially reasonable notification of such matters.

SECTION 8.3.  Waiver of Notice and Claims.  The Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Administrative Agent’s taking possession or the Administrative Agent’s disposition of the Pledged Collateral or any part thereof, including any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which the Pledgor would otherwise have under law, and the Pledgor hereby further waives, to the fullest extent permitted by applicable law:  (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Administrative Agent’s rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law.  Any sale of or any other realization upon any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against the Pledgor and against any and all persons claiming or attempting to claim the Pledged Collateral so sold or realized upon, or any part thereof, from, through or under the Pledgor.

SECTION 8.4.  Certain Sales of Pledged Collateral.

(a)                                 The Pledgor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority, including all applicable federal, provincial or state securities laws, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who meet the requirements of such Governmental Authority.  The Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall not be deemed to have been made in other than a commercially reasonable manner by reason thereof and that, except as may be required by applicable law, the Administrative Agent shall have no obligation to engage in public sales or to delay the sale of any Pledged Securities for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the United States Securities Act of 1933 or under applicable state securities laws, even if such Issuer would agree to do so.

(b)                                 In connection with the Administrative Agent’s sale of any or all of the Pledged Securities, upon written request, the Pledgor shall from time to time furnish to the Administrative Agent all such information as the Administrative Agent may reasonably request in order to determine the number of securities included in the Pledged Securities which may be sold by the Administrative Agent as exempt transactions under applicable federal, provincial and state securities laws and the rules promulgated thereunder, as the same are from time to time in effect.

SECTION 8.5.  No Waiver; Cumulative Remedies.

(a)                                 No failure on the part of the Administrative Agent to exercise, no course of dealing with respect to, and no delay on the part of the Administrative Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy.  All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law or otherwise available.

(b)                                 In the event that the Administrative Agent shall have instituted any proceeding to enforce any right, power, privilege or remedy under this Agreement or any other Credit Document by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason, then and in every such case, the Pledgor, the Administrative Agent and each Lender shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies, privileges and powers of the Administrative Agent and the Lenders shall continue as if no such proceeding had been instituted.

SECTION 8.6.  Application of Proceeds.  The proceeds received by the Administrative Agent in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by the Administrative Agent of its remedies, including the Proceeds of the sale of the Pledged Collateral or any part thereof, shall be applied, together with any other sums then held by the Administrative Agent pursuant to this Agreement, in accordance with the Credit Agreement.

ARTICLE IX
MISCELLANEOUS

SECTION 9.1.  Concerning Administrative Agent.

(a)                                 The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which the Administrative Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that Administrative Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Securities, whether or not the Administrative Agent or any Lender has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral.

(b)                                 The Administrative Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

SECTION 9.2.  Administrative Agent May Perform; Administrative Agent Appointed Attorney-in-Fact.

(a)                                 If the Pledgor shall fail to perform any covenants contained in this Agreement or any other Credit Document (including the Pledgor’s covenants to (i) pay the premiums in respect of all required insurance policies, (ii) pay and discharge any taxes, assessments and special assessments, levies, fees and governmental charges imposed upon or assessed against, and landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of law against, all or any portion of the Pledged Collateral, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of the Pledgor under any Pledged Collateral) or if any representation or warranty on the part of the Pledgor contained herein shall be breached, the Administrative Agent may (but shall not be obligated to) advance funds on behalf of the Pledgor in order to insure the Pledgor’s compliance with any covenant in this Agreement or any other Credit Document; provided, however, that, the Administrative Agent shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation which the Pledgor fails to pay or perform as and when required hereby and which the Pledgor does not contest in accordance with the provisions of the Credit Agreement.  Any and all amounts so expended by the Administrative Agent shall be paid by the Pledgor and shall become part of the Obligations.  Neither the provisions of this Section 9.2 nor any action taken by the Administrative Agent pursuant to the provisions of this Section 9.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default.

(b)                                 The Pledgor hereby appoints the Administrative Agent as its attorney-in-fact, with full power and authority in the place and stead of the Pledgor and in the name of the Pledgor, or otherwise, from time to time during the continuation of an Event of Default, in the Administrative Agent’s discretion, to take any action and to execute any instrument, document or agreement consistent with the terms of the Credit Agreement, this Agreement and the other Security Documents, which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof (but the Administrative Agent shall not be obligated to and shall have no liability to the Pledgor or any third party for failure to so do or take action).  The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof.  The Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

SECTION 9.3.  Continuing Security Interest; Assignment.  This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) be binding upon the Pledgor, its successors and assigns and (ii) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent, its successors, transferees and assigns and each of the Lenders, their successors and assigns.  Without limiting the generality of the foregoing clause (ii), any Lender may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Lender, herein or otherwise, subject however, to the provisions of the Credit Agreement.  The Pledgor agrees that its obligations hereunder and the pledge and security interest created hereunder shall continue to be effective or be reinstated, as applicable, if at any time payment, or any part thereof, of all or any part of the Obligations is rescinded or must otherwise be restored by any Lender upon the bankruptcy or reorganization of the Pledgor or otherwise.

SECTION 9.4.  Termination; Release.  When (a) all of the principal, interest, fees and other amounts due and payable under the Credit Agreement and the other Credit Documents have been irrevocably paid in full, (b) the Credit Documents have been terminated and discharged and (c) there exists no commitment by Pledgor which could give rise to any Obligations (other than for contingent Obligations for which no claim has been made), this Agreement shall terminate.  Upon termination of this Agreement, the Pledged Collateral shall be released from the Lien of this Agreement.  Upon such release or any release of Pledged Collateral or any part thereof, the Administrative Agent shall, promptly upon the request and at the sole cost and expense of the Pledgor, assign, transfer and deliver to the Pledgor, against receipt and without recourse to or warranty by the Administrative Agent except as to the fact that the Administrative Agent has not encumbered the released assets, such of the Pledged Collateral or any part thereof to be released (in the case of a release) as may be in possession of the Administrative Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Pledged Collateral, proper documents and instruments acknowledging the termination hereof or the release of such Pledged Collateral, as the case may be.

SECTION 9.5.  Modification in Writing.  No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Credit Agreement and unless in writing and signed by the Administrative Agent.  Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by the Pledgor from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given.  Except where notice is specifically required by this Agreement or the Credit Documents, no notice to or demand on the Pledgor in any case shall entitle the Pledgor to any other or further notice or demand in similar or other circumstances.

SECTION 9.6.  Notices.  Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Credit Agreement, as to the Pledgor, addressed to it at its address set forth in the Credit Agreement and as to the Administrative Agent, addressed to it at the address set forth in the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 9.6.

SECTION 9.7.  Choice of Law; Forum Selection; Consent to Jurisdiction.

(a)                                 This Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of New York (excluding the choice of law rules thereof, other than section 5-1401 of the New York Obligations Law).

(a)                                 EACH CREDIT PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN NEW YORK,

NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING (A “PROCEEDING”) ARISING OUT OF OR RELATING TO THIS AGREEMENT AND EACH CREDIT PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT.  EACH CREDIT PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM OR IMPROPER VENUE TO THE MAINTENANCE OF ANY SUCH PROCEEDING.  EACH CREDIT PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH CREDIT PARTY AT ITS ADDRESS REFERRED TO IN SECTION 10.3 OF THE CREDIT AGREEMENT.  EACH CREDIT PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH PROCEEDING SHALL BE CONCLUSIVE AND MAY BE EXECUTED UPON AND ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(b)                                 NOTHING IN THIS SECTION 9.7 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING ANY SUIT, ACTION OR PROCEEDING AGAINST A CREDIT PARTY OR ITS PROPERTY IN THE COURTS OF OTHER JURISDICTIONS.  THE TAKING OF ANY PROCEEDINGS IN ANY ONE OR MORE JURISDICTIONS SHALL NOT PRECLUDE THE TAKING OF ANY PROCEEDINGS IN ANY OTHER JURISDICTION.

SECTION 9.8.  Waiver of Jury Trial.  The Pledgor and the Administrative Agent hereby irrevocably and unconditionally waive, to the extent permitted by applicable law, trial by jury in any legal action or proceeding relating to this Agreement and for any counterclaim therein.

SECTION 9.9.  Severability of Provisions.  Any provision hereof which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.

SECTION 9.10.  Execution in Counterparts.  This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement. This Agreement may be validly executed and delivered by facsimile or other electronic transmission (including e-mail), and a signature by facsimile, portable document format (.pdf) or other electronic transmission shall be as effective and binding as an original signature.

SECTION 9.11.  Business Days.  In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

SECTION 9.12.  No Release.  Nothing set forth in this Agreement or any other Credit Document, nor the exercise by the Administrative Agent of any of the rights or remedies hereunder, shall relieve the Pledgor from the performance of any term, covenant, condition or agreement on the Pledgor’s part to be performed or observed under or in respect of any of the Pledged Collateral or from any liability to any Person under or in respect of any of the Pledged Collateral or shall impose any obligation on the Administrative Agent or any Lender to perform or observe any such term, covenant, condition or agreement on the Pledgor’s part to be so performed or observed or shall impose any liability (other than for gross negligence or willful misconduct) on the Administrative Agent or any Lender for any act or omission on the part of the Pledgor relating thereto or for any breach of any representation or warranty on the part of the Pledgor contained in this Agreement, the Credit Agreement or the other Credit Documents, or under or in respect of the Pledged Collateral or made in connection herewith or therewith.  Anything herein to the contrary notwithstanding, neither the Administrative Agent nor any Lender shall have any obligation or liability under any contracts, agreements and other documents included in the Pledged Collateral by reason of this Agreement, nor shall the Administrative Agent or any Lender be obligated to perform any of the obligations or duties of the Pledgor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Pledged Collateral hereunder.  The obligations of the Pledgor contained in this Section 9.12 shall survive the termination hereof and the discharge of the Pledgor’s other obligations under this Agreement, the Credit Agreement and the other Credit Documents.

SECTION 9.13.  Indemnity and Expenses.  The Pledgor agrees to indemnify the Administrative Agent in its capacity hereunder to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Pledged Securities, this Agreement, or any documents contemplated by or referred to herein, the transactions contemplated hereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing, or otherwise, unless arising from the gross negligence or willful misconduct of the Administrative Agent, subject to the limitations contained in Section 10.6 of the Credit Agreement.

SECTION 9.14.  Survival.  All covenants, agreements, representations and warranties made hereunder or made in connection with the Credit Agreement and the other Credit Documents shall survive the execution and delivery of this Agreement, and shall continue in full force and effect until the security interest created herein is discharged.

SECTION 9.15.  Joint and Several Liability.  The Pledgor, the Guarantors and the other Credit Parties are engaged in related businesses and are integrated to such an extent that the financial strength and flexibility of each such party has a direct, tangible and immediate impact on the success of the other parties.  The Pledgor will derive substantial and immediate direct and indirect benefit from the Credit Agreement, the Credit Documents and the transactions entered into in connection therewith.  The Pledgor expressly waives any right to revoke, terminate or suspend this Agreement and acknowledges that it entered into this Agreement in contemplation of the benefits that it would receive by the the Credit Agreement and the other Credit Documents.

SECTION 9.16.  Acknowledgments. The Pledgor hereby acknowledges that:

(a)                                 it has been advised by its own legal counsel in the negotiation, preparation, execution and delivery of this Agreement and each other Credit Document;

(b)                                 this Agreement shall not be construed against any party or more favorably in favor of any party based upon which party drafted the same, it being agreed and acknowledged that all parties contributed substantially to the negotiation and preparation of this Agreement;

(c)                                  neither the Administrative Agent nor the Lenders have any fiduciary relationship with or duty to the Pledgor, and the relationship between the Administrative Agent and Lenders, on the one hand, and the Pledgor, on the other hand, in connection herewith is solely that of creditor and debtor; and

(d)                                 this Agreement does not create a joint venture or partnership among the parties hereto, and no joint venture, partnership or other fiduciary relationship exists, or shall be deemed to exist, among the Administrative Agent, the Lenders and the Pledgor.

SECTION 9.17.  Obligations Absolute.  All obligations of the Pledgor hereunder shall be absolute and unconditional irrespective of:

(i)                                     any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any other Credit Party;

(ii)                                  any lack of validity or enforceability of the Credit Agreement or any other Credit Document, or any other agreement or instrument relating thereto;

(iii)                               any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of, supplement to or any consent to any departure from the Credit Agreement or any other Credit Document, or any renewal or restatement of the Credit Agreement or any other Credit Document or any amount owing thereunder, or any other agreement or instrument relating thereto;

(iv)                              any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations;

(v)                                 whether the Pledgor’s liability is joint, several, or joint and several, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Credit Parties, without preference or distinction among them;

(vi)                              whether the Pledgor’s liability is as a borrower, maker, acceptor, guarantor, surety, accommodation party or otherwise, it being the intention of the parties hereto that each Credit Party is liable for the Obligations as a primary obligor, independent of the liability or obligations of any other Credit Party;

(vii)                           any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Credit Agreement or any other Credit Document, with respect to the Pledgor or any other Credit Party, except as specifically set forth in a waiver granted pursuant to the provisions of Section 9.5 hereof; or

(viii)                        to the extent not prohibited by applicable Requirements of Law, any other circumstance, event, occurrence, defense or legal or equitable theory which might otherwise constitute a defense available to, or a discharge of, the Pledgor.

**********************************

remainder of this page intentionally blank

***********************************

IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be duly executed and delivered by its duly authorized officer as of the date first above written.

ROYAL GOLD INC.,
as Pledgor
By:
Name:
Title:

[signature pages continue]

IN WITNESS WHEREOF, Administrative Agent has caused this Agreement to be duly executed and delivered by its duly authorized officer as of the date first above written.

HSBC BANK USA, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

EXHIBIT A

ACKNOWLEDGEMENT AND UNDERTAKING

(Pledge Agreement)

To:                         HSBC BANK USA, NATIONAL ASSOCIATION,

as Administrative Agent

Reference is hereby made to that Second Amended and Restated Pledge Agreement dated as of [              , 2014] (the “Pledge Agreement”) from                          to and in favor of HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as pledgee, assignee, secured party and administrative agent (in such capacity and together with any successors in such capacity, the “Administrative Agent”).

In consideration of the payment to the undersigned,                                           , a [corporation] organized and existing under the laws of                                    (the “Company”), of the sum of $10 and for other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, the Company hereby:

(a)                                 acknowledges receipt of a signed copy of the Pledge Agreement;

(b)                                 covenants and agrees with the Administrative Agent (i) to be bound by the terms of the Pledge Agreement and to comply with the terms thereof insofar as such terms are applicable to it, (ii) to take all actions, undertakings and proceedings as may be required of it to ensure that the Administrative Agent obtains the full benefit of the Pledge Agreement and the rights and remedies thereunder, and (iii) to maintain its separate existence and to not merge or consolidate with any Person, sell all or substantially all of its assets, or initiate or commence any action or proceeding for the termination, dissolution or liquidation of the Company, except as permitted under the Credit Agreement;

(c)                                  covenants and agrees to register and record in the Company’s books, records and share registry (i) the pledge of the shares of the Company pursuant to the Pledge Agreement and (ii) any and all share transfers to the Administrative Agent or its nominee in respect of the shares of the Company, which are submitted to the Company by the Administrative Agent; and

(d)                                 covenants and agrees to execute and deliver such documents and instruments, and to undertake and perform all such further actions as may be reasonably necessary or desirable by the Administrative Agent to carry out the intent and to effect the purposes of the Pledge Agreement.

[Signature Page Follows]

Executed and Delivered by the Company on                           , 20      .

By:
Name:
Title:

EXHIBIT B

[Form of]

PLEDGE AMENDMENT

This Pledge Amendment, dated as of [                    ], is delivered pursuant to Section 5.1 of the Second Amended and Restated Pledge Agreement, dated as of [                      , 2014] (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”), made by                             , a                                            (the “Pledgor”), and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as pledgee, assignee, secured party and administrative agent (in such capacity and together with any successors in such capacity, the “Administrative Agent”).  The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge Agreement and that the Pledged Securities listed on this Pledge Amendment shall be deemed to be and shall become part of the Pledged Collateral and shall secure all Obligations.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Pledge Agreement.

PLEDGED SECURITIES

ISSUER	CLASS OF STOCK OR INTERESTS	PAR VALUE	CERTIFICATE NO(S).	NUMBER OF SHARES OR INTERESTS	PERCENTAGE OF ALL ISSUED CAPITAL OR OTHER EQUITY INTERESTS OF ISSUER

Schedule 1

Description of Pledged Securities

ISSUER	CLASS OF STOCK OR INTERESTS	PAR VALUE	CERTIFICATE NO(S).	NUMBER OF SHARES OR INTERESTS	PERCENTAGE OF ALL ISSUED CAPITAL OR OTHER EQUITY INTERESTS OF ISSUER

High Desert Mineral Resources, Inc.	Common Stock	$0.001	1	5,000	100%

RG Mexico, Inc.	Common Stock	$0.01	C-1	100	100%

EXHIBIT G

FORM OF

SECRETARY’S CERTIFICATE

ROYAL GOLD, INC.

[Date]

I, the undersigned, [insert name], [                ] [and] Secretary of ROYAL GOLD, INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”), DO HEREBY CERTIFY that:

1.                                      This Secretary’s Certificate (this “Certificate”) is furnished pursuant to that certain Sixth Amended and Restated Revolving Credit Agreement, dated as of January 29, 2014 (together with all amendments, restatements, amendments and restatements, modifications, revisions, increases, supplements, extensions, continuations, replacements or refinancings from time to time in accordance with the terms thereof, the “Credit Agreement”), by and among the Company, as the borrower, HIGH DESERT MINERAL RESOURCES, INC., a corporation organized and existing under the laws of the State of Delaware (“High Desert”), as a guarantor, RG EXCHANGECO INC., an amalgamated corporation validly existing under the Canada Business Corporations Act (“RG Exchangeco”), as a guarantor, RG MEXICO, INC., a corporation organized and existing under the laws of the State of Delaware (“RG Mexico”), as a guarantor, those additional guarantors identified as a “Guarantor” on the signature pages thereto and such additional guarantors from time to time party thereto, as guarantors, those banks and financial institutions identified as a “Lender” on the signature pages thereto and such other banks or financial institutions as may from time to time become parties thereto as lenders (collectively, the “Lenders”) and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States (“HSBC Bank”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.  Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings assigned to such terms in the Credit Agreement.

2.                                      The Restated Certificate of Incorporation of the Company, together with any amendments thereto, which were delivered to Administrative Agent in connection with that certain Fifth Amended and Restated Revolving Credit Agreement, dated as of May 30, 2012, by and among the Company, High Desert, RG Exchangeco, RG Mexico, HSBC Bank, as administrative agent for the lenders party thereto, and the other parties thereto remains in full force and effect on the date hereof and has not been amended, altered or repealed.

3.                                      Attached hereto as Attachment I is a true, correct and complete copy of the Amended and Restated Bylaws of the Company (the “Bylaws”), as amended to date and as in effect on the date hereof, which Bylaws remain in full force and effect on the date hereof and have not been amended, altered or repealed.

4.                                      Attached hereto as Attachment II is a true, correct and complete copy of the resolutions duly adopted by the Board of Directors of the Company authorizing the Credit

Agreement, which resolutions have not been revoked, modified, amended or rescinded since their adoption and are still in full force and effect as of the date hereof.

5.                                      Attached hereto as Attachment III are certificates of good standing of the Company issued by the Secretaries of State of the States of Delaware, [Colorado], [South Dakota], [Nevada] and [Montana].

6.                                      The persons named in Attachment IV attached hereto are duly appointed and qualified officers of the Company holding the respective offices set forth opposite their names and, as such, are authorized to execute and deliver the Credit Documents to which the Company is a party, and the signatures set forth opposite their names are their genuine signatures.

This Certificate may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  This Certificate may be validly executed and delivered by facsimile or other electronic transmission, and a signature by facsimile or other electronic transmission shall be as effective and binding as an original signature.

 [Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Certificate to be executed as of the date first above written.

Name:	[ ]
Title:	[ ][and] Secretary

I, the undersigned, Stefan Wenger, the Chief Financial Officer and Treasurer of the Company, DO HEREBY CERTIFY that:  (i) [                  ] is the duly elected and qualified [                          ][and] Secretary of the Company, and (ii) the signature above is [her][his] genuine signature.

Name:	Stefan Wenger
Title:	Chief Financial Officer and
Treasurer

ATTACHMENT I TO SECRETARY’S CERTIFICATE

Bylaws

ATTACHMENT II TO SECRETARY’S CERTIFICATE

Resolutions of the Board of Directors

ATTACHMENT III TO SECRETARY’S CERTIFICATE

Good Standings

ATTACHMENT IV TO SECRETARY’S CERTIFICATE

Incumbency

Name of Officer	Office	Signature

[ ]	[ ]

[ ]	[ ]

[ ]	[ ]

EXHIBIT H

FORM OF

SECOND AMENDED AND RESTATED SECURITY AGREEMENT

THIS SECOND AMENDED AND RESTATED SECURITY AGREEMENT (together with all amendments, modifications, revisions, extensions, restatements and supplements hereto, this “Agreement”) is made as of                           , 20      , by and among ROYAL GOLD, INC., a corporation organized and existing under the laws of the State of Delaware (“Royal Gold” or the “Borrower”), HIGH DESERT MINERAL RESOURCES, INC., a corporation organized and existing under the laws of the State of Delaware (“High Desert”), RG MEXICO, INC., a corporation organized and existing under the laws of the State of Delaware (“RG Mexico”), each of the other parties executing this Agreement under the heading “Debtors” (together with the Borrower, High Desert, RG Mexico and such other parties, along with any party that joins this Agreement as a Debtor in the future, being referred to individually as a “Debtor” and collectively as the “Debtors”), and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States (“HSBC Bank”), as administrative agent for the Lenders under the Credit Agreement defined below (in such capacity as administrative agent, together with its successors and assigns, the “Secured Party”).

RECITALS

A.                                    The Borrower, as the borrower, High Desert, as a guarantor, RG Mexico, as a guarantor, RG EXCHANGECO INC., an amalgamated corporation validly existing under the Canada Business Corporations Act, as a guarantor (“RG Exchangeco”), those additional guarantors from time to time party thereto, as guarantors, the banks and financial institutions from time to time party thereto as lenders (collectively, the “Existing Lenders”), HSBC Bank, as administrative agent for the Existing Lenders, and the other parties party thereto are parties to that certain Fifth Amended and Restated Revolving Credit Agreement dated as of May 30, 2012 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Fifth Amended and Restated Credit Agreement”), whereby the Existing Lenders made loans and extensions of credit to the Borrower (the “Existing Indebtedness”).

B.                                    In connection with the Fifth Amended and Restated Credit Agreement, Borrower, High Desert and RG Mexico executed that certain Ratification and Confirmation dated as of May 30, 2012 (the “Ratification”), which ratified, confirmed and continued that certain Amended and Restated Security Agreement, dated as of February 1, 2011, by Pledgor in favor of HSBC Bank, as administrative agent (as ratified, confirmed and continued by the Ratification, and as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Security Agreement”).

C.                                    Pursuant to that certain Sixth Amended and Restated Revolving Credit Agreement dated as of January 29, 2014 by and among the Borrower, High Desert, as a guarantor, RG Exchangeco, as a guarantor, RG Mexico, as a guarantor, those additional guarantors from time to time party thereto, as guarantors (collectively, the “Additional Guarantors”; High Desert, RG Exchangeco, RG Mexico and the Additional Guarantors being individually referred to herein as a

“Guarantor” and collectively referred to herein as the “Guarantors”), those banks and financial institutions identified as a “Lender” on the signature pages thereto and such other banks or financial institutions as may from time to time become parties thereto as lenders (individually, each a “Lender” and collectively, the “Lenders”) and HSBC Bank, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders (together with all amendments, restatements, amendments and restatements, modifications, revisions, increases, supplements, extensions, continuations, replacements or refinancings from time to time in accordance with the terms thereof, the “Credit Agreement”), the Lenders have agreed to make the Loans to the Borrower on the terms and subject to the conditions set forth therein.

D.                                    Royal Gold owns, directly or indirectly, equity interests in each other Debtor, and Royal Gold provides each of the other Debtors with financial, management, administrative and technical support which enables each such Debtor to conduct its business in an orderly and efficient manner.

E.                                     The Borrower will directly benefit from the loans extended to it by the Lenders.  Each other Debtor expects to derive benefit from the borrowings under the Credit Agreement and from such financial and other support as the Borrower may in the future provide to the Debtors.  Each Debtor is interested in and will be financially benefited by the business success of the Borrower and has entered into this Agreement and the other Credit Documents (defined below) for legitimate business purposes.

F.                                      In order to secure the prompt and complete payment and performance of all indebtedness, guaranties, duties, covenants, agreements and obligations owing or to be owed by the Debtors to the Lenders, and as a condition to the Lenders making any loans to the Borrower under the Credit Agreement, each Debtor, on a joint and several liability basis, has agreed amend and restate the Existing Security Agreement in its entirety and this Agreement is given by the Debtors to grant a lien on and security interest in the personal property of each such Debtor as described herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.                                      CONSTRUCTION AND DEFINITION OF TERMS.

All terms used herein without definition herein or in the Credit Agreement which are defined by the Uniform Commercial Code in the State of New York (the “UCC”) shall have the meanings assigned to them by the UCC, as in effect on the date hereof, unless and to the extent varied by this Agreement or the Credit Agreement.  Capitalized terms used, but not defined, herein shall have the meanings given thereto in the Credit Agreement. All accounting terms used herein without definition herein or in the Credit Agreement shall have the meanings assigned to them as determined by generally accepted accounting principles.  In addition to the terms defined elsewhere in this Agreement, unless the context otherwise requires, when used herein, the following terms shall have the following meanings:

1.1                         “Business Premises” shall mean the chief executive office of each Debtor as set forth on Schedule 1 hereto.

1.2                         “Collateral” shall mean all of each Debtor’s personal property, including, without limitation, all right, title and interest of each Debtor, whether now owned or existing or hereafter  created, acquired or arising, and wheresoever located, in, to and under (with each of the following capitalized terms having the meaning given thereto in the UCC):

(a)                                 all Accounts;

(b)                                 all As-Extracted Collateral;

(c)                                  all Chattel Paper;

(d)                                 all Commercial Tort Claims;

(e)                                  all Commodity Contracts;

(f)                                   all Deposit Accounts;

(g)                                  all Documents;

(h)                                 all Equipment;

(i)                                     all Fixtures;

(j)                                    all General Intangibles;

(k)                                 all Goods and all Accessions thereto, and Goods with which the Goods are commingled;

(l)                                     all Instruments;

(m)                             all Intellectual Property;

(n)                                 all Inventory;

(o)                                 all Investment Property;

(p)                                 all Letter-of-Credit Rights;

(q)                                 all Promissory Notes;

(r)                                    all Software;

(s)                                   all other personal property not otherwise described above;

(t)                                    all books and records pertaining to the Collateral; and

(u)                                 to the extent not otherwise included, all Proceeds, products, income and profits of the foregoing, all insurance covering the foregoing, all accessions thereto and all collateral security and guarantees given by any person with respect to any of the foregoing, provided, however, that Collateral shall not include the Excluded Property.

1.3                         “Equity Interest” shall mean (i) in the case of a corporation, capital stock, whether common, preferred or other, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests or other interests (however designated) representing a share of the profits and losses, and (v) any other right, interest, participation or classification that represents or confers an ownership interest, a control interest or a right to receive a share of the profits and losses or distribution of assets.

1.4                         “Event of Default” shall mean any of the events described in Section 6 hereof.

1.5                         “Excluded Property” means (a) all Royalties that are not Collateral Royalties, (b) all Royalty Agreements that relate to Royalties that are not Collateral Royalties, (c) Equity Interests in any Subsidiary and (d) any lease, license, contract or agreement to which any Debtor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Debtor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract or agreement (but only to the extent that any such term would not be invalidated or rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions)), provided however that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied, and to the extent severable, shall attach immediately to any portion of such lease, license, contract or agreement that does not result in any of the consequences specified in (i) or (ii) above. For purposes of clarification, all Accounts, As-Extracted Collateral and Proceeds of, arising out of or attributable to Royalties and Royalty Agreements constitute, and are included as, part of the Collateral.

1.6                         “Governmental Requirement” means mean each law, statute, code, ordinance, treaty, order, rule, regulation, judgment, ruling, decree, injunction, franchise, permit, certificate, license, authorization, regulation, approval or other direction of any Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, and as to any Person, the Certificate of Incorporation and By-laws or other organizational or governing documents of such Person.

1.7                         “Hazardous Materials” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, pollutants, contaminants or other materials or substances defined or regulated in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

1.8                         “Hazardous Materials Contamination” means the contamination (whether presently existing or occurring after the date of this Agreement) by Hazardous Materials on any property owned, operated or controlled by Debtor or for which Debtor has responsibility, including, without limitation, improvements, facilities, soil, water, air or other elements on, or of, any property now or hereafter owned, operated or acquired by Debtor, and any other contamination by Hazardous Materials for which Debtor is, or is claimed to be, responsible.

2.                                      SECURITY

2.1                         Security Interest.   As security for the prompt and complete payment and performance in full of all of the Obligations, whether or not any instrument or agreement relating to any Obligation specifically refers to this Agreement or the security interest created hereunder, each Debtor hereby assigns, pledges and grants to the Secured Party a continuing security interest in, assignment and pledge of and charge over, and right of set-off against, the Collateral of such Debtor.  The Secured Party’s security interest shall continually exist until all Obligations have been irrevocably paid and performed in full.

2.2                         Amendment and Restatement of the Security Agreement.  This Agreement amends, restates and continues the Existing Security Agreement and nothing contained herein shall be deemed or construed to be a repayment, satisfaction, discharge or novation of the Obligations or to release, terminate, reconvey, discharge, novate or in any way limit or impair any Lien, security interest or encumbrance granted or given under the Existing Security Agreement or otherwise to secure the Obligations.

2.3                         Covenants and Representations Concerning Collateral.  With respect to all of the Collateral, each Debtor covenants, warrants and represents that:

(a)                                 No effective financing statement or similar document or instrument with respect to a Lien covering any of the Collateral is on file in any public office or land or financing records except for financing statements in favor of the Secured Party and financing statements relating to Permitted Liens.  Each Debtor is the legal and beneficial owner of all of its Collateral, free and clear of all Liens other than Permitted Liens.

(b)                                 The security interest granted to the Secured Party hereunder shall constitute a first priority Lien upon the Collateral, to the extent required hereunder, subject to the Permitted Liens.  No Debtor shall, and Secured Party does not authorize any Debtor to, sell, lease, license, or assign any interest in the Collateral other than as permitted under the Credit Agreement, nor, without the Secured Party’s prior written consent, permit any other Lien (other than Permitted Liens) to be created or remain thereon.

(c)                                  Each Debtor will maintain the Collateral in good order and condition, ordinary wear and tear and casualty and condemnation events excepted, and will use, operate and maintain the Collateral in accordance with good industry practice and, except as could not reasonably be expected to result in a Material Adverse Effect, in compliance with all Governmental Requirements, manufacturer and supplier warranties and all applicable insurance requirements and regulations.  Each Debtor will promptly notify Secured Party in writing of any litigation involving or affecting the Collateral which Debtor knows or has reason to believe is pending or threatened and which has had, or could reasonably be expected to have, a Material Adverse Effect.  Each Debtor will promptly pay when due all taxes and all transportation, storage, warehousing, mechanics, materialmen, construction, maintenance and other such charges, fees, expenses or amounts affecting or arising out of or relating to the Collateral, except as otherwise permitted under the Credit Agreement, and shall defend the Collateral, at such Debtor’s expense, against all claims and demands of any Persons claiming any interest in or Lien on the Collateral adverse to any Debtor or the Secured Party.

(d)                                 Subject to the limitations set forth in Section 6.11 of the Credit Agreement, at all times, the Secured Party and its agents, advisors, consultants and representatives may enter any premises of any Debtor and inspect such premises and the Collateral and all books and records of such Debtor (in whatever form), and the Debtors shall pay the reasonable costs of such inspections in accordance with Section 10.6 of the Credit Agreement.

(e)                                  All books and records pertaining to the Collateral are located at the Business Premises and no Debtor shall change the location of such books and records without ten (10) Business Days (or such shorter period as the Administrative Agent shall approve) prior written notice to  the Secured Party.

(f)                                   Each Debtor will maintain comprehensive property and casualty insurance on the Collateral to the extent required by the Credit Agreement.  Each Debtor hereby assigns to the Secured Party and grants to the Secured Party a security interest in any and all proceeds of such policies, and, upon the occurrence and during the continuance of an Event of Default, authorizes and empowers the Secured Party to adjust or compromise any loss under such policies and to collect and receive all such proceeds.

(g)                                  Each Debtor shall do, make, execute and deliver all such additional and further acts, things, deeds, assurances, documents, acknowledgments, certificates and instruments as the Secured Party may reasonably request to protect, vest in and assure to the Secured Party its rights hereunder or in any of the Collateral and the perfection and priority of its rights therein, provided, however, that so long as no Event of Default shall have occurred and be continuing, the perfection obligations of the Debtors pursuant to this Agreement shall be limited to such actions as are necessary or desirable to perfect a security interests by the filing of a financing statement in the jurisdiction of each Debtor’s location (as defined in §9-307 of the UCC) .

(h)                                 Each Debtor authorizes the Secured Party to file financing statements, continuation statements, amendments and other similar documents and instruments covering the Collateral, including financing statements that indicate or describe the Collateral as “all assets” or “all personal property”, and containing such legends as Secured Party shall deem necessary or desirable to perfect or protect the Secured Party’s interest in the Collateral.  Each Debtor agrees to pay all taxes, fees and costs (including reasonable out of pocket attorneys’ fees) paid or incurred by Secured Party in connection with the preparation, filing or recordation thereof.

(i)                                     If an Event of Default has occurred and is continuing, each Debtor shall cooperate with the Secured Party to obtain and keep in effect one or more control agreements in Deposit Account, Electronic Chattel Paper, Investment Property and Letter-of-Credit Rights Collateral.

(j)                                    If an Event of Default has occurred and is continuing, each Debtor shall promptly deliver to the Secured Party, with all endorsements and/or assignments required by the Secured

Party, all Instruments, Chattel Paper, guaranties and the like received by any Debtor constituting, evidencing or relating to any of the Collateral or proceeds of any of the Collateral.

(k)                                 No Debtor is authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in favor of the Secured Party without the prior written consent of Secured Party, and each Debtor agrees that it will not do so without the prior written consent of Secured Party, subject to such Debtor’s rights under Section 9-509(d)(2) of the UCC.

2.4                         Care of Collateral.   Each Debtor shall have all risk of loss of the Collateral.  The Secured Party shall have no liability or duty, either before or after the occurrence of an Event of Default, on account of loss of or damage to, to collect or enforce any of its rights against the Collateral, to collect any income accruing on the Collateral, or to preserve rights against account debtors or other parties with prior interests in the Collateral.  While the Secured Party is not required to take any actions with respect to the Collateral, if action is needed, in the Secured Party’s sole discretion, to preserve and maintain the Collateral, each Debtor authorizes the Secured Party to take such actions, but the Secured Party is not obligated to do so.

2.5                         Authorization and Power-of-Attorney. Each Debtor authorizes the Secured Party to request other secured parties of any Debtor to provide accountings, confirmations of Collateral and confirmations of statements of account concerning Debtor. Each Debtor hereby designates and appoints the Secured Party and its designees as attorney-in-fact of each such Debtor, irrevocably and with power of substitution, with authority to endorse such Debtor’s name on requests to other secured parties of such Debtor for accountings, confirmations of collateral and confirmations of statements of account.

3.                                      REPRESENTATIONS AND WARRANTIES

To induce the Secured Party to enter into this Agreement, each Debtor hereby remakes and restates its representations and warranties set forth in the Credit Agreement and incorporates them herein as if set forth herein, and further represents and warrants to the Secured Party that:

3.1                         State of Incorporation, Legal Name and Identification Number.  Each Debtor’s jurisdiction of incorporation and exact, complete legal name are set forth in the first paragraph of this Agreement.  Each Debtor’s corporate organizational number is set forth on Schedule 1 attached hereto.

3.2                         Good Standing.  Each Debtor is a corporation duly incorporated, legally existing and in good standing under the laws of its jurisdiction of incorporation, has the power to own its property and to carry on its business and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary.

3.3                         Authority.  Each Debtor has full power and authority to enter into this Agreement, to execute and deliver all documents and instruments required hereunder and to incur and perform the obligations provided for herein, all of which have been duly authorized by all necessary and proper corporate and other action, and no consent or approval of any Person, including, without limitation, any shareholders, any board of directors, any officers, any members or managers, or any other Person, or any public authority or regulatory body, which has not been obtained is required as a condition to the validity or enforceability hereof or thereof.

3.4                         Binding Agreements.  This Agreement has been duly and properly executed by each Debtor, constitutes the valid and legally binding obligation of each Debtor and is fully enforceable against each Debtor in accordance with its terms, subject only to laws affecting the rights of creditors generally and application of general principles of equity.

3.5                         No Conflicting Agreements.  The execution, delivery and performance by each Debtor of this Agreement will not (a) violate (i) any provision of applicable Governmental Requirements or any order, rule or regulation of any Governmental Authority, (ii) any award of any arbitrator, (iii) the articles of incorporation, bylaws or other governing documents of such Debtor, or (iv)  any indenture, contract, agreement, mortgage, deed of trust or other document or instrument to which any Debtor is a party or by which any Debtor or any of its property is bound, except to the extent such violation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (b) be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a material default under, any such award, indenture, contract, agreement, mortgage, deed of trust or other instrument, or result in the creation or imposition of any Lien upon any of the property or assets of any Debtor except for Liens created in favor of Secured Party under or pursuant to this Agreement.

3.6                         Litigation.  Except as set forth on Schedule 3.5 to the Credit Agreement, there are no judgments, injunctions or similar orders or decrees, claims, actions, suits or proceedings pending or, to the knowledge of any Debtor, threatened in writing against or affecting any Debtor or any property of any Debtor, at law or in equity, by or before any court or any Governmental Authority, that has had or could reasonably be expected to have a Material Adverse Effect, which may affect the legality, enforceability or validity of this Agreement or any other Credit Document or which could result in any material adverse change in the Collateral of any Debtor, and no Debtor is in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any court or any Governmental Authority, which could have a material adverse effect on the Collateral.

3.7                         Financial Condition.  The financial statements of the Debtors heretofore delivered to the Secured Party are true and complete, fairly present the financial condition of the Debtors on a Consolidated basis in accordance with GAAP as at such dates and the results of its operations for the period then ended for unaudited financial statements, subject to normal year-end adjustments.

3.8                         Taxes.  Each Debtor, to the extent required by Section 6.3 of the Credit Agreement, has paid or caused to be paid all taxes imposed by Governmental Authorities to the extent that such taxes have become due and has filed or caused to be filed all tax returns or other documents which are required to be filed by such Debtor.

3.9                         Title to Properties. Each Debtor has good title to all of its owned properties included in the Collateral and a valid leasehold interest in or valid rights to use all such properties included in the Collateral, and all of the properties and assets of  each Debtor are free and clear of Liens, except for Permitted Liens.

3.10                  Place of Business.  Each Debtor’s principal place of business and chief executive office is located at the Business Premises, and each Debtor has such other business locations as disclosed to Secured Party in writing prior to the date hereof.

3.11                  Licenses and Permits.  Each Debtor has duly obtained and now holds all material licenses, permits, certifications, approvals and the like required by Governmental Requirements or necessary to conduct its business, and each remains valid and in full force and effect in each case, except to the extent failure to obtain or maintain such licenses, permits, certifications, approvals and the like could not reasonably be expected to have a Material Adverse Effect.

3.12                  Presence of Hazardous Materials or Hazardous Materials Contamination. To each Debtor’s knowledge, and except as permitted by applicable Governmental Requirements, no Hazardous Materials are located on any real property owned, operated or controlled by any Debtor or for which any Debtor is responsible and for which remedial or corrective action would be required under applicable Governmental Requirements, except as would not reasonably be expected to have a Material Adverse Effect.  To each Debtor’s knowledge, and except as permitted by applicable Governmental Requirements, no property owned, operated or controlled by Debtor has ever been used as a manufacturing, storage, or dump site for Hazardous Materials, except as would not reasonably be expected to have a Material Adverse Effect.

3.13                  Perfection and Priority of Collateral. The Secured Party has, or upon proper recording of a financing statement will have and will continue to have as security for the Obligations, a valid and perfected Lien on all Collateral of each Debtor to the extent such Lien may be perfected by the filing of a financing statement in the jurisdiction of each Debtor’s location, free of all other Liens, claims and rights of third parties whatsoever, except Permitted Liens.

3.14                  Survival.  All representations and warranties contained in or made in connection with this Agreement and the other Credit Documents shall survive the execution and delivery of this Agreement.

4.                                      COVENANTS

Each Debtor covenants and agrees with the Secured Party that, until all Obligations have been irrevocably paid and performed in full and the Credit Documents have been terminated and discharged, each Debtor will perform, satisfy and comply with all covenants set forth in Article VI and Article VII set forth in the Credit Agreement, in accordance therewith.

5.                                      ASSIGNED AGREEMENTS AND ACCOUNTS

5.1                         The contracts, agreements, documents and instruments assigned pursuant hereto and subject to the security interest granted hereby are referred to herein as the “Assigned Agreements”.  The assignment of and grant of security interest in the Assigned Agreements includes, without limitation, (i) all rights of each Debtor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all rights of each Debtor to receive proceeds of insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) all claims of each Debtor for damages arising out of or on breach of or default under the Assigned Agreements, and (iv) the right of each Debtor to terminate the Assigned

Agreements, to perform thereunder and to compel performance and otherwise exercise all rights and remedies thereunder.

5.2                         Notwithstanding any other provision of this Agreement, (i) each Debtor shall remain liable under the Assigned Agreements to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Secured Party of any of its rights hereunder shall not release any Debtor from any of its duties or obligations under any Assigned Agreement and (iii) the Secured Party shall have no obligation or liability under the Assigned Agreements by reason of this Agreement, nor shall the Secured Party be obligated to perform any of the obligations, covenants or duties of any Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

5.3                         Each Debtor shall immediately notify the Secured Party of any material amendment, modification, extension, restatement or waiver of any provision of any Assigned Agreement and provide copies thereof if so requested.

5.4                         At the request of the Secured Party, all agreements, documents, certificates or instruments representing the Assigned Agreements or any other part of the Collateral shall be delivered to and held by or on behalf of the Secured Party and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Secured Party.  Upon the occurrence and during the continuance of an Event of Default, the Secured Party shall have the right, at any time in its discretion and without notice to any Debtor, to transfer or to register in the name of the Secured Party or any of its nominees any or all of the Collateral.

6.                                      EVENTS OF DEFAULT

The occurrence of any event or the existence of any condition specified as an “Event of Default” under the Credit Agreement shall constitute an “Event of Default” hereunder.

7.                                      RIGHTS AND REMEDIES

7.1                         Rights and Remedies of Secured Party.  Upon and after the occurrence of an Event of Default, the Secured Party may, without notice or demand, exercise in any jurisdiction in which enforcement hereof is sought, the following rights and remedies, in addition to the rights and remedies available to the Secured Party under the other Credit Documents, the rights and remedies of a secured party under the UCC and all other rights and remedies available to the Secured Party under applicable Governmental Requirements, whether at law or in equity, all such rights and remedies being available to Secured Party and being cumulative and enforceable alternatively, successively or concurrently:

(a)                                 Declare all Obligations to be immediately due and payable and the same shall thereupon become immediately due and payable without presentment, demand for payment, protest or notice of any kind, all of which are hereby expressly waived.

(b)                                 Institute any proceeding or proceedings to enforce the Obligations and any Liens of the Secured Party.

(c)                                  Take possession of the Collateral, and for that purpose, so far as each Debtor may give authority therefor, enter upon any premises on which the Collateral or any part thereof may be situated and remove the same therefrom without any liability for suit, action or other proceeding, each Debtor HEREBY WAIVING ANY AND ALL RIGHTS TO PRIOR NOTICE AND TO JUDICIAL HEARING WITH RESPECT TO REPOSSESSION OF COLLATERAL, and require each Debtor, at such Debtor’s expense, to assemble and deliver the Collateral to such place or places as the Secured Party may designate.

(d)                                 Operate, manage and control the Collateral (including use of the Collateral and any other property or assets of any Debtor in order to continue or complete performance of such Debtor’s obligations under any contracts or agreements of such Debtor), or permit the Collateral or any portion thereof to remain idle or store the same, and collect all rents and revenues therefrom and sell or otherwise dispose of any or all of the Collateral upon such terms and under such conditions as the Secured Party, in its sole discretion, may determine, and purchase or acquire any of the Collateral at any such sale or other disposition, all to the extent permitted by applicable Governmental Requirements.

(e)                                  Enforce each Debtor’s rights against account debtors and other obligors.

(f)                                   Each Debtor hereby irrevocably authorizes the Secured Party at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to any Debtor, any such notice being expressly waived by each Debtor, to set-off and appropriate and apply any and all deposits, in any currency or form, and any other credits, indebtedness or claims, in any currency or form, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Secured Party to or for the credit or the account of any Debtor, or any part thereof, against and on account of the obligations and liabilities of any Debtor to the Secured Party hereunder, whether arising hereunder, under any Note, any other Credit Document or otherwise, as the Secured Party may elect in its sole discretion, whether or not the Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured.  The Secured Party shall notify the Debtors of any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Secured Party to set-off and appropriate are in addition to the other rights and remedies which the Secured Party may have hereunder, under any other Credit Document, or at law or in equity.

7.2                         Power of Attorney.  Each Debtor hereby irrevocably designates and appoints the Secured Party and its designees as a true and lawful attorney-in-fact of such Debtor, irrevocably and with full power of substitution, to act in the place and stead of such Debtor and in the name of such Debtor or in its own name, from time to time in the sole discretion of the Secured Party, upon the occurrence and during the continuation of any Event of Default, for the purpose of carrying out and implementing the terms of this Agreement and the other Credit Documents, to take any and all necessary or appropriate action and to execute and deliver any and all documents and instruments which may be necessary or appropriate to accomplish or fulfill the purposes of this Agreement and the other Credit Documents, including, without limitation, to endorse such Debtor’s name on any notes, acceptances, checks, drafts, money orders, instruments or other evidences of payment or proceeds of the Collateral that may come into the Secured Party’s possession; to execute proofs of claim and loss; to pay or discharge claims or Liens levied or placed on or threatened against the Collateral; to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to the Secured Party or as the Secured Party shall direct, and to receive payment of and receipt of any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral; to adjust and compromise any claims under insurance policies; to commence and prosecute, or defend, any suit, action or proceeding relating to any Debtor or the Collateral or to collect, defend or enforce any right with respect to the Collateral; to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the owner thereof for all purposes; and to undertake, do or perform all other acts and things necessary or advisable, in the Secured Party’s sole discretion, to carry out and enforce this Agreement and the other Credit Documents and to protect, preserve, defend or realize upon the Collateral.  All acts of said attorney or designee are hereby ratified and approved by each Debtor and said attorney or designee shall not be liable for any acts of commission or omission nor for any error of judgment or mistake of fact or law, except in the case of gross negligence or willful misconduct.  This power of attorney is coupled with an interest and is irrevocable so long as any of the Obligations remain unpaid or unperformed.

7.3        Notice of Disposition of Collateral and Disclaimer of Warranties.  It is mutually agreed that commercial reasonableness and good faith require the Secured Party to give the Debtors no more than ten (10) days’ prior written notice of the time and place of any public disposition of Collateral or of the time after which any private disposition or any other intended disposition is to be made.  It is mutually agreed that it is commercially reasonable for the Secured Party to disclaim all warranties which arise with respect to the disposition of the Collateral.

7.4        Costs and Expenses.  Each Debtor agrees to pay to the Secured Party within thirty (30) days after receipt of an invoice therefor, the amount of all costs and expenses paid or incurred by the Secured Party in consulting with counsel concerning any of its rights hereunder, under the other Security Documents or under applicable Governmental Requirements, all costs and expenses, including attorneys’ fees and court costs paid or incurred by the Secured Party in undertaking, documenting and administrating this Agreement and the other Security Documents and in exercising or enforcing any of its rights hereunder, under the Security Documents or under applicable Governmental Requirements, together with interest on all such amounts at the rate and calculated in the manner provided in the Credit Agreement.  The provisions of this Subsection shall survive the termination of this Agreement and the Secured Party’s security interest hereunder and the payment of all other Obligations.

7.5        Reinstatement. To the extent that any payment made or received with respect to the Obligations is subsequently invalidated, determined to be fraudulent or preferential, set aside, defeased or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other Person under any debtor relief law, common law or equitable cause or any other Governmental Requirement, then the Obligations intended to be satisfied by such payment shall be revived and shall continue as if such payment had not been received by the Secured Party and the liens and security interests created by this Agreement shall be revived automatically without any action on the part of any party hereto and shall continue as if such payment had not been received by Secured Party.

8.             MISCELLANEOUS

8.1        Performance for Debtor.  Each Debtor agrees and hereby authorizes that the Secured Party may, in the Secured Party’s sole discretion, but the Secured Party shall not be obligated to, whether or not an Event of Default shall have occurred, advance funds on behalf of any Debtor, without prior notice to such Debtor, in order to insure each Debtor’s compliance with any covenant, warranty, representation or agreement of each Debtor made in or pursuant to this Agreement or any of the Credit  Documents, or to preserve or protect any right or interest of the Secured Party in the Collateral or under or pursuant to this Agreement or any of the other Credit Documents.  Each Debtor shall pay to the Secured Party upon demand all such advances made by the Secured Party with interest thereon at the rate and calculated in the manner provided in the Credit Agreement.  All such advances shall be deemed to be included in the Obligations and secured by the liens and security interests granted to the Secured Party hereunder.

8.2        Expenses. Whether or not any of the transactions contemplated hereby shall be consummated, each Debtor agrees to pay to the Secured Party within thirty (30) days after receipt of an invoice therefor, the amount of all costs and expenses paid or incurred by the Secured Party (including the fees and expenses of its counsel) in connection with the negotiation, preparation, delivery, amendment, modification or waiver of this Agreement and the other Credit Documents and all documents and instruments referred to herein and all costs and expenses paid or incurred by the Secured Party in connection with the filing or recordation of all financing statements and instruments as may be required by the Secured Party at the time of, or subsequent to, the execution of this Agreement, including, without limitation, all documentary stamps, recordation and transfer taxes and other costs and taxes incident to recordation of any document or instrument in connection herewith.  Each Debtor agrees to save harmless and indemnify the Secured Party from and against any liability resulting from the failure to pay any required documentary stamps, recordation and transfer taxes, recording costs or any other costs or expenses incurred or paid by Secured Party in connection with this Agreement and the other Credit Documents.  The provisions of this Section shall survive the termination of this Agreement and Secured Party’s security interest hereunder and the payment of all other Obligations.

8.3        Applications of Payments and Collateral.  Except as may be otherwise specifically provided in this Agreement, all Collateral and proceeds of Collateral coming into Secured Party’s possession after the occurrence of an Event of Default and all payments made by the Debtor may be applied by the Secured Party to any of the Obligations, whether matured or unmatured, as the Secured Party shall determine in its sole but reasonable discretion in accordance with the terms of the other Credit Documents.  The Secured Party may defer the application of non-cash proceeds of Collateral, including, but not limited to, non-cash proceeds collected pursuant hereto, to the Obligations until cash proceeds are actually received by Secured Party.

8.4        Secured Party as Agent.  In acting under or by virtue of this Agreement, the Secured Party, acting as administrative agent, shall be entitled to all the rights, authority, privileges and immunities provided in the Credit Agreement, all of which provisions of said Credit Agreement (including Article 9 thereof) are incorporated by reference herein with the same force and effect as if set forth herein in their entirety.  The Secured Party disclaims any representation or warranty to the Lenders or any other holders of the Obligations concerning the grant, maintenance or perfection of the liens and security interests granted hereunder or under any other Security Document, or in the existence or value of any of the Collateral.

8.5        Waivers by Secured Party.  Neither any failure nor any delay on the part of the Secured Party in exercising any right, power or remedy hereunder, under any of the other Credit Documents or under applicable Governmental Requirements shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

8.6        Waivers by Debtor. Each Debtor hereby waives, to the full extent the same may be waived under applicable law: (a) notice of acceptance of this Agreement; (b) all claims, causes of action and rights of any Debtor against Secured Party on account of actions taken or not taken by the Secured Party in the exercise of the Secured Party’s rights or remedies hereunder, under the other Credit Documents or under applicable Governmental Requirements; (c) all claims of any Debtor for failure of the Secured Party to comply with any requirement of applicable Governmental Requirements relating to enforcement of the Secured Party’s rights or remedies hereunder, under the Credit Documents or under applicable Governmental Requirements; (d) all rights of redemption of any Debtor with respect to the Collateral; (e) in the event the Secured Party seeks to repossess any or all of the Collateral by judicial proceedings, any bond(s) or demand(s) for possession which otherwise may be necessary or required; (f) presentment, demand for payment, protest and notice of non-payment and all exemptions; (g) any and all other notices or demands which by applicable Governmental Requirements must be given to or made upon any Debtor by the Secured Party; (h) settlement, compromise or release of the obligations of any one or more Persons primarily or secondarily liable upon any of the Obligations; (i) all rights of any Debtor to demand that the Secured Party release account debtors from further obligation to the Secured Party; (j) any duty or obligation to marshal or apportion Collateral; and (k) substitution, impairment, exchange or release of any Collateral for any of the Obligations.  Each Debtor agrees that the Secured Party may exercise any or all of its rights and/or remedies hereunder, under the other Credit Documents and under applicable Governmental Requirements, from time to time, in any order, alternatively, successively or concurrently, without resorting to and without regard to any Collateral or sources of liability with respect to any of the Obligations.

8.7        Modifications.  No modification, amendment or waiver of any provision of this Agreement or any of the other Credit Documents, and no consent by the Secured Party to any departure by any Debtor therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand upon any Debtor in any case shall entitle any Debtor to any other or further notice or demand in the same, similar or other circumstances.

8.8        Notices.  All notices shall be given in accordance with Section 10.3 of the Credit Agreement.

8.9        Joint and Several Liability.  The Debtors are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of each Debtor has a direct, tangible and immediate impact on the success of the other Debtors.  Each of the Debtors acknowledges and agrees that (i) it shall be jointly and severally liable, with the other Debtors liable for the payment and performance of this Agreement and the other Credit Documents, and (ii) the Lenders are relying on such joint and several liability of the Debtors in entering into the Credit Documents and making loans to the Borrower.  Each Debtor hereby unconditionally and irrevocably agrees that upon default in the payment when due of any principal, interest, fee or other amount under the Credit Documents, it will forthwith pay the same, without notice of demand.  Each of the Secured Party and each Lender shall be entitled to rely upon any notice, request or communication received by it from any one Debtor on behalf of all Debtors, and shall be entitled to treat its giving of any notice hereunder pursuant to Section 8.8 hereof as notice to each and all Debtors.

8.10      Continuing Agreement.  This Agreement shall be a continuing agreement in every respect and shall remain in full force and effect until all of the Obligations have been irrevocably and fully paid, performed and satisfied and the Commitment of each Lender to extend credit to or for the account of any Borrower under the Credit Agreement shall have expired or otherwise terminated.

8.11      Applicable Law.  The performance and construction of this Agreement and the other Credit Documents shall be governed by, construed and interpreted in accordance with the internal laws of the State of New York (excluding the choice of law rules thereof, other than Section 5-1401 of the New York Obligations Law); provided, however, that the Mortgages shall be governed by and construed under the laws of the state in which they are filed.

8.12      Survival; Successors and Assigns.  All covenants, agreements, representations and warranties made herein shall survive the execution and delivery hereof and thereof, and shall continue in full force and effect until all Obligations have been irrevocably paid and performed in full.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Debtor may assign this Agreement or any of its rights hereunder without the prior written consent of the Secured Party.

8.13      Severability.  If any term, provision or condition, or any part thereof, of this Agreement or any of the other Credit Documents shall for any reason be found or held invalid or unenforceable by any court or governmental agency of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of such term, provision or condition nor any other term, provision or condition, and this Agreement and the other Credit Documents shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained therein.

8.14      Merger and Integration.  This Agreement contains the entire agreement of the parties hereto with respect to the matters covered and the specific transactions contemplated hereby, and no other agreement, statement or promise made by any party hereto, or by any employee, officer, agent or attorney of any party hereto, with respect to such matters or specific transactions which is not contained herein shall be valid or binding.

8.15      Rights Absolute.  All rights of the Secured Party and the pledge, assignment, charge, lien and security interest hereunder, and all obligations of any Debtor hereunder, shall be absolute and unconditional, irrespective of:

(a)           any lack of validity or enforceability of any Credit Document or any other agreement or instrument relating thereto;

(b)           any change or modification in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment, modification, restatement, continuance or waiver of, or any consent to any departure from, the Credit Agreement or any other Credit Document, including, without limitation, any extension, restatement or continuance of, or increase in, the Obligations;

(c)           any taking, exchange, release or non-perfection of any other collateral, or any taking, release, amendment or waiver of or consent to departure from any guaranty, surety or support agreement for all or any of the Obligations;

(d)           any manner of application of collateral or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of any principal, guarantor or surety;

(e)           any change, restructuring or termination of the corporate or company structure or existence of any Debtor or any affiliate thereof; and

(f)            any other fact, event, action or circumstance that might otherwise constitute a defense available to, or a discharge of, any Debtor or any affiliate of any Debtor, any Guarantor, any other Person liable for the Obligations or a third party guarantor or grantor of a security interest, whether at law or in equity.

8.16      Counterparts; Facsimile and Electronic Signatures.  This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.  This Agreement may be validly executed and delivered by facsimile or other electronic transmission, and a signature by facsimile or other electronic transmission shall be as effective and binding as an original signature

8.17      Discharge.   Upon the complete and irrevocable payment and performance in full of the Obligations, the Secured Party shall execute and deliver such releases and discharges of the security interests created hereby as the Debtors may reasonably request in writing, the cost and expense of which shall be paid by the Debtors.

8.18      Indemnity.  Each Debtor agrees to pay, indemnify and hold harmless the Secured Party, each Lender, each Agent, their respective Affiliates and their respective directors, partners, managers, principals, officers, employees, agents, consultants and representatives (collectively, the “Indemnified Parties”) from and against any and all claims, damages, losses, penalties, liabilities, judgments, suits, proceedings, taxes, costs and expenses (including, without limitation, fees and disbursements of counsel) which may at any time (including, without limitation, at any time following the payment in full of the Notes and all amounts due under each other Credit Document) be imposed on, incurred by or asserted against any such Indemnified Party, in any way relating to, in connection with or arising out of this Agreement, the other Credit Documents and the transactions contemplated hereby and thereby and any claim, investigation, subpoena, litigation, proceeding or otherwise related to or arising out of this Agreement or any other Credit Document or any transaction contemplated hereby or thereby (but in any case excluding any such claims, damages, losses, liabilities, costs or expenses incurred by reason of the gross negligence or willful misconduct of any Indemnified Party), subject to the limitations contained in Section 10.6 of the Credit Agreement.  The obligations of each Debtor under this paragraph shall survive the payment in full of the Notes and all amounts due under each other Credit Document and the termination of this Agreement.

8.19      Headings.  The headings and sub-headings contained in the titling of this Agreement are intended to be used for convenience only and shall not be used or deemed to limit or diminish any of the provisions hereof.

[Remainder of this page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Security Agreement as of the date first above written.

DEBTOR:

ROYAL GOLD, INC.

By:
Name:
Title:

HIGH DESERT MINERAL RESOURCES, INC.

By:
Name:
Title:

RG MEXICO, INC.

By:
Name:
Title:

SECURED PARTY:

HSBC BANK USA, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

Schedule 1

Corporate Information

	Business Premises Address	State of Organization	Corporate Organizational Number
Royal Gold, Inc.	1660 Wynkoop Street, Suite 1000 Denver, CO 80202	Delaware

High Desert Mineral Resources, Inc.	1660 Wynkoop Street, Suite 1000 Denver, CO 80202	Delaware

RG Mexico, Inc.	1660 Wynkoop Street, Suite 1000 Denver, CO 80202	Delaware

EXHIBIT I

FORM OF

OFFICER’S CERTIFICATE

ROYAL GOLD, INC.

[                      , 20    ]

I, the undersigned, [insert name], [insert title] of ROYAL GOLD, INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”), DO HEREBY CERTIFY, in my capacity as an officer of the Company, and not in any individual capacity, that:

1.             This Officer’s Certificate is furnished pursuant to that certain Sixth Amended and Restated Revolving Credit Agreement, dated as of January 29, 2014 (together with all amendments, restatements, amendments and restatements, modifications, revisions, increases, supplements, extensions, continuations, replacements or refinancings from time to time in accordance with the terms thereof, the “Credit Agreement”), by and among the Company, as the borrower, HIGH DESERT MINERAL RESOURCES, INC., a corporation organized and existing under the laws of the State of Delaware, as a guarantor, RG EXCHANGECO INC., an amalgamated corporation validly existing under the Canada Business Corporations Act, as a guarantor, RG MEXICO, INC., a corporation organized and existing under the laws of the State of Delaware, as a guarantor, those additional guarantors identified as a “Guarantor” on the signature pages thereto and such additional guarantors from time to time party thereto, as guarantors, those banks and financial institutions identified as a “Lender” on the signature pages thereto and such other banks or financial institutions as may from time to time become parties thereto as lenders (collectively, the “Lenders”) and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.  Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings assigned to such terms in the Credit Agreement.

2.             Except as set forth on Schedule 3.5 to the Credit Agreement, there is no pending or, to the knowledge of any Credit Party, threatened (in writing) litigation, investigation, bankruptcy or insolvency, injunction, order or claim affecting or relating to any Credit Party or any of its Subsidiaries, or any Royalty Interest or Project, which has had, or would reasonably be expected to have, a Material Adverse Effect, or which would reasonably be expected to affect the legality, validity or enforceability of the Credit Agreement or the other Credit Documents, that has not been settled, dismissed, vacated, discharged or terminated prior to the date hereof.

3.             As of the date hereof and immediately after giving effect to the Credit Agreement, the other Credit Documents and all the transactions contemplated therein to occur on the Closing Date:

(A)          no Default or Event of Default exists;

(B)          the representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects, except for representations and warranties expressly stated to relate to a specific earlier date (in which event such representations and warranties shall have been true and correct on and as of such earlier date); and

(C)          the Credit Parties are in compliance with each of the financial covenants set forth in Section 6.17 of the Credit Agreement.

This Officer’s Certificate may be validly executed and delivered by facsimile or other electronic transmission, and a signature by facsimile or other electronic transmission shall be as effective and binding as an original signature.

[Signature page to follow.]

IN WITNESS WHEREOF, the party hereto has caused this Officer’s Certificate to be executed as of the date first above written.

Name: [ ]
Title: [ ]

EXHIBIT J

FORM OF
COMPLIANCE CERTIFICATE

HSBC Bank USA, National Association, as Administrative Agent

[Address]

[Address]

Dear Sirs,

Reference is made herein to that certain Sixth Amended and Restated Revolving Credit Agreement, dated as of January 29, 2014 (together with all amendments, restatements, amendments and restatements, modifications, revisions, increases, supplements, extensions, continuations, replacements or refinancings from time to time in accordance with the terms thereof, the “Credit Agreement”), by and among ROYAL GOLD, INC., a corporation organized and existing under the laws of the State of Delaware (“Royal Gold” or the “Borrower”), as the borrower, HIGH DESERT MINERAL RESOURCES, INC., a corporation organized and existing under the laws of the State of Delaware, as a guarantor, RG EXCHANGECO INC., an amalgamated corporation validly existing under the Canada Business Corporations Act, as a guarantor, RG MEXICO, INC., a corporation organized and existing under the laws of the State of Delaware, as a guarantor, those additional guarantors identified as a “Guarantor” on the signature pages thereto and such additional guarantors from time to time party thereto, as guarantors, those banks and financial institutions identified as a “Lender” on the signature pages thereto and such other banks or financial institutions as may from time to time become parties thereto as lenders (collectively, the “Lenders”) and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.

This Compliance Certificate (this “Certificate”) is delivered to you pursuant to Section [5.2(f)][6.1(d)] of the Credit Agreement.  Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings assigned to such terms in the Credit Agreement.

The Borrower hereby certifies, represents and warrants to the Administrative Agent that as at the fiscal quarter ending on                              , 20          :

1.             The Leverage Ratio was                            . [(i) for the two fiscal quarters immediately following the consummation of a Material Permitted Acquisition, less than or equal to 4.0 to 1.0, and (ii) at all other times, less than or equal to 3.5 to 1.0]

2.             The Consolidated Net Worth was $                                             . [not less than an amount equal to (i) 80% multiplied by (ii) the sum of (A) $1,600,000,000 plus (B) 50% of the cumulative positive quarterly net income for the period beginning July 1, 2012 and ending with the most recently completed fiscal quarter for which financial statements have been provided pursuant to Section 6.1(b) of the Credit Agreement]

The Borrower hereby certifies and warrants that, as of the date of this Certificate, no Default or Event of Default has occurred and is continuing.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Borrower has caused this Certificate to be executed and delivered to the Administrative Agent as of this                 day of                                       20      .

ROYAL GOLD, INC.

By:
Name:
Title:

ANNEXURE 1

Calculations

EXHIBIT K

FORM OF

RATIFICATION AND CONFIRMATION

THIS RATIFICATION AND CONFIRMATION (this “Ratification”), dated as of                       , 20       , is made by Royal Gold, Inc., a corporation organized and existing under the laws of Delaware (“Royal Gold” or the “Borrower”), High Desert Mineral Resources, Inc., a corporation organized and existing under the laws of Delaware (“High Desert”), and RG Mexico, Inc., a corporation organized and existing under the laws of Delaware (“RG Mexico”), to and in favor of HSBC Bank USA, National Association, a national banking association organized under the laws of the United States (“HSBC”), as Administrative Agent (as defined below), and each of the Lenders (as defined below).

Recitals

A.            Reference is made to that certain Sixth Amended and Restated Revolving Credit Agreement, dated as of January 29, 2014 (together with all amendments, restatements, amendments and restatements, modifications, revisions, increases, supplements, extensions, continuations, replacements or refinancings from time to time in accordance with the terms thereof, the “Revolving Credit Agreement”), by and among the Borrower, High Desert (a wholly-owned subsidiary of Royal Gold), as a guarantor, RG Exchangeco Inc., an amalgamated corporation validly existing under the Canada Business Corporations Act and wholly-owned subsidiary of Royal Gold (“RG Exchangeco”), as a guarantor, RG Mexico (a wholly-owned subsidiary of Royal Gold), as a guarantor, those additional guarantors from time to time party thereto (collectively, the “Additional Guarantors”), as guarantors (with each of High Desert, RG Exchangeco, RG Mexico and the Additional Guarantors being individually referred to herein as a “Guarantor” and collectively referred to herein as the “Guarantors”), those banks and financial institutions identified as a “Lender” on the signature pages thereto and such other banks or financial institutions as may from time to time become parties thereto as lenders (individually, each a “Lender” and collectively, the “Lenders”) and HSBC, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.  The parties thereto have agreed to increase the Committed Amount available thereunder, to establish a new Maturity Date of January 29, 2019, to otherwise amend, restate and modify that certain Fifth Amended and Restated Revolving Credit Agreement dated as of May 30, 2012 (as amended, modified, continued or restated prior to the date hereof, the “Existing Agreement”) as provided in the Revolving Credit Agreement and to continue the Obligations under and as defined in the Existing Agreement as Obligations under and as defined in the Revolving Credit Agreement.  Capitalized terms used, but not defined herein, shall have the meanings given thereto in the Revolving Credit Agreement.

B.            The Revolving Credit Agreement continues the Obligations under and as defined in the Existing Agreement as Obligations under and as defined in the Revolving Credit Agreement and otherwise amends, restates and modifies the Existing Agreement, which amended, restated and continued that certain Fourth Amended and Restated Revolving Credit Agreement dated February 1, 2011, which amended, restated and continued that certain Third Amended and Restated Loan Agreement dated as of October 30, 2008, which amended, restated

and continued that certain Second Amended and Restated Loan Agreement dated as of January 5, 2007, which amended, restated and continued that certain Amended and Restated Loan Agreement dated as of December 14, 2005, which amended, restated and continued that certain  Loan Agreement dated as of December 18, 2000.

C.            The Borrower and certain of the Guarantors have granted and delivered certain collateral security instruments to and in favor of the Administrative Agent, for the benefit of all of the Lenders, pursuant to certain Security Documents as further described in the Revolving Credit Agreement, including each of those Security Documents described on Schedule 1 attached hereto and incorporated herein by reference (collectively, the “US Security Documents”).

D.            The Borrower and each Guarantor party hereto desire hereby to confirm and ratify the US Security Documents, to confirm that the US Security Documents extend to and benefit the Revolving Credit Agreement and all Notes issued pursuant thereto, and to confirm that the US Security Documents are continued and extended and remain in full force and effect in accordance with their respective terms.

Agreement

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.             Ratification, Confirmation, Continuation and Extension.  The Borrower and each Guarantor party hereto hereby: (a) acknowledge and confirm that the Revolving Credit Agreement amends and restates the Existing Agreement, including with respect to an increase in the Committed Amount available to the Borrower and an extension of the Maturity Date, with the Revolving Credit Agreement remaining in full force and effect; (b) ratify, confirm and continue each of the US Security Documents to which each of them is a party, the arrangements and agreements contained therein and the Liens granted thereby; (c) acknowledge and agree that all security granted by any of them to the Administrative Agent, for and on behalf of itself and the Lenders, including as set forth in the US Security Documents, continues to be held by the Administrative Agent on behalf and for the benefit of itself and the Lenders (or any of them); (d) acknowledge and agree that the US Security Documents are hereby continued and extended and remain in full force and effect in accordance with their respective terms, and, without in any way impairing or derogating from any of the mortgages, pledges, charges, assignments, security interests, Liens and covenants contained therein or thereby constituted, are granted and held as continuing collateral security for, and continue to apply to all indebtedness, liabilities and Obligations howsoever arising or incurred under the Existing Agreement, the Revolving Credit Agreement, the Notes and the other Credit Documents; and (e) acknowledge and agree that the Administrative Agent and the Lenders are relying on this Ratification in connection with entering into the Revolving Credit Agreement and for purposes of providing Loans to the Borrower under the Revolving Credit Agreement.

2.             Representations and Warranties.  Each of the Borrower and each Guarantor party hereto hereby represents and warrants, to and for the benefit of the Administrative Agent and each of the Lenders, that: (i) it has the corporate power and authority, and the legal right, to execute and deliver this Ratification, (ii) this Ratification has been duly authorized, executed and delivered by the Borrower and each such Guarantor, (iii) no consent or authorization of any Governmental Authority or other Person is required in connection with this Ratification, (iv) this Ratification constitutes a legal, valid and binding obligation of the Borrower and each such Guarantor, enforceable against each of them in accordance with its terms, (v) no Default or Event of Default has occurred and is continuing or will occur as a result of the consummation of the transactions contemplated by the Revolving Credit Agreement, and (vi) the Recitals set forth above are true and correct in all respects and Schedule 1 provides a true and correct description of the US Security Documents.

3.             Further Assurances.  As and when requested to do so by the Administrative Agent from time to time, the Borrower and each Guarantor party hereto shall promptly execute and deliver to the Administrative Agent all filings, confirmations, ratifications, amendments, certificates and other documents and Instruments reasonably requested by the Administrative Agent for the purpose of confirming, maintaining, continuing, protecting or perfecting the US Security Documents, the Liens granted pursuant thereto, and the rights and remedies of the Administrative Agent and the Lenders under each US Security Document.  All such Instruments shall be properly completed, executed, acknowledged, delivered and filed by the Borrower and each Guarantor party hereto, as applicable, and shall be in form and substance reasonably satisfactory to the Administrative Agent.  The Borrower and each Guarantor party hereto shall promptly take all other actions reasonably requested by the Administrative Agent in connection herewith and therewith.

4.             Miscellaneous Provisions.

(a)           All references to the US Security Documents, whether collectively or individually, in any Credit Document or other Instrument shall hereafter be deemed to refer to such US Security Documents as ratified, confirmed, continued and extended hereby.  All references to the Existing Agreement in any US Security Document shall hereafter be deemed to refer to the Revolving Credit Agreement, and each such US Security Document is hereby amended so that each reference to the Existing Agreement shall be a reference to the Revolving Credit Agreement, mutatis mutandis.

(b)           This Ratification is a Credit Document.

(c)           Nothing contained herein shall be construed to release, terminate, waive or act as a novation of, in whole or in part, any US Security Document or any guaranty or Lien granted pursuant thereto.  This Ratification shall not be construed as a waiver or amendment of any provision of any US Security Document or for any other purpose, except as expressly set forth herein, or as a consent to any other, further or future action on the part of the Borrower or any Guarantor party hereto that would require the waiver or consent of the Administrative Agent or the Lenders.

(d)           The execution, delivery and effectiveness of this Ratification shall not operate or be deemed to operate as a waiver of, or limitation on, or to otherwise prejudice, any rights, powers or remedies of the Administrative Agent or any Lender under any Credit Document.

(e)           The Borrower and the Guarantors party hereto acknowledge and confirm that each such Guarantor is a direct or indirect wholly-owned subsidiary of the Borrower.  The Borrower and the Guarantors party hereto are engaged in related businesses and are integrated to such an extent that the financial strength and flexibility of the Borrower has a direct, tangible and immediate impact on the success of each such Guarantor.  Each Guarantor party hereto will derive substantial direct and indirect benefit from the extension of credit to the Borrower under the Revolving Credit Agreement and from the transactions contemplated by the Revolving Credit Agreement.  Each Guarantor party hereto hereby waives any right to revoke its Guaranty or any Lien granted by it, and each such Guarantor further acknowledges that its Guaranty and the US Security Documents are continuing in nature and apply to all of the Obligations, whether existing now or in the future.  Each Guarantor party hereto has knowingly and expressly waived certain rights and defenses as set forth in its Guaranty and the US Security Documents in contemplation of the benefits that it will receive.

(f)            This Ratification shall be governed by, construed and interpreted in accordance with the laws of the State of New York (excluding the choice of law rules thereof, other than section 5-1401 of the New York Obligations Law), except to the extent that the validity or perfection of the security interests granted pursuant to any US Security Document is governed by the laws of a jurisdiction other than New York.

(g)           This Ratification may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  This Ratification may be validly executed and delivered by facsimile, portable document format (.pdf) or other electronic transmission, and a signature by facsimile, portable document format (.pdf) or other electronic transmission shall be as effective and binding as delivery or a manually executed original signature.

(h)           This Ratification shall be binding upon and inure to the benefit of the Administrative Agent and each of the Lenders and their respective successors and assigns.

****************

remainder of this page intentionally blank

*****************

IN WITNESS WHEREOF, the parties hereto have caused this Ratification to be executed by a duly authorized officer as of the date first above written.

ROYAL GOLD, INC.

By:
Name:
Title:

HIGH DESERT MINERAL RESOURCES, INC.

By:
Name:
Title:

RG MEXICO, INC.

By:
Name:
Title:

[Ratification and Confirmation Signature Page]

Schedule 1

US Security Documents

EXHIBIT L

FORM OF

INCREMENTAL INCREASE JOINDER AGREEMENT

THIS INCREMENTAL INCREASE JOINDER AGREEMENT (this “Agreement”), dated as of              , 20  , is by and between                      , a                        (the “Joining Party”), ROYAL GOLD, INC., a corporation organized and existing under the laws of the State of Delaware (“Royal Gold” or the “Borrower”), the Guarantors (as defined below), and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States (“HSBC Bank”), in its capacity as Administrative Agent (as defined below) under that certain Sixth Amended and Restated Revolving Credit Agreement, dated as of January 29, 2014 (together with all amendments, restatements, amendments and restatements, modifications, revisions, increases, supplements, extensions, continuations, replacements or refinancings from time to time in accordance with the terms thereof, the “Credit Agreement”), by and among Royal Gold, as the borrower, HIGH DESERT MINERAL RESOURCES, INC., a corporation organized and existing under the laws of the State of Delaware (“High Desert”), as a guarantor, RG EXCHANGECO INC., an amalgamated corporation validly existing under the Canada Business Corporations Act (“RG Exchangeco”), as a guarantor, RG MEXICO, INC., a corporation organized and existing under the laws of the State of Delaware (“RG Mexico”), as a guarantor, those additional guarantors from time to time party thereto (collectively, the “Additional Guarantors”), as guarantors (with each of High Desert, RG Exchangeco, RG Mexico and the Additional Guarantors being collectively referred to herein as the “Guarantors”), those banks and financial institutions identified as a “Lender” on the signature pages thereto and such other banks or financial institutions as may from time to time become parties thereto as lenders (individually, each a “Lender” and collectively, the “Lenders”) and HSBC Bank, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.  Capitalized terms used herein but not otherwise defined shall have the meanings provided in the Credit Agreement.

The Joining Party hereby agrees as follows with the Administrative Agent, the Borrower and the Guarantors:

1.             The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Joining Party will be deemed to be a party to the Credit Agreement as an “Additional Incremental Lender” for all purposes of the Credit Agreement  and hereby agrees to a Commitment of                                          Dollars ($            ).  The Joining Party shall have all of the rights and obligations of an Additional Incremental Lender thereunder as if it had executed the Credit Agreement on the date hereof, and the Joining Party shall be bound by the provisions of the Credit Agreement as of the date hereof.  The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement.

2.             The Joining Party acknowledges and confirms that (i) it has received a copy of the Credit Agreement and the schedules and exhibits thereto, each other Credit Document and the schedules and exhibits thereto and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement, (ii) it has made the decision to enter into this Agreement, become an Additional Incremental Lender and make its Commitment based on its own credit analysis and decision, without reliance on the Administrative Agent or any other Lender, (iii) it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (iv) it appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf under the Credit Agreement and other Credit Documents, and to exercise such powers and to perform such duties, as are specifically delegated to or required of the Administrative Agent by the terms thereof, together with such other powers as are reasonably incidental thereto, (v) it agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as an Additional Incremental Lender, (vi) it specifies as its address for payments and notices the office set forth beneath its name on its signature page hereto and (vii) it has full power and authority, and has taken all actions necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become an Additional Incremental Lender.

3.             Contemporaneously with the execution of this Agreement, the Joining Party shall deliver to the Administrative Agent a Lender’s Administrative Agent Details Schedule pursuant to Section 2.15(d) of the Credit Agreement.

4.             The Borrower and the Guarantors confirm that all of their obligations under the Credit Agreement and other Credit Documents are, and upon the Joining Party becoming an Additional Incremental Lender, shall continue to be, in full force and effect.

5.             Each of the Borrower, the Guarantors and the Joining Party agrees that at any time and from time to time, upon the written request of the Administrative Agent, it will execute and deliver such further agreements, certificates, documents and instruments and do such further acts and things as the Administrative Agent may reasonably request in order to effect the purposes of this Agreement.

6.             This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

7.             This Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of New York (excluding the choice of law rules thereof, other than section 5-1401 of the New York Obligations Law).

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, each of the Borrower, each of the Guarantors and the Joining Party has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

BORROWER:	ROYAL GOLD, INC.,
a Delaware corporation

By:
Name:
Title:

GUARANTORS:	HIGH DESERT MINERAL RESOURCES, INC.,
a Delaware Corporation

By:
Name:
Title:

RG EXCHANGECO INC.,
a Canadian corporation

By:
Name:
Title:

RG MEXICO, INC.,
a Delaware corporation

By:
Name:
Title:

JOINING PARTY:	[ ]

By:
Name:
Title:

Acknowledged and accepted:

HSBC BANK USA, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

EXHIBIT M-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Sixth Amended and Restated Revolving Credit Agreement, dated as of January 29, 2014 (together with all amendments, restatements, amendments and restatements, modifications, revisions, increases, supplements, extensions, continuations, replacements or refinancings from time to time in accordance with the terms thereof, the “Credit Agreement”), by and among ROYAL GOLD, INC., a corporation organized and existing under the laws of the State of Delaware, as the borrower (the “Borrower”), HIGH DESERT MINERAL RESOURCES, INC., a corporation organized and existing under the laws of the State of Delaware, as a guarantor, RG EXCHANGECO INC., an amalgamated corporation validly existing under the Canada Business Corporations Act, as a guarantor, RG MEXICO, INC., a corporation organized and existing under the laws of the State of Delaware, as a guarantor, those additional guarantors identified as a “Guarantor” on the signature pages thereto and such additional guarantors from time to time party thereto, as guarantors, those banks and financial institutions identified as a “Lender” on the signature pages thereto and such other banks or financial institutions as may from time to time become parties thereto as lenders (collectively, the “Lenders”) and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.  Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings assigned to such terms in the Credit Agreement.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this U.S. Tax Compliance Certificate (this “Certificate”), (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent (10%) shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished each of the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this Certificate, the undersigned agrees that (1) if the information provided on this Certificate changes, the undersigned shall promptly so inform each of the Borrower and the Administrative Agent in writing, and (2) the undersigned shall have at all times furnished each of the Borrower and the Administrative Agent with a properly completed and currently effective U.S. Tax Compliance Certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Signature page to follow.]

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20

EXHIBIT M-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Sixth Amended and Restated Revolving Credit Agreement, dated as of January 29, 2014 (together with all amendments, restatements, amendments and restatements, modifications, revisions, increases, supplements, extensions, continuations, replacements or refinancings from time to time in accordance with the terms thereof, the “Credit Agreement”), by and among ROYAL GOLD, INC., a corporation organized and existing under the laws of the State of Delaware, as the borrower (the “Borrower”), HIGH DESERT MINERAL RESOURCES, INC., a corporation organized and existing under the laws of the State of Delaware, as a guarantor, RG EXCHANGECO INC., an amalgamated corporation validly existing under the Canada Business Corporations Act, as a guarantor, RG MEXICO, INC., a corporation organized and existing under the laws of the State of Delaware, as a guarantor, those additional guarantors identified as a “Guarantor” on the signature pages thereto and such additional guarantors from time to time party thereto, as guarantors, those banks and financial institutions identified as a “Lender” on the signature pages thereto and such other banks or financial institutions as may from time to time become parties thereto as lenders (collectively, the “Lenders”) and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.  Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings assigned to such terms in the Credit Agreement.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this U.S. Tax Compliance Certificate (this “Certificate”), (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent (10%) shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this Certificate, the undersigned agrees that (1) if the information provided on this Certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective U.S. Tax Compliance Certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Signature page to follow.]

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20

EXHIBIT M-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Sixth Amended and Restated Revolving Credit Agreement, dated as of January 29, 2014 (together with all amendments, restatements, amendments and restatements, modifications, revisions, increases, supplements, extensions, continuations, replacements or refinancings from time to time in accordance with the terms thereof, the “Credit Agreement”), by and among ROYAL GOLD, INC., a corporation organized and existing under the laws of the State of Delaware, as the borrower (the “Borrower”), HIGH DESERT MINERAL RESOURCES, INC., a corporation organized and existing under the laws of the State of Delaware, as a guarantor, RG EXCHANGECO INC., an amalgamated corporation validly existing under the Canada Business Corporations Act, as a guarantor, RG MEXICO, INC., a corporation organized and existing under the laws of the State of Delaware, as a guarantor, those additional guarantors identified as a “Guarantor” on the signature pages thereto and such additional guarantors from time to time party thereto, as guarantors, those banks and financial institutions identified as a “Lender” on the signature pages thereto and such other banks or financial institutions as may from time to time become parties thereto as lenders (collectively, the “Lenders”) and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.  Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings assigned to such terms in the Credit Agreement.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this U.S. Tax Compliance Certificate (this “Certificate”), (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent (10%) shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this Certificate, the undersigned agrees that (1) if the information provided on this Certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective U.S. Tax Compliance

Certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Signature page to follow.]

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20

EXHIBIT M-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Sixth Amended and Restated Revolving Credit Agreement, dated as of January 29, 2014 (together with all amendments, restatements, amendments and restatements, modifications, revisions, increases, supplements, extensions, continuations, replacements or refinancings from time to time in accordance with the terms thereof, the “Credit Agreement”), by and among ROYAL GOLD, INC., a corporation organized and existing under the laws of the State of Delaware, as the borrower (the “Borrower”), HIGH DESERT MINERAL RESOURCES, INC., a corporation organized and existing under the laws of the State of Delaware, as a guarantor, RG EXCHANGECO INC., an amalgamated corporation validly existing under the Canada Business Corporations Act, as a guarantor, RG MEXICO, INC., a corporation organized and existing under the laws of the State of Delaware, as a guarantor, those additional guarantors identified as a “Guarantor” on the signature pages thereto and such additional guarantors from time to time party thereto, as guarantors, those banks and financial institutions identified as a “Lender” on the signature pages thereto and such other banks or financial institutions as may from time to time become parties thereto as lenders (collectively, the “Lenders”) and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.  Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings assigned to such terms in the Credit Agreement.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this U.S. Tax Compliance Certificate (this “Certificate”), (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent (10%) shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished each of the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this Certificate, the undersigned agrees that (1) if the information provided on this Certificate changes, the undersigned shall promptly so inform each of the Administrative Agent and the Borrower in writing and (2) the undersigned shall have at all times furnished each of the

Administrative Agent and the Borrower with a properly completed and currently effective U.S. Tax Compliance Certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Signature page to follow.]

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20